Exhibit 10.1

Lease (Ross)

AMENDED AND RESTATED LEASE AGREEMENT

dated as of July 23, 2003

between

WACHOVIA DEVELOPMENT CORPORATION,
as the Lessor,

and

ROSS DISTRIBUTION, INC.,
as the Lessee

Distribution Center
Perris, California

THE LESSOR’S INTEREST UNDER THIS LEASE HAS BEEN ASSIGNED TO, AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, WACHOVIA BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, PURSUANT TO EACH ASSIGNMENT OF LEASE DATED AS OF THE DATE HEREOF BETWEEN THE LESSOR AND SAID ADMINISTRATIVE AGENT.  INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM SAID ADMINISTRATIVE AGENT.

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EXHIBIT A	Description of Site

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LEASE AGREEMENT

AMENDED AND RESTATED LEASE AGREEMENT, dated as of July 23, 2003 (this “Lease”) between WACHOVIA DEVELOPMENT CORPORATION, as Lessor, and ROSS DISTRIBUTION, INC., a California corporation, as Lessee.

WITNESSETH:

A.            Lessee is a party to that certain Lease Agreement (the “Existing Lease”), dated as of December 17, 2001, between Lessee and Ross Statutory Trust 2001A, as Lessor (the “Existing Lessor”).

B.            Pursuant to the Participation Agreement (as defined below) and the Assignment Agreement, dated as of July 23, 2003, the Existing Notes and Existing Certificates will be transferred to Lessor and, upon such transfer, the Existing Lessor will be dissolved, as a result of which, title to the Facility will be transferred to Lessor and Lessor will succeed to the rights of the Existing Lessor under the Existing Lease, as amended and restated by this Lease.

C.            Subject to the terms and conditions set forth in the Operative Documents, pursuant to this Lease, Lessor will lease the Facility to Lessee, and Lessee will lease the Facility from Lessor.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS; EFFECTIVENESS

SECTION 1.1         Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A of the Participation Agreement, dated as of July 23, 2003, (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Participation Agreement”) among Lessee, the Guarantor, Lessor, the financial institutions named on Schedule I thereto, as Credit Note Purchasers, the financial institutions named on Schedule II thereto, as Lessor Lenders and Wachovia Bank, National Association, as Administrative Agent.  The rules of construction set forth in said Appendix A shall also be applicable to this Lease.

SECTION 1.2         Effectiveness.  This Lease shall be effective as of the Advance Date and upon such date shall amend, completely restate and replace the Existing Lease from and after such date.  Notwithstanding the amendment and restatement of the Existing Lease, nothing herein or in the other Operative Documents shall relieve any party to the Existing Lease or any other Existing Operative Document of any liability or obligation that accrued under the Existing Lease prior to the Advance Date.  Without limitation of the foregoing or of any provision in any Operative Document to the contrary, Lessor shall not be liable or otherwise have any obligation to any Person, including Lessee or any other party to the Participation Agreement or the Existing Participation Agreement arising under or in any way relating to (a) the Existing Operative Documents, (b) any act or failure to act by any Person, including the Existing Lessor or any other

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Person party to the Existing Operative Documents, or (c) which relates to the Facility at any time prior to the Advance Date.

ARTICLE II
LEASE OF PROPERTY

SECTION 2.1         Demise and Lease.  The Lessee hereby agrees to lease the Facility from the Lessor for the period commencing on and including the Advance Date and ending on the Lease Term Expiration Date.  Except as specifically set forth in the Operative Documents, the demise and lease of the Facility pursuant to this Article II shall include any additional right, title or interest in the Facility other than Liens granted pursuant to the Operative Documents and interest granted to Lessor in the Mortgaged Property, which may at any time be acquired by the Lessor, the intent being that all right, title and interest of the Lessor in and to the Facility during the Lease Term shall be demised and leased hereunder.

SECTION 2.2         Nature of Lease.  The parties hereto intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor will be treated as the owner and lessor of the Facility and the Lessee will be treated as the lessee of the Facility under this Lease, and (ii) for all federal and all state and local income tax purposes and bankruptcy and commercial law purposes, (A) the Lease will be treated as a financing arrangement, (B) the Lessor and the other Participants will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Investor Amounts and the outstanding principal amount of the Loans, which loans are secured by the Facility, (C) the Lessee will be treated as the owner of the Facility for tax purposes and will be entitled to all tax benefits ordinarily available to an owner of property such as the Facility for such tax purposes and (D) the obligations of the Lessee to pay the Base Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for federal and state income tax and bankruptcy and commercial law purposes.  Nevertheless, each party acknowledges and agrees that no other party has made any representations or warranties to any other party concerning the tax, accounting or legal characteristics of the Operative Documents and that each party has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.  The Lessor shall have a valid and binding security interest in and Lien on the Facility, free and clear of all Liens other than Permitted Liens, as security for the obligations of the Lessee under the Operative Documents.

ARTICLE III
RENT

SECTION 3.1         Base Rent.  On each Scheduled Payment Date during the Lease Term, the Lessee shall pay to the Lessor base rent (“Base Rent”) in an amount equal to the sum of (a) Loan Base Rent and (b) Investor Base Rent.

SECTION 3.2         Supplemental Rent.  During the Lease Term, the Lessee shall pay to the Lessor, or to such other Person as shall be entitled thereto in the manner contemplated herein, any and all Supplemental Rent as the same shall become due and payable.  In the event of the Lessee’s failure to pay any Supplemental Rent, the Lessor shall have all rights, powers and

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remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Base Rent.

SECTION 3.3         Method, Time of Payment.  Rent shall be paid to the Administrative Agent (or in the case of Excluded Amounts, directly to the Person entitled thereto) to the account of the Administrative Agent designated on Schedule III to the Participation Agreement or as the Administrative Agent shall specify in writing to the Lessee at least ten Business Days prior to the due date therefor.  Each such payment of Rent shall be made by the Lessee in Dollars which shall be immediately available at the place of payment not later than 12:00 noon (New York time) on the date such payment is due hereunder, and the Administrative Agent shall pay such funds paid to it on such date or, if received after such designated time, then promptly, but not later than the next Business Day, to each Person entitled thereto in accordance with Article X of the Participation Agreement.  Payments received following such time shall be deemed received on the next Business Day unless the Administrative Agent applies such funds on such date in accordance with Article X of the Participation Agreement.  Concurrently with each payment of Base Rent and Supplemental Rent, the Lessee shall provide notice to Administrative Agent as set forth in Section 11.2(a) of the Participation Agreement.

SECTION 3.4         Late Payment.  If any portion of the Rent due to any Person shall not be paid by the Lessee on or before the date such payment was due hereunder, the Lessee shall pay interest thereon from (and including) the date such payment was due hereunder to (but excluding the date of the appropriate Person’s receipt thereof) at a rate per annum equal to the Overdue Rate (the “Overdue Rent”).

ARTICLE IV
NET LEASE; THE LESSEE’S ACCEPTANCE OF PROPERTY

SECTION 4.1         Net Lease; No Setoff; Etc.  This Lease is a “triple net” lease.  Except to the extent otherwise expressly specified in this Lease, it is agreed and intended that Base Rent, Supplemental Rent and any other amounts payable hereunder by the Lessee shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, withholdings, expenses or reductions, and that the Lessee’s obligation to pay all such amounts, throughout the Lease Term is absolute and unconditional.  All costs, expenses and obligations of every kind and nature whatsoever relating to the Facility and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which ends on the Lease Term Expiration Date (whether or not the same shall become payable during the Lease Term or thereafter) shall be paid by the Lessee except as otherwise expressly provided herein or in another Operative Document.  The Lessee assumes the sole responsibility for the condition, use, operation, maintenance, underletting and management of the Facility, and no Indemnitee shall have any responsibility in respect thereof or any liability for damage to the property of the Lessee, any subtenant of the Lessee or any other occupant of the Facility on any account or for any reason whatsoever other than by reason of, in the case of any particular Indemnitee, such Indemnitee’s willful misconduct or gross negligence.  Except to the extent otherwise expressly specified in this Lease, the obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including:  (a) any defect in the condition, merchantability, design, quality or fitness for use of

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the Facility or any part thereof, or the failure of the Facility to comply with all Applicable Laws, including any inability to occupy or use the Facility by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Facility or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Facility or any part thereof including eviction; (d) any defect in title to or rights to the Facility or any Lien on such title or rights or on the Facility; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor or any other Person, or by any court, in any such proceeding; (g) any claim, set off, defense or right that the Lessee has or might have against any Person, including the Lessor, the Administrative Agent (including in its individual capacity) or any vendor, manufacturer or contractor of or for the Facility; (h) any failure on the part of the Lessor or any other Person to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement, whether or not related to the transactions contemplated by the Operative Documents; (i) any invalidity, unenforceability, illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (j) the impossibility or illegality of performance by the Lessee or the Lessor, or both; (k) any action by any court, administrative agency or other Governmental Authority; (1) any change in or violation of Applicable Laws; (m) any restriction, prevention or curtailment of or interference with the construction on, modification of or use of the Facility or any part thereof; or (n) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing.  Except as specifically set forth in this Lease, this Lease shall not be cancelable by the Lessee for any reason whatsoever and, except as expressly provided in this Lease, the Lessee, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease.

SECTION 4.2         Condition of Facility.  The Facility is demised and let by the Lessor “AS IS” in its present condition, subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time the Lessor acquired its title to the Facility, (c) any state of facts which an accurate survey or physical inspection might show, (d) all Applicable Laws and (e) any violations of Applicable Laws which may exist at the commencement of the Lease Term.  The Lessee has examined the Facility and the Lessor’s title thereto and has found the same to be satisfactory.  THE LESSOR HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER, AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY APPLICABLE PLANS AND SPECIFICATIONS FOR THE PROPERTY CONDITION, LOCATION, USE, DESCRIPTION, MERCHANTABILITY, DESIGN, OPERATION, OR FITNESS FOR USE OF THE FACILITY (OR ANY PART THEREOF), OR AS TO THE LESSOR’S TITLE THERETO OR OWNERSHIP THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT THEREIN, FOR ANY DEFECT IN OR EXCEPTION TO

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TITLE THERETO, OR FOR THE FAILURE OF THE IMPROVEMENTS TO HAVE BEEN CONSTRUCTED IN ACCORDANCE WITH THE APPLICABLE PLANS AND SPECIFICATIONS THEREFOR, THE COMPLIANCE OF SUCH PLANS AND SPECIFICATIONS WITH APPLICABLE LAWS OR THE FAILURE OF THE FACILITY, OR ANY PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS.  It is agreed that the Lessee has been afforded full opportunity to inspect the Facility, is satisfied with the results of its inspections of the Facility and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence.  The provisions of this Section 4.2 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessor, express or implied, with respect to the Facility, that may arise pursuant to the UCC (including the UCC as in effect in the State of California) or any other law now or hereafter in effect, or otherwise.

ARTICLE V
THE LESSEE’S PURCHASE OPTION

SECTION 5.1         Purchase Option.

(a)           Subject to Section 5.1(b) and (d), the Lessor hereby grants to the Lessee the exclusive and irrevocable option (the  “Purchase Option”) to purchase the Facility, as of any date (the “Purchase Date”) following the fifth anniversary of the Documentation Date (unless the Lessee has exercised the Remarketing Option), for an amount equal to the Lease Balance plus, without duplication, any other amounts then due and owing to any Participant or the Administrative Agent under the Operative Documents, including any Make-Whole Amounts (collectively the “Purchase Price”).  Such purchase and sale shall be effected in accordance with Article XV.

(b)           The Purchase Option shall be exercisable by notice to the Lessor (and concurrent notice to Administrative Agent as set forth in Section 11.2(b) of the Participation Agreement) given not less than 30 days prior to the proposed Purchase Date.  If the Lessee shall not have exercised the Remarketing Option on or before 180 days prior to the Lease Term Expiration Date, or the Facility is not sold pursuant to the Remarketing Option, then the Purchase Option shall be deemed exercised and the Purchase Date shall be the Lease Term Expiration Date.

(c)           On the Purchase Date, the Lessee shall pay to the Lessor (by payment to the Administrative Agent) the Purchase Price as the purchase price for the Facility.  The Purchase Price payable to Lessor (by payment to the Administrative Agent) hereunder shall be distributed as provided for in Article X of the Participation Agreement and in the Intercreditor Agreement.

(d)           Notwithstanding anything to the contrary set forth herein, the Lessee shall have the right, at any time, to exercise the Purchase Option with respect to the entire Facility (but not less than the entire Facility) within five Business Days following the earlier of its actual knowledge of or receipt of notice of the occurrence of any Lease Event of Default.  Notwithstanding the notice provisions of Section 5.1(b), in the event that the Lessee elects to exercise the Purchase Option within the five Business Day period following the earlier of its actual knowledge of or receipt of notice of the occurrence of a Lease Event of Default, the

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Lessee’s payment to the Lessor (by payment to the Administrative Agent) of the Purchase Price on or prior to the fifth Business Day following such earlier date referred to above shall constitute sufficient notice.  In the event that the Lessee shall not pay to the Lessor (by payment to the Administrative Agent) the Purchase Price on or prior to the fifth Business Day following such earlier date referred to above or in the event that the Lessee provides the Lessor with written notice of its intention not to exercise the Purchase Option during such five Business Day period, the Lessee’s ability to exercise the Purchase Option shall terminate for so long as such Lease Event of Default continues.  The purchase option described in Section 5.1 will not be available and shall terminate automatically and without notice if Lessee elects the Remarketing Option or upon the occurrence and during the continuance of a Lease Event of Default arising as a result of an Insolvency Event.

ARTICLE VI
EXTENSION OF LEASE

SECTION 6.1         Lease Extension.  The Lease Term Expiration Date shall be extended on satisfaction of the terms and conditions set forth in Section 8.5 of the Participation Agreement.

ARTICLE VII
THE LESSEE’S DISPOSITION OF THE LESSOR’S INTERESTS AT LEASE EXPIRATION

SECTION 7.1         Disposition of the Lessor’s Interests and Distribution of Sale Proceeds.  Subject to Section 7.2, the Lessee, on written notice to the Lessor (and concurrent notice to Administrative Agent as set forth in Section 11.2(d) of the Participation Agreement) given not less than 180 days nor more than 360 days prior to the Lease Term Expiration Date, shall have the option (the “Remarketing Option”), which option will be irrevocable when made as herein provided, to cause a sale of the Facility in accordance with the following terms:

(a)           the Lessee shall act as non-exclusive agent (and may appoint qualified independent sales agents to work on its behalf) in connection with such sale and, in such capacity, shall use all commercially reasonable efforts to solicit bids from bona fide third parties unrelated to the Lessee and its Affiliates or any Person with whom the Lessee or any of its Affiliates has an understanding or arrangement pursuant to which the Lessee or any of its Affiliates would use, possess or own all or a portion of the Facility.

(b)           The Lessee shall attempt to sell the Facility to the Person submitting an all cash bid that will result in the highest Net Sale Proceeds, such sale to be effected on the third day immediately preceding the Lease Term Expiration Date or as soon as reasonably practicable thereafter but in no event later than the Lease Term Expiration Date (the date of sale being the “Sale Date”); provided that:

(i)            the Lessee shall be required to obtain the Lessor’s approval of the sale of the Facility pursuant to any such bid if the sale of the Facility pursuant thereto together with the payment of the Residual Value Guaranty Amount required to be made by Lessee pursuant to Section 7.1(c) would result in the Administrative Agent, Lessor and Debt

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Participants, as the case may be, not being fully reimbursed pursuant to Article X of the Participation Agreement for their Investor Amounts and the outstanding principal amount of the Loans and all other amounts due and owing to the Debt Participants, Lessor and Administrative Agent under the Operative Documents;

(ii)           with respect to a proposed sale that the Lessee wishes to consummate, the Lessee shall provide the Lessor with reasonable advance notice of the identity of the prospective purchaser, its relationship (if any) to any of the other Participants and a copy of the purchase agreement (including all exhibits and schedules thereto) for the proposed sale of the Facility; and

(iii)          the Lessee and its Affiliates shall have no right to submit bids for the Facility, but a Participant or an Affiliate of one or more Participants may bid on the Facility.

(c)           On the Sale Date, the Lessee shall pay to the Lessor (by payment to the Administrative Agent) an amount equal to (i) the Residual Value Guaranty Amount plus (ii) all accrued and unpaid Rent (including Supplemental Rent consisting of all other amounts hereunder which have accrued or will accrue on or prior to or as of the Lease Term Expiration Date).

(d)           The purchase of the Facility pursuant to a sale in compliance with the requirements of this Article VII and for which a bid has been accepted by the Lessor herein shall be consummated on the Sale Date, and the Lessee shall pay the Gross Proceeds directly to the Administrative Agent.  If the sum of the Net Sales Proceeds plus the Residual Value Guaranty Amount received by Lessor pursuant to clause (c) exceeds the Lease Balance as of the Lease Term Expiration Date, then, following the payment to the Participants of an amount equal to the Lease Balance, any excess shall be paid to Lessee on the Lease Term Expiration Date.  The Residual Value Guaranty Amount and the Gross Sales Proceeds payable to the Lessor (by payment to the Administrative Agent) hereunder shall be distributed as provided for in Article X of the Participation Agreement and the Intercreditor Agreement.

(e)           Concurrently with the payments contemplated in Section 7.1 (c), after payments of all other amounts due and owing in respect of Rent, including Supplemental Rent through the payment date, this Lease shall terminate, and the Lessor and the Lessee shall (except as otherwise herein provided) have no further rights or obligations (other than any obligations expressed herein or in any other Operative Document as surviving the termination of this Lease) under this Lease.

SECTION 7.2         Conditions to the Lessee’s Exercise of the Remarketing Option.  The Lessee’s right to exercise the Remarketing Option and the consummation of the sale of the Facility on the Sale Date, as applicable, shall be subject to the following conditions:

(a)           on the Sale Date, the Facility must be delivered by the Lessee in the condition required under Section 12.1, subject to the Lessee’s ability to obtain waivers of such condition from the third-party purchaser;

(b)           at least 60 days before the Sale Date, the Lessee shall have delivered the Environmental Report required under Section 12.2 and demonstrated compliance (to the

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reasonable satisfaction of the Lessor) with any remediation required pursuant to such Environmental Report, subject to Lessee’s ability to obtain waivers of such condition from the third-party purchaser;

(c)           as of the exercise of the Remarketing Option, the Final Completion Work restoration work required to be performed under Section 9.2(d) (if any) shall have been completed;

(d)           as of the exercise of the Remarketing Option, if there remains to be performed hereunder any restoration work as a result of an Event of Loss, the Lessee will be able, with the exercise of reasonable diligence, to complete such work as of the Sale Date; and as of the Sale Date, such work shall have been completed, subject to Lessee’s ability to obtain waivers of such condition from the third-party purchaser and which waiver shall not reduce the bid from such third-party purchaser;

(e)           as of the exercise of the Remarketing Option and the Sale Date, there shall be no Lease Event of Default or Bankruptcy Default continuing;

(f)            as of the exercise of the Remarketing Option, there shall be no Default pertaining to the events described in Section 18.1(c) or Section 18.1(h) that has continued beyond 180 days after the giving of notice to the Lessee by any Participant or the Administrative Agent;

(g)           as of the Sale Date, the Lessee shall have paid the Residual Value Guaranty Amount;

(h)           at least 120 days before the Sale Date, any Alterations required by Sections 9.1(a) and 9.2(b) shall have been completed in accordance with the terms hereof, subject to Lessee’s ability to obtain waivers of such condition from the third-party purchaser and which waiver shall not reduce the bid from such third party purchaser; and

(i)            all subleases with respect to the Facility shall have been terminated prior to Lessor’s receipt of Lessee’s election of the Remarketing Option and Lessee shall not enter into any additional subleases or renew any subleases with respect to the Facility following Lessee’s election of the Remarketing Option.

If, after the Lessee shall have given a notice of its exercise of the Remarketing Option in accordance with Section 7.1, Lessee fails to complete a sale in accordance with this Article VII or any of the foregoing conditions (a) through (i) is not satisfied, in either case, on or prior to the Sale Date, then a Lease Event of Default shall have occurred hereunder and the Lessee shall purchase the Facility for the Purchase Price.

ARTICLE VIII
LIENS

SECTION 8.1         The Lessee’s Obligation to Discharge Liens.  The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Facility, title thereto or any interest therein, which arises for any reason, including all Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the

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Facility or by reason of labor or materials furnished or claimed to have been furnished with respect to the Facility, except Permitted Liens.  The Lessee shall promptly, at its own expense, take such action as may be necessary to discharge or eliminate any such Lien (other than Permitted Liens).

SECTION 8.2         The Lessor’s Notice to Potential Lienors.  Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility or any part thereof, which would result in any liability of the Lessor for payment therefor.  Notice is hereby given that none of the Lessor nor the Debt Participants will be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding an interest in the Facility or any part thereof through or under the Lessee, and that no mechanics or other Liens for any such labor, services or materials shall attach to or affect the interest of the Lessor or the Debt Participants in and to the Facility.

SECTION 8.3         The Lessee’s Right to Encumber the Lessee’s Property.  The Lessee may from time to time own, hold under lease from Persons other than the Lessor and encumber, grant security interests in and otherwise hypothecate in favor of Persons other than the Lessor inventory, furnishings, furniture, trade fixtures, leasehold improvements, equipment, including Equipment, and other personal property located on or about the Site (and not constituting Fixtures or purchased from the Funding) (the “Lessee’s Property”), which shall not be subject to this Lease or to any Lien in favor of the Lessor (including any such Lien as may arise by operation of Applicable Laws).  The Lessor shall from time to time, upon the reasonable request of the Lessee, promptly acknowledge in writing to the Lessee and other Persons that the Lessor does not own or have, and waives, any lien or other right or interest in or to any of the Lessee’s Property.

SECTION 8.4         Granting of Easements.  Provided that no Lease Event of Default is continuing, the Lessor will join with the Lessee from time to time at the request of the Lessee (and at the Lessee’s sole cost and expense) to (i) subject to the terms of Section 15.3, sell, assign, convey or otherwise transfer an interest in the Facility to any Person legally empowered to take such interest under the power of eminent domain, (ii) grant easements, licenses, rights of way and other rights and privileges in the nature of easements, (iii) release existing easements and appurtenances which benefit the Facility, (iv) subject to the terms of Section 15.3, dedicate or transfer unimproved portions of the Facility for road, highway or other public purposes, (v) execute petitions to have the Facility annexed to any municipal corporation or utility district, (vi) execute any amendment, termination or supplement of or to any Land Agreement, or a new Land Agreement and (vii) execute and deliver any instrument necessary or appropriate to make or confirm such grants, releases or other actions described above in this Section 8.4 to any Person; provided that in each case other than involving transfers required by Applicable Laws pursuant to clause (i), the Lessor shall not be required to take any such action, and the Lessee shall not effect any such action or grant, release, dedication, transfer or amendment, unless the Lessor shall have received a certificate of an authorized officer of the Lessee stating that such grant or release, or such dedication, transfer or amendment, as the case may be, shall not adversely affect the utility, economic useful life or residual value of the Facility or reduce the fair market value of the Facility below the Lease Balance and the Facility shall comply with all

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Applicable Laws after such grant or release, or such dedication, transfer or amendment, as the case may be.

ARTICLE IX
MAINTENANCE; ALTERATIONS; TAXES; LEGAL COMPLIANCE

SECTION 9.1         Maintenance and Repair; Utility Charges.

(a)           The Lessee shall at all times, (i) maintain the Facility and all components thereof in good order, repair and condition, subject to ordinary wear and tear and in the same manner as other “Class A” distribution buildings in the locale of the Facility, (ii) except to the extent Section 9.5 shall apply, maintain the Facility in accordance with and otherwise comply with all Applicable Laws and (iii) make any and all repairs of the Facility necessary or appropriate to keep the same in the condition required by the preceding clauses (i) and (ii), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen and regardless of whether the repair was caused by a Casualty, breach of warranty, wear and tear or otherwise.

(b)           The Lessor shall not be required to maintain, repair, replace, alter, remove or rebuild all or any part of the Facility, and the Lessee waives any right that it may now have or hereafter acquire to require the Lessor to (i) maintain, repair, replace, alter, remove or rebuild all or any part of the Facility or (ii) make repairs (whether or not at the expense of the Lessor) pursuant to any Applicable Laws, insurance requirements, contract, agreement or covenant in effect at any time during the Lease Term.

(c)           The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer and all other rents and utilities used in or on the Facility during the Lease Term.  The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and received by the Lessor on account thereof, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund (if any), and, upon receipt by the Lessor thereof, such credit or refund shall be promptly paid over to the Lessee.

SECTION 9.2         Alterations.

(a)           The Lessee may, without the consent of the Lessor, at the Lessee’s sole cost and expense, make Alterations to the Facility, so long as such Alterations do not adversely effect the as-built value, utility, residual value at the end of the Lease Term or the useful life of the Facility.  Subject to the terms of the foregoing proviso, the Lessee shall have the right to change and/or seek variances, exceptions and other exemptions in respect of the Applicable Laws (including building and/or zoning laws, regulations and agreements) relating to the Facility or any portion thereof.

(b)           The Lessee shall make all Alterations to the Facility required so as to cause the same to comply with Applicable Laws, and the limitations on the Lessee’s right to make Alterations contained in Section 9.2(a) and Section 9.2(d) shall not be applicable to such Alterations, regardless of their effect on the as-built value, utility, residual value at the end of the Lease Term or the useful life of the Facility.

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(c)           The Lessee shall cause any Alterations to be done and completed in a good and workmanlike manner, free from faults and defects, and in compliance with all Applicable Laws.  The Lessee shall be responsible for the acts and omissions of all of its employees and all other Persons performing any of the Alterations.

(d)           No Alterations with costs exceeding $2,500,000 (hereunder a “Material Alteration”), shall be made or undertaken except upon not less than thirty (30)(1) days prior written notice by Lessee to Lessor (a “Notice of Alteration”).  Each Notice of Alteration shall be accompanied with reasonably detailed plans and specifications.  If the Lessor in good faith determines that such Alterations would adversely affect the as-built value, utility, residual value at the end of the Lease Term or the useful life of the Facility, the Lessor shall give notice of its objection (a “Notice of Objection”) within 15 Business Days after the Lessor’s receipt of a Notice of Alterations.  If the Lessor and the Lessee cannot agree whether or not such Alterations would adversely affect the as-built value, utility, residual value at the end of the Lease Term or the useful life of the Facility within 15 Business Days after the Lessee’s receipt of a Notice of Objection, an Appraiser reasonably acceptable to the Lessor and the Lessee shall resolve the dispute by appraising the property both with and without such Alterations.  Lessee shall pay for the cost of such appraisal together with all reasonable out-of-pocket costs, including reasonable attorneys’ fees incurred by the parties in connection with any such dispute between the parties.  If such appraisal indicates that such Alterations would adversely affect the as-built value, utility, residual value or useful life of the Facility, the Lessee shall not proceed to make such Alterations, without the prior written consent of the Lessor.  If such appraisal does not indicate that such Alterations would have any such adverse effect on the Facility, no such written consent of the Lessor will be required for Lessee to make such Alterations.

SECTION 9.3         Title to Alterations.  Title to Alterations shall immediately and without further act vest in the Lessor and shall be deemed to constitute a part of the Facility and be subject to this Lease in each of the following cases:

(a)           such Alteration shall be in replacement of or in substitution for a portion of the Facility;

(b)           such Alteration shall be required to be made pursuant to the terms of Section 9.1(a) or Section 9.2(b);

(c)           such Alteration shall be Nonseverable; and

(d)           such Alteration shall be severable and paid for (i.e., with debt and/or equity) by the Lessor or any Debt Participant.

The Lessee shall, at the Lessor’s request, execute and deliver any deeds or assignments reasonably necessary to evidence the vesting of title in and to such Alterations in the Lessor.  If an Alteration is not within any of the categories set forth in clauses (a) through (d) of this Section

(1)           Note to Ross: Please confirm that the changes are acceptable.

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9.3, then title to such Alteration, as well as any item for which substitution or replacement is made as contemplated in Section 9.3(a), shall vest in the Lessee.  So long as removal thereof shall not result in the violation of any Applicable Laws or this Lease, all Alterations to which title shall vest in the Lessee as aforesaid may be removed at any time by the Lessee, provided that the Lessee shall, at its expense, repair any material damage to the Facility caused by the removal of such Alteration and shall restore in all material respects the affected portion of the Facility in accordance with Section 9.1(a).

SECTION 9.4         Location.  The Lessee shall not remove, or permit to be removed, the Improvements comprising the Facility or any part thereof without the prior written consent of the Lessor, except that the Lessee or any other Person may remove (a)  any Alteration with respect to which title has passed to or remained with the Lessee in accordance with the provisions of Section 9.3, (b) any part of the Facility constructed on a temporary basis for the purpose of repair or maintenance thereof, and (c) any part of the Facility which has been replaced by another part which has become subject to this Lease and the Lien of the Mortgages; provided that the Lessee shall repair any material damage to the Facility caused by such removal.

SECTION 9.5         Permitted Contests.  Provided no Lease Event of Default or Bankruptcy Default is continuing, the Lessee shall not be required to comply with any Applicable Law so long as it is engaged in a Permitted Contest with respect thereto.  At the Lessee’s expense, the Lessor shall cooperate fully with the Lessee in connection with any such test, challenge, appeal or proceeding and, at the Lessee’s request, will join in the proceedings or permit the proceedings to be brought in the Lessor’s name.  The terms of this Section 9.5 shall qualify each provision of this Lease that imposes a compliance obligation on the Lessee (other than an obligation to any Indemnitee), regardless of whether such provision shall expressly make reference to this Section 9.5.

SECTION 9.6         Environmental Compliance.

(a)           The Lessee shall comply at all times with Environmental Laws with respect to the Facility, and there shall be no Release of Hazardous Materials and no Hazardous Materials shall be disposed of, or brought onto, permitted to exist or remain at or upon, or stored (with the exception of materials used or stored in connection with the operation or maintenance of the Facility and in compliance with all Environmental Laws) from or used, at the Facility by the Lessee or any of its employees, agents, independent contractors, licensees, subtenants or invitees in violation of any Applicable Laws, or in such manner as would result in any liability under any Applicable Laws.  The Lessee shall hold harmless, indemnify and defend the Indemnitees from and against any Environmental Damages resulting from any breach of the covenants set forth in this Section 9.6 and from all Environmental Damages.  The Lessee’s indemnification obligation hereinabove set forth shall survive the expiration or earlier termination of this Lease and shall be in addition to any other indemnification right the Participants or Administrative Agent have under the Operative Documents.

(b)           The indemnity contained in Section 9.6(a) shall specifically include the direct obligation of the Lessee to promptly perform any investigatory and/or remedial or other activities required, ordered or recommended by any Governmental Authority, or as otherwise necessary to avoid injury or liability to any person or property, to prevent the spread of any Hazardous

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Materials, or to provide for the continued safe operation of the Facility (the “Remedial Work”).  Without waiving any of its rights pursuant to the indemnity described in Section 9.6(a), upon failure of the Lessee to perform the Remedial Work in a reasonably prompt manner (subject to the Lessee’s rights under Section 9.5), the Lessor may, at its option and in its sole discretion, commence such work itself in compliance with Environmental Laws, and the Lessee shall pay all reasonable costs thereby incurred.

(c)           Without limiting the Lessee’s obligations under Section 9.6(a) or any other provision of this Lease, the Lessee shall be solely and completely responsible for responding to and complying with any administrative notice, order, request or demand or any third-party claim or demand relating to the potential or actual presence of Hazardous Materials on the Facility, except where the contamination was caused solely by the Lessor.  The responsibility conferred under this Section 9.6(c) includes responding to such orders on behalf of the Lessor and defending against any assertion of the Lessor’s financial responsibility or individual duty to perform under such orders.

(d)           As used in this Section 9.6, “Environmental Damages” shall mean all claims, suits, judgments, damages (including punitive damages), losses, penalties, fines, liabilities (including, but not limited to, strict liability), encumbrances and Liens, and any other costs and expenses, of any kind or nature whatsoever, whether direct or indirect, joint or several, resulting from (i) any Hazardous Material existing, released, or threatened to be released, on, in, or under the Facility, whether known or unknown and whether arising from historic or threatened future releases of Hazardous Materials, or (ii) any Environmental Claim, in either case, including any attorneys’ fees, disbursements, consultants’ fees and other costs resulting from (A) investigation and defense of any alleged claim or demand by any third party, (B) claims or directives, notices or requests of any Governmental Authorities, whether or not the claims or directives, notices or requests are groundless, false or fraudulent or ultimately defeated, (C) any settlements or judgments to which the Lessee is a party, and (D) rendering the Facility in compliance with Applicable Laws.

SECTION 9.7         Compliance with Applicable Laws.  During the Lease Term, at the Lessee’s expense, the Lessee shall cause the Facility to comply with all Applicable Laws, whether or not such Applicable Laws shall necessitate structural changes and/or improvements and/or interfere with the use and enjoyment of such Facility, subject to Section 9.5.  The Lessee shall also procure, pay for and maintain all permits, licenses, approvals, certificates and other authorizations necessary for the operation of its business at the Facility from time to time and its lawful use and occupancy of the Facility in connection therewith, subject to Section 9.5.

SECTION 9.8         Land Agreements Compliance.  Subject to Section 9.5, the Lessee shall comply with, and shall fully and promptly, at its own cost and expense, perform all obligations of the Lessor under any restrictive covenant, deed restriction or easement of record, as well as any environmental land use restriction recorded against the Site, to the extent relating to the Facility (collectively, “Land Agreements”), including the payment of all amounts owed by the Lessor thereunder.  For so long as no Lease Event of Default shall have occurred and be continuing, the Lessee may exercise all rights, privileges and remedies available to the Lessor under the Land Agreements.

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SECTION 9.9         The Lessee’s Right to Enforce Warranties.  Provided no Lease Event of Default shall have occurred and be continuing, the Lessee (including through its designees), at the Lessee’s expense, shall have the right to assert all of the Lessor’s rights (if any) under any applicable warranty and any other claim that the Lessee or the Lessor may have under any agreements pertaining to the construction and/or modification of the Facility, as well as any other rights and claims that may exist by operation of law.  The Lessor agrees to cooperate with the Lessee, at the Lessee’s expense, in asserting such rights.

SECTION 9.10       Real Estate Taxes.  Subject to Section 9.5, the Lessee shall pay all real estate ad valorem and personal property taxes owed in respect of the Facility or any portion thereof, as well as any payments due under any agreement described in clause (f) of the definition of Permitted Liens.

ARTICLE X
USE AND NAMING OF PROPERTY

SECTION 10.1       Use.  The Facility may be used only for the purposes for which it was designed.  The Lessee shall not use or permit the use of the Facility or any part thereof for any purpose or in any manner in violation of any Applicable Laws, subject to the terms of Section 9.5.

SECTION 10.2       Naming of the Facility.  The Lessee shall have the sole and exclusive right during the Lease Term, at any time and from time to time, to select the name or names of the Facility or any part thereof, as well as the sole and exclusive right to determine not to use any name in connection with one or more portions of the Facility, as well as all rights in respect of signage for or in connection with the Facility.  The Lessor shall not have or acquire any right or interest with respect to any such name or names used at any time by the Lessee.

ARTICLE XI
INSURANCE

SECTION 11.1       Insurance.  During the Lease Term, the Lessee shall maintain at the Lessee’s sole cost and expense, the insurance described in Schedule 11.1 hereto.  In addition, the Lessee shall from time to time, but in intervals of not less than twelve months nor more than fifteen months, (i) undertake all actions and due diligence as reasonably necessary to determine whether the insurance coverage required to be maintained hereunder is in compliance with the requirements thereunder including any increases in coverage required as a result of any change in any Applicable Laws and (ii) if the Lessee determines that such insurance coverage does not meet such requirements, promptly take all actions and steps necessary to cause such coverage to comply with such requirements and shall notify the Lessor and the Administrative Agent of the steps being taken by the Lessee or on its behalf.  The Lessee shall furnish the Lessor and the Administrative Agent certificates showing the insurance required under this Section 11.1 to be in effect and naming the Lessor (and its beneficial owners), the Debt Participants and Administrative Agent as additional insureds as their interests may appear and the property insurance required hereunder shall contain a standard form mortgage endorsement in favor of the Administrative Agent and shall name the Administrative Agent as loss payee.

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SECTION 11.2       Risk of Loss.  During the Lease Term, the Lessee shall bear all risk of loss (including any Casualty or Condemnation) with respect to the Facility or any portion thereof.

ARTICLE XII
RETURN OF LEASED PROPERTY TO THE LESSOR

SECTION 12.1       Nature of Return.  Unless the Facility is then being transferred to the Lessee or its designee pursuant to the Purchase Option, the Lessee shall, on the Lease Term Expiration Date, and at its own expense, return the Facility to the Lessor by surrendering the same to the possession of the Lessor: (a) free and clear of all Liens, except that the Lessee shall have no responsibility or liability in respect of: (i) the Lessor Liens, (ii) Liens described in clause (a) of the definition of Permitted Liens (other than rights and interests of the Lessee under the Operative Documents) and (iii) Liens described in clause (f) of the definition of “Permitted Liens”; (b) all Alterations shall have been completed in compliance with the requirements of Article IX; and (c) in the condition required by Section 9.1(a), 9.1(c), 9.6, 9.7 and 9.10.  All Alterations the title to which has not been vested in the Lessor hereunder that are not removed by the Lessee at or prior to the expiration or earlier termination of this Lease shall be deemed abandoned in place by the Lessee and shall become the property of the Lessor.  The Lessee shall have no obligation and shall not be permitted to remove any Alterations (i) required by Applicable Laws or insurance requirements or (ii) included in such Facility at the Advance Date or which constitute Final Completion Work.  Except as required under Section 9.2(d) and as permitted under Section 10.1, the Lessee may not remove any Nonseverable Alterations.  The Lessee shall assign to the Lessor any and all assignable warranties, licenses and permits relating to the property surrendered to the Lessor which extend beyond the expiration or earlier termination of this Lease, such assignment to be without representation, warranty or recourse of any sort whatsoever.

SECTION 12.2       Site Assessment.  Not earlier than 270 days and not later than one 180 days prior to the Lease Term Expiration Date, the Lessee shall, at the Lessee’s expense, deliver to the Lessor an environmental site investigation and assessment (the “Site Assessment”) substantially conforming to the requirements of ASTM 1527-E Phase I or any then successor thereto and the Lessee shall cause to be performed by the Lease Term Expiration Date such additional testing, reporting and remediation as is reasonably and specifically recommended by such report (such report, together with such additional report, if any, shall be collectively referred to as the “Environmental Report”); provided that the Lessee shall have no obligation to conduct a Site Assessment or cause an Environmental Report to be prepared if the Lessee shall have exercised the Purchase Option.

ARTICLE XIII
[INTENTIONALLY OMITTED]

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ARTICLE XIV
LOSS DESTRUCTION, CONDEMNATION OR DAMAGE

SECTION 14.1       Event of Loss, Casualty or Condemnation.

(a)           If an Event of Loss, Casualty or Condemnation shall occur, the Lessee shall give the Lessor prompt written notice of such occurrence, and the Lessee will:

(i)            in the case of an Event of Loss, purchase the Facility on a date occurring on the first Scheduled Payment Date occurring more than 20 days after such Event of Loss, for the Purchase Price;

(ii)           in the case of a Casualty or Condemnation, restore and rebuild the Facility using any Net Proceeds or any of its own funds so as to restore the Facility to its as-built value, utility, residual value and remaining useful life of the Facility immediately prior to such Event of Loss; and

(iii)          in the case of any Environmental Claim, or the discovery of any Environmental Claim, the cost of remediation or assessment of penalties in respect of which, in the reasonable judgment of Lessor, is expected to exceed $1,000,000, purchase the Facility on a date occurring on the first Scheduled Payment Date occurring more than 20 days after Lessor provides Lessee with written notice of such determination, for the Purchase Price;

(b)           All Net Proceeds received in respect of the Facility shall be paid solely to the Administrative Agent as loss payee, unless the insurance proceeds are less than $1,000,000 (provided that any insurance proceeds paid to any Person other than the Administrative Agent shall be required to be applied in accordance with Sections 9.1(a) and 14.2).  The Lessee’s failure to maintain insurance shall not relieve the Lessee of any of the Lessee’s obligations hereunder to restore the Facility following any Casualty or Condemnation or to purchase the Facility following an Event of Loss.

(c)           Nothing in this Article XIV shall be construed to prevent the Lessee from pursuing and collecting a condemnation award or other compensation or settlement payment in respect of its loss and damages resulting from any condemnation or taking.

SECTION 14.2       Application of Net Proceeds When Lease Continues; Repair and Restoration.  Payments (except for payments under insurance policies maintained by the Lessor) received at any time by the Lessor or the Lessee from any Governmental Authority, any insurer or any other Person with respect to a Condemnation or Casualty shall be paid to the Administrative Agent and Administrative Agent shall apply such proceeds as follows:

(a)           first, to the Lessee, as necessary, for the repair or restoration of the affected portions of the Facility,

(b)           second, to the Lessor, to be distributed in accordance with Article X of the Participation Agreement.

After a Casualty or Condemnation, this Lease shall continue in full force and effect and the Lessee shall, at the Lessee’s own cost and expense (including any Net Proceeds) and in accordance with the applicable provisions of Article IX, proceed with reasonable diligence and promptness to carry out any necessary demolition and to restore, repair, replace and/or rebuild the Facility in order to restore the same, to the extent it is reasonably practicable, to the

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condition, utility and value of the Facility immediately prior to such Casualty or Condemnation (assuming the Facility is maintained as required hereunder).  All such repair and restoration shall be effected by the Lessee in compliance with the requirements of Section 9.1.

SECTION 14.3       Application of Proceeds.  In case of a Condemnation or Casualty, this Lease shall remain in full force and effect, without any abatement or reduction of Base Rent.

SECTION 14.4       Application of Proceeds from a Temporary Taking.  All Net Condemnation Proceeds from a temporary taking shall, to the extent resulting from the taking of use during the Lease Term, be paid to the Lessee, and to the extent awarded with respect to use of the Facility for any time period after the expiration or termination of the Lease Term shall be paid as follows: (a) if the Lessee has elected to purchase the Facility, to the Lessee or its designee or (b) if the Lessee has not elected to purchase the Facility, to the Administrative Agent to be applied in accordance with Article X of the Participation Agreement, and thereafter to the Lessee.

SECTION 14.5       Other Dispositions.  Notwithstanding the foregoing provisions of this Article XIV, so long as a Bankruptcy Default or Lease Event of Default shall be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to this Article XIV or Section 7.2 shall be paid to the Administrative Agent and, at such time thereafter as the Lease Event of Default shall have been waived in writing or no longer be continuing, such amount to the extent not applied by Administrative Agent in accordance with Article X of the Participation Agreement shall be paid promptly in accordance with this Article XIV.

SECTION 14.6       Negotiations.  In the event any part of the Facility becomes subject to Condemnation, Casualty or Event of Loss, the Lessee shall control (and have the right to settle and compromise) the negotiations with the relevant Governmental Authority or insurance carriers unless a Lease Event of Default or Bankruptcy Default shall be continuing, in which case the Administrative Agent may elect to control such negotiations.

ARTICLE XV
CONVEYANCE OF THE PROPERTY TO THE LESSEE

SECTION 15.1       Terms of Conveyance.  Upon the purchase of the Facility by the Lessee, including pursuant to Article V or Article XIV:

(a)           the Lease Term shall end, and the obligations of the Lessee hereunder (other than any obligations expressed herein or in any other Operative Document as surviving the termination of this Lease) shall terminate as of the date of such purchase, and

(b)           the Lessor shall execute and deliver to Lessee, in recordable form and in accordance with local custom and free and clear of the Lessor Liens (and the Liens of the Mortgages), a grant deed and bill of sale, and shall thereby convey the Facility to the Lessee (or its designee), and all rights, title and interest of the Lessor in and to the Net Proceeds (if any) applicable to the Facility, with a warranty against the Lessor’s own acts and that the Lessor is conveying all that it received upon purchase thereof prior to the date of such conveyance and

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otherwise “as is” without additional representation or warranty, but subject to any Liens created pursuant to Section 8 or otherwise requested by or expressly consented to by the Lessee.

SECTION 15.2       Right of the Lessee to Name Designee.  In any instance in which this Lease provides that the Lessee may purchase the Facility including pursuant to Article V, then the Lessee shall have the right at any time and from time to time to designate another Person as the purchaser of the Facility; provided that the Lessee may not convey the Purchase Option itself and may not delegate its obligations in respect of the payment of the Purchase Price; and provided, further, that the documentation effectuating the purchase of the Facility shall include language, for the benefit of and in form and substance reasonably satisfactory to the Lessor, which provides that the purchaser of the Facility agrees and that Lessor is not making any representations or warranties (other than the absence of Lessor Liens attributable to it), that Lessor shall have no liabilities or obligations with respect to the Facility and that such purchaser is looking solely to Lessee and its Affiliates with respect to any representation, warranty, liability, obligation or claim with respect to the Facility.

SECTION 15.3       Costs of Conveyance.  The Lessee shall pay (or cause its designee to pay) all transfer taxes, title insurance premiums, and other costs, fees and expenses incurred in connection with any purchase in accordance with Article V or Article XIV, including the recordation and filing charges for the satisfaction of the Mortgages.  The Lessee shall pay the reasonable out-of-pocket costs and expenses of the Administrative Agent, Lessor and Debt Participants in connection with such purchase (including reasonable attorneys’ fees and expenses).

SECTION 15.4       Preference Legal Opinion.  If, as of the date on which the Lessee purchases the Lessor’s Interest, there is a Lease Event of Default or Bankruptcy Default then, as a condition to the closing on the Purchase Option unless waived by the Participants, the Lessee shall deliver to the Lessor an opinion of outside counsel that the closing on the Purchase Option would not constitute a preference under the Bankruptcy Code.

ARTICLE XVI
SUBLEASE

SECTION 16.1       Subleasing Permitted; the Lessee Remains Obligated; Other Assignments.  Except with respect to a consolidation or merger into any Person or a sale, conveyance, transfer of all or substantially all of Lessee’s assets permitted pursuant to Section 6.1(u) of the Participation Agreement, a sublease as otherwise permitted pursuant to this Section 16.1 or assignments and mortgages for the benefit of the Administrative Agent as contemplated under the Operative Documents, Lessee shall not assign, mortgage or pledge to any Person, including any Affiliate at any time, in whole or in part, any of its rights, title or interests in, to or under this Lease or any portion of the Facility.  Provided no Lease Event of Default or Bankruptcy Default shall exist at the time a sublease is entered into, the Lessee may sublease the Facility or any portion or portions thereof to any Person (each a “Sublease”) (provided, that the Lessee hereby covenants and agrees that it shall not sublease the Facility or any portion or portions thereof to any Person that is not generally meeting its obligations as they become due or is subject to a proceeding under applicable bankruptcy, solvency or reorganization laws on the date of such Sublease) in each case upon written notice to the Lessor and the Administrative

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Agent; provided that each of the following conditions is satisfied:  (A) the obligations of the Lessee under the Lease and in the other Operative Documents shall continue in full force and effect notwithstanding such Sublease, (B) no Sublease extends beyond the Lease Term, (C) each Sublease shall expressly provide for the surrender of the Facility after termination of the Lease, (D) each Sublease is expressly subject and subordinate to this Lease.  The Lessee acknowledges and agrees that Lessor’s interest in this Lease has been assigned as described on the cover page hereof and (E) no Sublease (individually or in the aggregate) shall adversely affect the utility, economic useful life or residual value of the Facility or reduce the fair market value of the Facility below the Lease Balance.

ARTICLE XVII
INSPECTION

SECTION 17.1       Inspection.  The Lessor shall have the inspection rights as set forth in the Participation Agreement.

ARTICLE XVIII
LEASE EVENTS OF DEFAULT

SECTION 18.1       Lease Events of Default.  The following events shall constitute “Lease Events of Default” (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(a)           the Lessee shall fail to make any payment of (i) Base Rent when due and such failure shall continue for five days or (ii) any other amount payable by the Lessee on the Lease Term Expiration Date, Lease Balance or the Residual Value Guaranty Amount when due (for which the Lessor will notify the Lessee if such payment is not received when due, but the Lessor will have no liability to the Lessee if it fails to deliver such notice and the Lessor’s failure to provide such notice shall not affect whether the same is a Lease Event of Default hereunder);

(b)           the Lessee shall fail to make payment of any amount required hereunder, other than any amount described in Section 18.1(a), and such failure shall continue for a period of 10 days after notice of such failure to the Lessee from the Lessor or the Administrative Agent;

(c)           an Insolvency Event with respect to the Guarantor, any Significant Subsidiary or the Lessee shall have occurred and be continuing;

(d)           (i)  the Guarantor or the Lessee shall default in the due performance and observance of any of its obligations under Section 6.1(t) of the Participation Agreement, (ii) the Guarantor or any Significant Subsidiary shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, obligations, covenants or agreements contained in any of Sections 6.1(k)(i), 6.1(k)(ii), 6.1(k)(iii), 6.1(k)(v), 6.1(k)(vi), 6.1(l)(ii), 6.1(l)(iii), 6.1(l)(iv), 6.1(o), 6.1(q)(iii), or Sections 6.1(t) through (ee) (other than clauses (i) or (ii) of Section 6.1(cc)) of the Participation Agreement or (iii) the Guarantor or any Significant Subsidiary shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, covenants, obligations or agreements (other than in respect of clause (ii)

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above) in Sections 6.1(k) through (cc) of the Participation Agreement and such failure shall continue for 30 days after notice thereof by the Administrative Agent;

(e)           any representation, warranty or statement made or deemed made by the Guarantor or the Lessee in any Operative Document, or in any statement or certificate delivered or required to be delivered pursuant thereto, shall prove to be untrue and misleading in any material respect on the date as of which made or deemed made, and (i) the circumstances rendering such representation or warranty or statement incorrect shall not be remediable or (ii) if such representation or warranty or statement is remediable and the Guarantor or the Lessee is proceeding diligently so to remedy, shall continue unremedied for thirty days after the earlier of: (x) the date on which written notice is delivered by the Lessor or the Administrative Agent to the Guarantor and the Lessee specifying such circumstances and demanding that they be remedied and (y) the date on which any Authorized Officer of the Guarantor or the Lessee has actual knowledge of such incorrectness; provided that if such default is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty day period but such diligent efforts shall be properly commenced within the cure period and the Guarantor or the Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional one hundred and twenty days and not to extend beyond the Lease Term Expiration Date;

(f)            except as otherwise permitted under the Operative Documents, any Lien granted by the Lessee pursuant to any Operative Document affecting any portion of the Facility shall, in whole or in material part, cease to be a perfected first priority security interest (other than Permitted Liens), unless such cessation shall be caused by the Administrative Agent or the Lessor;

(g)           the Guarantor or the Lessee shall default in the due performance or observance by it of any term, covenant, condition or agreement on its part to be performed or observed under any Operative Document to which it is a party (not otherwise specified in this Section 18.1) and such default shall have continued unremedied for a period of at least thirty days after receipt of notice by the Guarantor and the Lessee from either the Lessor or the Administrative Agent; provided that if such default is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty day period but such diligent efforts shall be properly commenced within the cure period and the Guarantor or the Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional one hundred and twenty days and not to extend beyond the Lease Term Expiration Date;

(h)           the Lessee shall fail to maintain insurance required by Section 11;

(i)            one or more judgments or orders for the payment of money in the aggregate amount in excess of $10,000,000 shall be rendered against the Lessee or the Guarantor, or any of their Affiliates and such judgment or order shall continue unsatisfied or unstayed for a period of sixty days;

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(j)            (i) An “event of default” shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Guarantor or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $10,000,000, or (ii) a default shall occur (subject to any applicable grace period) in the performance or observance of any obligation or condition with respect to such Indebtedness;

(k)           the Lease Event of Default described in the last sentence of Section 7.2 shall have occurred;

(l)            a Lessee Change of Control or Guarantor Change of Control shall occur without the express prior written consent of the Majority Participants;

(m)          the Guarantor, any Significant Subsidiary or any member of the Controlled Group shall fail to pay when due an aggregate amount in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans in a distress termination under Section 4062 of ERISA shall be filed by the Guarantor, any Significant Subsidiary or any member of the Controlled Group; or the PBGC shall institute or have grounds to institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Guarantor, any Significant Subsidiary or any member of the Controlled Group and such proceedings shall not have been dismissed within 90 days thereafter;

(n)           the Guarantor or any other member of the Guarantor Affiliated Group shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of the business of the Guarantor and the Guarantor Affiliated Group taken as a whole and such order shall continue in effect for more than 60 days, or the Guarantor or any other member of the Guarantor Affiliated Group shall be indicted for a state or federal crime, or any criminal action shall otherwise have been brought or threatened against the Guarantor or any other member of the Guarantor Affiliated Group, a punishment for which in any such case could include forfeiture of any assets of the Guarantor Affiliated Group having a fair market value in excess of $10,000,000;

(o)           there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(p)           (A) any material covenant, agreement or obligation of the Guarantor or any Significant Subsidiary contained in or evidenced by any Operative Document to which the Guarantor or such Significant Subsidiary is a party shall, prior to the date on which such document shall terminate in accordance with its terms, cease in any material respect to be legal, valid, binding or enforceable in accordance with the terms thereof, or (B) any Guarantee shall be terminated without the consent of the Administrative Agent and each of the Participants prior to payment in full of all Obligations; or

(q)           any Operative Document shall be canceled, terminated, revoked or rescinded (or any notice of such cancellation, termination, revocation or rescission given) otherwise than with

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the express prior written agreement, consent or approval of the Administrative Agent and the Participants; or any action at law, suit in equity or other legal proceeding to cancel, revoke, or rescind any Operative Document shall be commenced by or on behalf of the Guarantor or any other member of the Guarantor Affiliated Group, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Operative Documents or any one or more of the obligations of the Guarantor or any other member of the Guarantor Affiliated Group under any one or more of the Operative Documents are illegal, invalid or unenforceable in accordance with the terms thereof to such an extent that the Administrative Agent and the Participants are unable to enforce, in whole or in part, any material provisions of the Operative Documents, as determined by the Administrative Agent and the Participants in their sole discretion.

SECTION 18.2       Remedies.  Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may (subject to Section 18.2(j) below), at its option, by notice to the Lessee declare this Lease to be in default (and, if such Lease Event of Default is described in Section 18.1(c), then this Lease shall automatically be in default and no such declaration shall be required and the terms of Section 18.2(j) shall be applicable) and do one or more of the following (without duplication of amounts collected) as the Lessor in its sole discretion shall determine:

(a)           The Lessor may, by notice to the Lessee, terminate this Lease as to all (but not part) of the Facility as of the date specified in such notice; provided, however, that (i) no reletting, or taking of possession of the Facility (or any portion thereof) by the Lessor will be construed as an election on the Lessor’s part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default, and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Facility shall be valid unless the same be made in writing and executed by the Lessor.  A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Lessee’s right to possession if Lessee fails to cure the default within the time specified in the notice.  Upon termination of Lessee’s right to possession and without further demand or notice, Lessee shall surrender possession and vacate the Facility and deliver possession thereof, and Lessor may re-enter the Facility and remove any Persons in possession thereof.  Upon such termination of Lessee’s right to possession, this Lease shall terminate and Lessor may recover from Lessee:

(i)            The worth at the time of award of the unpaid Rent (including Base Rent and Supplemental Rent) which had been earned at the time of termination;

(ii)           The worth at the time of award of the amount by which the unpaid Rent (including Base Rent and Supplemental Rent) which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

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(iii)          The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided;

(iv)          Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform Lessee’s obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including the costs and expenses (including reasonable attorneys’ fees, advertising costs and brokers’ commissions) of recovering possession of the Facility, removing Persons or property therefrom, placing the Facility in good order, condition, and repair, preparing and altering the Facility for reletting, and all other costs and expenses of reletting; and

(v)           Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

(b)           The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above is computed by allowing interest at the Overdue Rate.  The “worth at the time of award” of the amount referred to in clause (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Charlotte at the time of award plus one percent (1%).  Notwithstanding any statement contained in Sections 18.2(a) and (b) to the contrary, in no event shall the amounts payable for Rent (including Base Rent and Supplemental Rent) under Section 18.2(a) exceed the amount of the Purchase Price (for this purpose, “Purchase Price” shall not include any amounts payable under Section 18.2(a)).

(c)           The Lessor may, by notice to the Lessee, terminate this Lease and (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Facility promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 12.1 as if the Facility was being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith, and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Facility, enter upon the Facility and (to the exclusion of the Lessee) take immediate possession of the Facility and expel or remove the Lessee and any other person who may be occupying the Facility (subject to the terms of any nondisturbance agreements with the Lessor in favor of any subtenants), by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, and, in addition to the Lessor’s other damages, the Lessee shall be responsible for the reasonable costs and expenses of reletting, including brokers fees and the costs of any repairs made by the Lessor.  The provisions of this Section 18.2(c) shall operate as a notice to quit and shall be deemed to satisfy any other requirement or provisions of Applicable Laws which may require the Lessor to provide a notice to quit or of the Lessor’s intention to re-enter the Facility and any such requirements or provisions are hereby waived by the Lessee.

(d)           The Lessor may sell all or any part of the Lessee Collateral at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds (other than in accordance with the application of proceeds as set forth in Article X of Participation Agreement) with respect thereto (except to the extent contemplated in clause (ii) of the next succeeding

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sentence if the Lessor shall elect to exercise its rights thereunder and as otherwise provided in the Operative Documents), in which event the Lessee’s obligation to pay Base Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Base Rent is to be included in computations under Section 18.2(e) if the Lessor shall elect to exercise its rights thereunder).  If the Lessor shall have sold all of the Lessee Collateral pursuant to the above terms of this Section 18.2(d), the Lessor, in lieu of exercising its rights under Section 18.2(e), may, if it shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor’s actual damages would be difficult to predict, but the liquidated damages described below represent a reasonable approximation of such amount), in lieu of Base Rent due for periods commencing after such date of sale, an amount equal to the excess (if any) of (i) the Purchase Price, computed as of such date of sale, over (ii) the net proceeds of such sale.

(e)           The Lessor may hold, keep idle or lease to others all or any part of the Facility as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee’s obligation to pay Base Rent from and after the occurrence of a Lease Event of Default shall be reduced by the net proceeds, if any, received by the Lessor from leasing the Facility to any Person, or allowing any Person (other than the Lessee) to use the Facility for the same periods or any portion thereof.

(f)            The Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under Section 18.2(c) or (e), but only if the Facility has not been sold under Section 18.2(d), demand, by written notice to the Lessee specifying a date (the “Final Payment Date”) not earlier than 10 days after the date of such notice, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the Final Payment Date, as liquidated damages for loss of a bargain and not as a penalty and in consideration of the transfer of the Facility (the parties agreeing that the Lessor’s actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount), an amount equal to the Purchase Price, and upon the Lessor’s receipt of such payment, the Facility shall be conveyed to the Lessee by grant deed free and clear of all the Lessor’s Liens and the Lien of the Mortgages and the other Operative Documents.

(g)           The Lessor may retain and apply against the Lessor’s damages all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

(h)           The Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof.  Separate suits may be brought to collect any such damages for any period or periods with respect to which rent shall have accrued, and such suits shall not in any manner prejudice the Lessor’s right to collect any such damages for any subsequent period, or the Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term.

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(i)            Upon the occurrence of the Lease Event of Default described in Section 18.1(c), whether or not another Lease Event of Default described in one or more other clauses of Section 18.1 shall have been or thereafter is declared, the Lessee’s rights under this Lease shall terminate immediately without notice and the Lessee shall immediately pay to Administrative Agent, on behalf of the Lessor, as and for liquidated damages, an amount equal to the Lease Balance, together with all Supplemental Rent payable under the Operative Documents whereupon the Facility shall be conveyed to the Lessee by grant deed free and clear of all the Lessor’s Liens and the Lien of the Mortgages and the other Operative Documents.

(j)            Notwithstanding anything to the contrary set forth herein, upon the occurrence of a Lease Event of Default, the Lessor shall not reenter, take possession, foreclose, or sell the Facility until the Purchase Option shall have terminated in accordance with Section 5.1(d).

(k)           The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).  Accordingly, the Lessor may, at its option, elect not to terminate this Lease with respect to the Facility and continue to collect all Base Rent, Supplemental Rent and all other amounts due the Lessor (together with all costs of collection) and enforce the Lessee’s obligations under this Lease as and when the same become due, or are to be performed.  At the option of the Lessor, upon any abandonment of the Facility by the Lessee, the Lessor may, in its sole and absolute discretion, enforce, by suit or otherwise, all covenants and conditions hereof to be performed and complied with by Lessee hereunder and to exercise all other remedies permitted by Section 1951.4 of the California Civil Code (or any amendments thereof or any successor laws which replace Section 1951.4), or elect not to terminate this Lease and may make any necessary repairs (and the Lessee shall pay the reasonable costs of such repairs) in order to relet the Facility, and relet the Facility or any part thereof (in place, if so elected by Lessor) for such term or terms (which may be for a term extending beyond the Lease Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting, all rentals actually received by the Lessor from such reletting shall be applied to the Lessee’s obligations hereunder and the other Operative Documents in such order, proportion and priority as the Lessor may elect in the Lessor’s sole and absolute discretion.  If such rentals received from such reletting during any period are less than the Rent with respect to the Facility to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on the next Scheduled Payment Date.

SECTION 18.3       Proceeds of Sale; Deficiency.  All payments received and amounts held or realized by the Lessor at any time when a Lease Event of Default shall have occurred and be continuing and after the Lease Balance or the Purchase Price shall have been accelerated pursuant to this Lease, as well as all payments or amounts then held or thereafter received by the Lessor, shall be distributed forthwith upon receipt by the Administrative Agent in accordance with Article X of the Participation Agreement.

SECTION 18.4       Grant and Foreclosure on the Lessee’s Estate.  Without limiting any other remedies set forth in this Lease, the following shall apply:

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(a)           The Lessor and the Lessee agree that if a Lease Event of Default shall have occurred and be continuing, the Lessor may proceed by a suit or suits in equity or at law or otherwise, whether for a foreclosure hereunder as against all or any part of the Lessee’s interests in the Facility or for the sale of such interest under the judgment or decree of a court of competent jurisdiction, or against the Lessee on a recourse basis for the Lease Balance and all other amounts due from the Lessee hereunder, or for the specific performance granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Lessee Collateral, or for the enforcement of any other appropriate legal or equitable remedy, and at any sale of the Lessee’s interest in the Facility, whether pursuant to power of sale, foreclosure or otherwise, the Lessor may become the purchaser of such interest or any part thereof, and in such case for the purpose of making settlement for or payment of the purchase price, shall be entitled to offset any claims for the indebtedness hereunder and under the Operative Documents in order that they may be credited as paid on the purchase price, and the Lessor shall be entitled to recover from Lessee all costs incident to such proceedings, including attorneys’ fees and expenses in such amounts as may be fixed by the court.  Upon any such purchase, such purchaser shall acquire good title to the Facility, free of the Lien of this Lease and free of all rights of redemption in favor of the Lessee.

(b)           This Lease and the other Operative Documents will be deemed given to secure not only the Lease Balance, accrued Rent and all other sums due hereunder, but also future advances made by the Lessor to protect the Lessee Collateral in connection with the transactions contemplated by the Operative Documents, whether such advances are obligatory or to be made at the option of the Lessor or otherwise to the same extent as if such future advances were made on the Advance Date.  To the fullest extent permitted by law, the Lien of this instrument shall be valid as to all such sums due hereunder, including all future advances, from the time this instrument is executed.

(c)           Without in any way limiting or restricting any of the Lessor’s rights, remedies, powers and authorities under this instrument, and in addition to all of such rights, remedies, powers, and authorities, if a Lease Event of Default shall have occurred and be continuing, the Lessor shall also have and may exercise any and all rights, remedies, powers and authorities under Applicable Laws upon default in the payment of the Lease Balance, accrued Rent and all other sums due hereunder, including, any right or remedy available to it as a secured party under the UCC.  Promptly upon the Lessor’s request, to the extent any portion of the Lessee Collateral constitutes property subject to the UCC, the Lessor at its option, may give the Lessee notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Lessee at least 10 days before the time of such sale or other disposition.  If any notice of any proposed sale, assignment or transfer by the Lessor of any portion of the Lessee Collateral or any interest therein is required by law, the Lessee conclusively agrees that 15 days notice to the Lessee of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable.  Without limiting the generality of the foregoing, all expenses incurred by the Lessor to the extent reimbursable under the UCC, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in any other provision of this instrument, shall be added to the indebtedness secured by this instrument and by the judgment of foreclosure.

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(d)           The Lessee, for itself and on behalf of all Persons now or hereafter interested in the Lessee Collateral, voluntarily and knowingly hereby waives to the fullest extent permitted by applicable law any and all right to reinstatement or redemption and any and all other rights under all present and future appraisement, homestead, moratorium, valuation, exemption, stay, extension, and redemption statutes, laws or equities now or hereafter existing and all rights or marshalling in the event of any sale of the Lessee Collateral or any part hereof or interest therein, and hereby further waives the pleading of any statute of limitations as a defense to any and all indebtedness secured by this instrument, and the Lessee agrees that no defense, claim or right based on any rights and defenses waived in this Section 18.4(d) will be asserted, or may be enforced, in any action enforcing or relating to this instrument.  Without limiting the generality of the preceding sentence, the Lessee, for itself and on behalf of each and every Person acquiring any interest in or title to the Lessee Collateral subsequent to the date of this instrument, hereby irrevocably waives any and all rights of reinstatement or redemption from sale under any order, judgment or decree of foreclosure of this instrument or under any power contained herein or under any sale pursuant to any statute, order, judgment or decree of foreclosure of any court.

SECTION 18.5       Receipt of a Sufficient Discharge to Purchaser.  Upon any sale of the Lessee Collateral, or any part thereof or interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Lessor or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

SECTION 18.6       Sale a Bar Against the Lessee.  Any sale of the Lessee Collateral, or any part thereof or interest therein, under or by virtue of this instrument, whether pursuant to a power of sale, foreclosure or otherwise, shall forever be a bar against the Lessee.

SECTION 18.7       Liabilities to Become Due on Sale.  Upon any sale of the Lessee Collateral, or any portion thereof or interest therein, by reason of the Lessor’s exercise of any remedy under or by virtue of this Lease or any other Operative Document, whether pursuant to power of sale, foreclosure or other remedy available at law or in equity or by statute or otherwise, at the option of the Lessor, if the Lease Balance shall not have been previously declared due and payable, the Purchase Price shall immediately become due and payable.

SECTION 18.8       Provisions Subject to Applicable Law.  All rights, powers and remedies provided in this instrument may be exercised only to the extent that such exercise does not violate any Applicable Law, and are intended to be limited to the extent necessary in order not to render this instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.  If any term of this instrument or any application thereof shall be invalid or unenforceable, the remainder of this instrument and any other application of such term shall not be affected thereby.

SECTION 18.9       Survival of the Lessee’s Obligations.  No repossession of the Facility or exercise of any remedy under Section 18.2, including termination of this Lease, shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations hereunder, including the obligation to pay Base Rent.  In addition, except as specifically provided therein, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies,

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including all reasonable legal fees and other costs and expenses incurred by the Lessor and the Administrative Agent by reason of the occurrence of any Lease Event of Default or the exercise of the Lessor’s remedies with respect thereto, and including all costs and expenses (excluding internal in-house costs of the Participants’ counsel) incurred in connection with the return of the Facility in the manner and condition required by, and otherwise in accordance with the provisions of, Article XII as if the Facility were being returned at the end of the Lease Term.  At any sale of the Facility or any part thereof or any other rights pursuant to Section 18.2, any Participant or the Administrative Agent may bid for and purchase such property.

SECTION 18.10     Remedies Cumulative; No Waiver; Consents.  To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or to be an acquiescence therein.  The Lessor’s consent to any request made by the Lessee shall not be deemed to constitute or preclude the necessity for obtaining the Lessor’s consent, in the future, to all similar requests.  No express or implied waiver by the Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

SECTION 18.11     Right to Perform the Lessee’s Obligations.  If a Lease Event of Default shall have occurred and be continuing, the Lessor may perform or comply with such agreement, and the Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of payment required to be made by the Lessee hereunder and made by the Lessor on behalf of the Lessee, and the reasonable out-of-pocket costs and expenses of the Lessor (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee to the Lessor upon demand.

SECTION 18.12     Determinations With Respect to Certain Events.  Lessor acknowledges that, to the extent the Lessor is required to exercise discretion in determining whether an Event of Default has occurred under Section 18.1(d) (solely with respect to the reference therein to Section 6.1(k)(vi) of the Participation Agreement), (e), (g), (j)(ii) or (o), the Lessor shall exercise such discretion in a commercially reasonable manner.

ARTICLE XIX
HOLDING OVER

SECTION 19.1       Holding Over.  If the Lessee shall for any reason remain in possession of the Facility after the expiration or earlier termination of this Lease (unless such Facility is

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conveyed to the Lessee), such possession shall be as a tenancy at sufferance during which time the Lessee shall continue to pay Supplemental Rent that would be payable by the Lessee hereunder were the Lease then in full force and effect with respect to such Facility and the Lessee shall continue to pay Base Rent in an amount equal to 150% of the Base Rent that would have been payable had the Lease not terminated or expired for each month or portion thereof after expiration of the Lease.  Such Base Rent shall be payable from time to time upon demand by the Lessor.  During any period of tenancy at sufferance, the Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of such Facility.  Nothing contained in this Article XIX shall constitute the consent, express or implied, of the Lessor to the holding over of the Lessee after the expiration or earlier termination of this Lease as to the Facility (unless such Facility is conveyed to the Lessee) and nothing contained herein shall be read or construed as preventing the Lessor from maintaining a suit for possession of such Facility or exercising any other remedy available to the Lessor at law or in equity.

ARTICLE XX
GRANT OF SECURITY INTEREST

SECTION 20.1       Grant of Lien.  Title to the Facility shall remain in the Lessor, as security for the obligations of the Lessee under this Lease and the other Operative Documents, and the Lessee hereby assigns, grants, pledges, mortgages and warrants to the Lessor, as secured party, for the benefit of the Lessor and its permitted transferees and assignees a Lien in the Lessee Collateral to secure the payment and performance of all obligations of the Lessee now or hereafter existing under this Lease or any other Operative Document, until such time as the Lessee shall have fulfilled all of its obligations under the Operative Documents.  Upon the Lessee’s request, the Lessor shall at such time as all of the obligations  (other than any contingent obligations) of the Lessee under this Lease and the other Operative Documents have been paid or performed in full, execute and deliver termination statements and other appropriate documentation presented to it in final execution form and reasonably requested by the Lessee, all at the Lessee’s expense, to evidence the Lessor’s release of its Lien.  The Lessee, at its expense, shall execute, acknowledge and deliver all such instruments and take all such actions as the Lessor may request from time to time in order to further effectuate the terms of this Lease, to carry out the terms hereof, or to better assure and confirm the rights, powers and remedies of the Lessor hereunder.

SECTION 20.2       Assignment of Leases and Rents.  The assignment and grant of the Lien contained in Section 20.1 above shall constitute an absolute, present and irrevocable assignment and grant of the subleases, rents, income, proceeds and benefits of the Facility; provided that so long as no Lease Event of Default has occurred and is continuing, the Lessor hereby grants permission to the Lessee to collect, receive and apply such rents, income, proceeds and benefits as they become due and payable, but not in advance thereof, and in accordance with all of the other terms, conditions and provisions hereof and of the leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred.  Upon the occurrence of a Lease Event of Default, such permission shall terminate immediately and automatically, without notice to the Lessee or any other Person.  Such assignment shall be fully effective without any further action on the part of the Lessee or the

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Lessor and, upon the occurrence and during the continuance of a Lease Event of Default hereunder, at the Lessor’s option, the Lessor shall be entitled to collect, receive and apply all rents, income, proceeds and benefits from the Lessor’s Interest, including all right, title and interest of the Lessee in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Lessor takes possession of the Lessee Collateral or any part thereof.  The Lessee further grants to the Lessor the right, at the Lessor’s option, upon the occurrence and during the continuance of a Lease Event of Default hereunder:

(a)           to enter upon and take possession of the Facility for the purpose of collecting said rents, income, proceeds and other benefits;

(b)           to dispossess by the customary summary proceedings any tenant, purchaser or other Person;

(c)           to let or convey the Facility or any portion thereof or any interest therein;

(d)           to apply such rents, income, proceeds and other benefits, after the payment of all necessary fees, charges and expenses, on account of the liabilities secured by this instrument in accordance with Section 18.3.

ARTICLE XXI
COVENANTS OF THE LESSEE

SECTION 21.1       No Merger or Sale.  If Lessee shall consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all its assets, then the Person (if other than the Lessee) formed by such consolidation or into which the Lessee shall be merged or the Person (other than a sublessee with respect to a Sublease in accordance with Section 16.1) that shall acquire by sale, conveyance, transfer or lease all or substantially all the assets of the Lessee shall assume in writing all of the obligations of the Lessee under the Operative Documents to which the Lessee is a party.  No such consolidation, merger or transfer of assets shall occur unless permitted by Section 6.1(x) of the Participation Agreement and Section 16.1, and the Lessor, the Administrative Agent and the other Participants have received a legal opinion of independent counsel to the surviving entity in respect of the assumption agreement in form and substance reasonably satisfactory to the Lessor, the Administrative Agent and the other Participants.  Upon any such consolidation or merger, or any sale, conveyance, transfer or lease of substantially all the assets of the Lessee in accordance with this Article XXI, the successor Person (other than a sublessee permitted pursuant to Section 16.1) formed by such consolidation or into which the Lessee shall be merged or to which such sale, conveyance, transfer or lease shall be made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Lease and the other Operative Documents to which the Lessee is a party.

ARTICLE XXII
COVENANTS OF THE LESSOR

SECTION 22.1       Quiet Enjoyment.  The Lessor covenants that it will not interfere in the Lessee’s right to peaceably and quietly hold, possess and use the Facility hereunder during the Lease Term, so long as no Lease Event of Default has occurred and is continuing.  The sole

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remedy of the Lessee for breach of this Section 22.1 shall be to sue for damages for the breach hereof, and/or sue for a declaratory judgment, injunctive relief or other specific performance hereof, and such breach shall not affect the obligations of the Lessee to pay all amounts (including Rent) due under this Lease, the Participation Agreement and the other Operative Documents, or the rights of the Lessor, the Administrative Agent and the other Participants to initiate legal action and otherwise enforce the obligations of the Lessee under this Lease, the Participation Agreement and the other Operative Documents.  The foregoing covenant shall not require the Lessor to take any action contrary to, or which would permit the Lessee to use the Facility for a use not permitted under, the provisions of this Lease.  The parties recognize that any sale, assignment, transfer or other disposition, or mortgage, pledge or other encumbrance (each a “disposition”), of any part of the Facility or any of Lessor’s rights under the Operative Documents is subject to Lessee’s rights, if any, under the Operative Documents, except any disposition required or permitted by the Operative Documents following the occurrence and during the continuation of any Lease Event of Default.

ARTICLE XXIII
MISCELLANEOUS

SECTION 23.1       Binding Effect; Successors and Assigns.  The terms and provisions of this Lease, and the respective rights and obligations hereunder of the Lessor and the Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Lessor’s Interests or any interest therein) and inure to the benefit of their respective permitted successors and assigns.

SECTION 23.2       Notices.  All notices, consents, directions, approvals, instructions, requests, demands or other communications to or upon the respective parties hereto shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of Section 12.3 of the Participation Agreement.

SECTION 23.3       Severability.  Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 23.4       Amendments.  Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except in accordance with Section 12.5 of the Participation Agreement.  This Lease and the other Operative Documents are intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein.  No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in this Lease and in the other Operative Documents.

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SECTION 23.5       Headings, etc.  The table of contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

SECTION 23.6       Counterparts; Notice.  This Lease may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Lease will be simultaneously executed in multiple counterparts, each of which, when so executed and delivered, shall constitute original, fully enforceable counterparts for all purposes except that only the counterpart stamped or marked “COUNTERPART NUMBER ONE” shall constitute to the extent applicable, if any, “chattel paper” or other “collateral” within the meaning of the Uniform Commercial code in effect in any jurisdiction.  The Administrative agent shall be the sole authorized holder of COUNTERPART NUMBER ONE.  The Lessee and the Lessor agree that a memorandum of this Lease shall be executed and recorded in the Official Records of Riverside County, California.

SECTION 23.7       Governing Law.  OTHER THAN AS SPECIFICALLY SET FORTH BELOW, THIS LEASE AND THE RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LIEN AND THE INTEREST IN REAL PROPERTY HEREUNDER (INCLUDING THE POSSESSION, USE, OPERATION, MAINTENANCE, REPAIR AND SUBLETTING OF THE FACILITY) AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN AND THE INTEREST IN SUCH REAL PROPERTY, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH LIEN AND REAL PROPERTY ARE LOCATED.

SECTION 23.8       Apportionments.  Upon any termination of this Lease (other than a termination resulting in delivery of the Lessor’s Interests then subject to this Lease to the Lessee), except as otherwise set forth herein, there shall be apportioned, as of the date of such termination, all rents (including water or sewer rents), real estate taxes, municipal assessments, or other charges payable with respect to the Facility.

SECTION 23.9       Priority.  If a Lease Event of Default shall occur and be continuing, this Lease shall be subject and subordinate to the Mortgages.

SECTION 23.10     No Joint Venture.  Any intention to create a joint venture or partnership relation between the Lessor and the Lessee is hereby expressly disclaimed.

SECTION 23.11     No Accord and Satisfaction.  The acceptance by the Lessor of any sums from the Lessee (whether as Base Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessee hereunder is not intended, nor shall it be construed, to constitute an accord and satisfaction of any dispute between such parties regarding sums due and payable by the Lessee hereunder, unless the Lessor specifically acknowledges it as such in writing.

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SECTION 23.12     No Merger.  There shall be no merger of this Lease or of the estate hereby with the fee or any other estate or interest or ownership interest in the Facility or any part thereof by reason of the fact that the same Person may acquire or own or hold, directly or indirectly, (a) this Lease or any estate created hereby or any interest in this Lease or in any such estate, (b) the fee estate or other estate or interest or ownership interest in the Facility or any part thereof, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.

SECTION 23.13     Lessor Bankruptcy.  The parties hereto agree that if the Lessee elects to remain in possession of the Facility after the rejection of the Lease by the Lessor under Section 365(h) of the Bankruptcy Code all of the terms and provisions of this Lease shall be effective during such period of possession by the Lessee, including the Lessee’s Purchase Option even if the Lessor becomes subject to a case or proceeding under the Bankruptcy Code prior to the exercise by the Lessee of such purchase rights.

SECTION 23.14     Abandonment.  The Lessee shall not abandon the Facility during the Lease Term.

SECTION 23.15     Investments.  Any funds held by the Lessor as security for the Lessee’s performance of its obligations hereunder shall, until paid to the Lessee or otherwise applied in accordance herewith, be invested by the Lessor in Cash Equivalents as selected by the Lessee.  Any gain (including interest received) realized as a result of any such investment (net of any fees, commissions, Taxes and other expenses, if any, incurred in connection with such investment) shall be retained with, and distributed and re-invested in the same manner, as the original security amount.  Provided the Lessor invests such funds in accordance with the preceding sentence, the Lessor shall have no liability for any losses arising from any such investments or reinvestments.

SECTION 23.16     Further Assurances.  The Lessor and the Lessee, at the cost and expense of the requesting party, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any of the others reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease.  The Lessee, at its own cost and expense, will cause all financing statements, fixture filings and other documents to be recorded or filed at such places and times and in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by the Lessor in order to preserve and protect the title of the Lessor to the Facility and the Lessor’s rights under this Lease.

SECTION 23.17     Non-recourse.  Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor’s interest in the Facility (excluding Excluded Amounts) (and in no circumstance to the Administrative Agent, the other Participants or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no deficiency judgment or other money judgment shall be enforced against Lessor except for Lessor’s interest in the Facility (excluding Excluded Amounts) and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary or Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the

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satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder, Lessee’s use of the Facility or any portion thereof or any other liability of Lessor to Lessee.  Notwithstanding the provisions of this Section, nothing in any Operative Document shall: (i) relieve Lessor from liability and responsibility for (but only to the extent of the damages arising by reason of) active waste knowingly committed by Lessor with respect to the Facility or any fraud, gross negligence or willful misconduct on the part of Lessor; (ii) relieve Lessor from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over), (A) except for Excluded Amounts, misappropriation or misapplication by Lessor (i.e., application in a manner contrary to any of the Operative Documents) of any insurance proceeds or condemnation award paid or delivered to Lessor by any Person other than the Administrative Agent or (B) except for Excluded Amounts, any rent or other income or funds received by Lessor from the Lessee that is not turned over to the Administrative Agent; or (iii) relieve Lessor from liability and responsibility (but only to the extent of the damages arising by reason of and only to the extent such liability or responsibility is attributable to) (A) any representation or warranty of Lessor contained in Section 5.2 of the Participation Agreement that was false or inaccurate in any material way when made or (B) the breach by Lessor of its obligations at Section 6.2(b), (d), (h) or (i), Section 6.3 or Section 6.4 of the Participation Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Lessor and the Lessee have duly authorized, executed and delivered this Lease as of the date first hereinabove set forth.

WACHOVIA DEVELOPMENT CORPORATION

/s/Evander S.Jones, Jr.
Evander S. Jones, Jr.
Vice President

ROSS DISTRIBUTION, INC., as the Lessee

/s/J. Call
John G. Call
Senior Vice President and
Chief Financial Officer

Exhibit A

LEGAL DESCRIPTION

That certain real property located in the City of Perris, County of Riverside, State of California, as more particularly described as follows:

THE NORTH HALF OF THE SOUTHWEST QUARTER OF SECTION 7, TOWNSHIP 4 SOUTH, RANGE 3 WEST, SAN BERNARDINO BASE AND MERIDIAN;

EXCEPTING THEREFROM ANY PORTION LYING WITHIN LOT B OF GOLDEN VALLEY FARMS NO. 3 AS SHOWN BY MAP ON FILE IN BOOK 17 PAGE(S) 22 AND LOT D OF GOLDEN VALLEY FARMS NO. 4 AS SHOWN BY MAP ON FILE IN BOOK 17 PAGE(S) 23 BOTH OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

APN: 303-040-01-9

A-1

Schedule 11.1

Insurance

PART A

During the Lease Term, Lessee shall maintain insurance as follows:

Facility Insurance:

Lessee shall keep the Facility insured on an all-risk basis against physical loss or damage by fire and all other risks, including flood, earthquake and windstorm, in amounts no less than the Purchase Price and on terms that (i) are no less favorable than insurance covering other similar properties owned by the Lessee, (ii) with no co-insurance provisions; (iii) with no exclusions for vandalism, malicious mischief, sprinkler leakage, or acts of hostile groups; provided, however, that Lessee shall not be required to carry terrorism insurance to the extent that Lessee shall have demonstrated, to the reasonable satisfaction of Administrative Agent, that such coverage is not commercially feasible.  The Lessee shall further procure and carry business interruption insurance in an amount sufficient to provide for the payment of Rent as and when due upon the occurrence and during the continuation of any interruption of the Lessee’s business, whether relating to the Facility or otherwise.  Boiler and Machinery Coverage shall be procured either by endorsement to the property policy or under a separate placement.

Such insurance shall (a) have an indemnity period not less than 12 months, (b) include an interim payments (or partial payment) clause allowing for the monthly payment of a claim pending final determination of the full claim amount, (c) cover loss sustained when access to the Site is prevented due to an insured peril at premises in the vicinity of the Site, (d) cover loss sustained due to the action of a public authority preventing access to the Site due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of the Site, (e) insure loss caused by damage or mechanical breakdown to construction plant at the Site not already insured, (f) not contain any form of a coinsurance provision or include a waiver of such provision and (g) cover loss sustained due to the interruption or failure of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Site.

PART B

CONDITIONS

All policies of liability insurance required to be maintained by the Lessee under the Operative Documents shall:

•              Be placed with responsible insurance companies authorized to do business in California (if so required by law or regulation) with (i) an A.M. Best Insurance Reports rating of “ A” (X) or better, (ii) and a Standard & Poor’s financial strength rating of “BBB+” or higher (iii) or other companies acceptable to the Lessor

•              Name the Lessor, the Debt Participants and the Administrative Agent as additional insureds as their interests may appear;

•              Provide a severability of interests and cross liability exclusion clause;

•              Be primary and not excess to or contributing with any insurance or self-insurance maintained by the Lessor, Debt Participants, or Administrative Agent.

•              Provide a waiver of subrogation in favor of the Lessor, Administrative Agent and all other Participants.  The Lessee hereby waives any and every claim for recovery from the Lessor for any and all loss or damage covered by any of the insurance policies to be maintained under this Lease to the extent that such loss or damage is recovered under any such policy.  Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Lessee shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

Loss Notification:  The Lessee shall promptly notify the Administrative Agent of any single loss or event likely to give rise to a claim against an insurer for an amount in excess of $5,000,000 covered by any insurance maintained pursuant to this Lease.

Payment of Loss Proceeds:  All policies of insurance required to be maintained pursuant to Part A shall provide that the proceeds of such policies shall be payable solely to the Administrative Agent.

Loss Adjustment and Settlement:  A loss under any insurance required to be carried under Part A shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Lessee, subject to the approval of the Lessor if such loss is in excess of $5,000,000.  In addition the Lessee may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $5,000,000 the terms of such settlement is concurred with by the Administrative Agent.

Policy Cancellation, Non-Renewal, or Material Reduction and Change:  All policies of insurance required to be maintained pursuant to this Schedule 11.1 shall be endorsed so that if at any time should they be not renewed, canceled, coverage be reduced (by any party including the insured) which affects the interests of the Lessor or the Administrative Agent, such non-renewal cancellation or reduction shall not be effective as to the Lessor for 30 days, except for non-payment of premium which shall be for 10 days, after receipt by the Administrative Agent of written notice from such insurer of such cancellation or reduction.

Miscellaneous Policy Provisions:  All policies of insurance required to be maintained pursuant to Part A shall (i) not include any annual or term aggregate limits of liability except as regards the insurance applicable to the perils of flood and earth movement and pollutant clean up of land and water at the Site, (ii) shall include the Lessor and the other Participants as additional insureds as their interests may appear and the Administrative Agent as loss payee, and (iii) include a clause requiring the insurer to make final payment on any claim within 30 days after the submission of proof of loss and its acceptance by the insurer.

Separation of Interests:  All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Lessor and the Administrative Agent regardless of any breach or violation by the Lessee or any other party of warranties, declarations or conditions contained in such policies, any action or inaction of the Lessee or others.

Acceptable Policy Terms and Conditions:  All policies of insurance required to be maintained pursuant to this Lease shall contain terms and conditions acceptable to the Lessor.

Waiver of Subrogation:  All policies of insurance to be maintained by the provisions of this Lease shall provide for waivers of subrogation in favor of the Lessor.

Evidence of Insurance:  On the Advance Date and at least 10 days prior to each policy anniversary, the Lessee shall furnish the Lessor with certificates of insurance or binders in an Accord form evidencing all of the insurance required by the provisions of this Lease.  Such certificates of insurance/binders shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself.  Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Lease.  Upon request, the Lessee will promptly furnish the Lessor with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Lessee.  The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

Reports:  Concurrently with the furnishing of the certification referred to in the paragraph above, the Lessee shall furnish the Lessor with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule and attaching an updated copy of the schedule of insurance required by part (2) of the preceding paragraph.  In addition the Lessee will advise the Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Lessee pursuant to this Lease.

No Duty of Agent to Verify or Review:  No provision of this Lease shall impose on the Lessor or the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Lessee, nor shall the Lessor or the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Lessee to any insurance company or underwriter.  Any failure on the part of the Lessor or the Administrative Agent to pursue or obtain the evidence of insurance required by this Lease from the Lessee and/or failure of the Lessor or the Administrative Agent to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Lease.

PA Definitions (Ross)

APPENDIX A

to

Participation Agreement

I.  Interpretation.  In each Operative Document, unless a clear contrary intention appears:

(a)           any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

(b)           words importing the singular, where appropriate, include the plural and vice versa;

(c)           words importing a gender include any gender;

(d)           a reference in any Operative Document to a part, clause, section, exhibit or schedule without further description is a reference to a part, clause and section of, and exhibit and schedule to, such Operative Document;

(e)           a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

(f)            a reference to a document includes, unless the context thereof otherwise requires, any amendment or supplement to, or replacement or novation of, that document to the extent such amendment or supplement to, or replacement or novation of, such document is not entered into in violation of any of the terms and provisions of the Operative Documents;

(g)           a reference to a party to a document includes that party’s permitted successors and permitted assigns;

(h)           a reference to “including” means including without limiting the generality of any description preceding such term and for purposes hereof a general statement followed by or referable to an enumeration of specific matters shall not be limited to matters similar to those specifically mentioned; and

(i)            the word “until,” when used in the context of a date for payment, means until (but excluding) such date for payment.

II.  Legal Representation of the Parties.  The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

III.  Accounting Terms.  All accounting terms not specifically defined otherwise herein shall have the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless specifically provided otherwise herein, in accordance with GAAP.

IV.  Defined Terms.  Terms defined herein have the respective meanings indicated below when used in each Operative Document.

“ABR” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect one day prior to such day plus 1/4 of 1%.  For purposes hereof:  “Prime Rate” means the rate of interest per annum publicly announced from time to time by Wachovia Bank, National Association as its prime rate in effect at its principal office in Charlotte, North Carolina (the Prime Rate not being intended to be the lowest rate of interest charged by Wachovia Bank, National Association in connection with extensions of credit to debtors); and “Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on such day or, if such day is not a Business Day, on the next preceding Business Day, by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Acceleration” means either a Credit Note Acceleration or Lessor Loan Acceleration.

“Acquisition Costs” means the aggregate amounts funded by the Participants on the Advance Date (i) for the acquisition by the Lessor of the Existing Investor Certificates and the Existing Notes pursuant to and in accordance with the terms and conditions of the Assignment Agreement and (ii) to reimburse the Lessee for certain costs paid by the Lessee for the construction of the Improvements for which the Lessee has not received reimbursement under the Existing Operative Documents and for the payment by the Lessee of costs previously incurred by the Lessee or its Affiliates to complete the Final Completion Work.

“Adjusted Debt to Total Capitalization Ratio” means, for any period, the ratio of (i) Consolidated Adjusted Debt as at the last day of such period to (ii) an amount equal to the sum of Consolidated Adjusted Debt plus Stockholders’ Equity as at the last day of such period.

“Adjusted Interest Coverage Ratio” means, for any period, the ratio of (i) EBITDAR for such period, to (ii) Consolidated Total Interest Expense plus Consolidated Rent Expense for such period.

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“Administrative Agent” means Wachovia Bank, National Association.

“Advance Date” means the Business Day on which the Fundings are made under the Participation Agreement in accordance with Section 2.3 thereof.

“Advance Request” is defined in Section 2.3.1 of the Participation Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with, such Person.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

“After-Tax Basis” is defined in Section 9.4(b) of the Participation Agreement.

“Alterations” means, with respect to the Facility, alterations, improvements, modifications and additions to the Improvements.

“Applicable Laws” means, with respect to any Person or the Facility (as applicable), all existing and future applicable laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of, and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including Environmental Laws and other laws pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of the Facility) and any restrictive covenant or deed restriction or easement of record affecting the Facility, and any requirements of applicable insurance companies or insurance regulatory agencies.  To the extent the Lessee or any other party obtains an exemption, variance or similar exception to any Applicable Laws for or in connection with the Facility, including any zoning or building ordinances or regulations, then Applicable Laws shall be construed to mean Applicable Laws as so applicable to the Facility.

“Appraiser” means Curtis-Rosenthal, LLC or such other Person as may be selected by the Lessor and is reasonably acceptable to the Lessee.

“Appurtenant Rights” means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Site or the Improvements, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Site and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Site.

“Arranger” means Wachovia Capital Markets, LLC.

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“Assignment Agreement” means the Assignment Agreement, to be dated as of the Advance Date, and to be effective on the Advance Date by and among Ross Distribution, Inc., as lessee, Ross Stores, Inc., as construction agent, Ross Statutory Trust 2001A, as lessor, Wells Fargo Bank Northwest, N.A., as trustee, BancBoston Leasing Investments Inc. and Wachovia Bank, National Association as investors, Breeds Hill Capital Company, LLC, as conduit loan lender, Fleet National Bank and Wachovia Bank, National Association, as liquidity providers, Wachovia Bank, National Association, as a B Lender, Fleet National Bank, as Administrative Agent, Collateral Agent and Liquidity Agent, the Lessor, as Assignee, the Administrative Agent, and the Lessor Lenders.

“Assignments of Lease” means, collectively, the First Lien Assignment of Lease and the Second Lien Assignment of Lease, and each an “Assignment of Lease”.

“Authorized Officer” means with respect to any Person delivering an Operative Document, any officer (or trustee) of such Person who shall be duly authorized to execute the Operative Documents.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended.

“Bankruptcy Default” means, with respect to the Lessee or the Guarantor, an Insolvency Event without regard to the cure or grace periods provided therein.

“Banks” means each of the lending institutions listed on Schedule 1 to the Revolving Credit Agreement.

“Base Rent” is defined in Section 3.1 of the Lease.

“Beneficiaries” means collectively, the Administrative Agent and the Debt Participants.

“Benefitted Lender” is defined in Section 8.8 of the Lessor Loan Agreement.

“Benefitted Note Purchaser” is defined in Section 18.5 of the Credit Note Purchase Agreement.

“Board of Directors” means, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

“Borrower” means the Lessor, as borrower under the Lessor Loan Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina and San Francisco, California are authorized or required by law to close.

“Called Principal” shall mean, with respect to any Note or Investor Amounts, the outstanding principal amount of such Note or Investor Amounts that is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

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“Capitalized Lease” means any lease of real property by a member of the Guarantor Affiliated Group as lessee which is shown as a liability on the Consolidated balance sheet of the Guarantor in accordance with GAAP.

“Capitalized Lease Obligations” means, with respect to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be so required to be capitalized on the balance sheet of such Person as lessee thereof in accordance with GAAP.

“Cash Equivalents” means (a) Government Obligations having maturities of not more than one year from the date of acquisition, (b) certificates of deposit of any commercial bank incorporated under the laws of the United States or any state, territory or commonwealth thereof of recognized standing having capital and unimpaired surplus in excess of $500,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent by S& P or at least P-1 or the equivalent by Moody’s (any such bank, an “Approved Bank”), which certificates of deposit have maturities of not more than one year from the date of acquisition, (c) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clauses (a), (b) and (d) of this definition entered into with any Approved Bank which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a), (b) and (d), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Approved Bank thereunder, (d) commercial paper or financial company paper issued by any person incorporated under the laws of the United States, or any state thereof, and rated at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s, and in each case maturing not more than 9 months from the date of acquisition and not issued by the Guarantor or any Affiliate of the Guarantor and (e) investments in money market funds that are registered under the Investment Company Act, which have assets of at least $100,000,000 and at least 95% of whose assets consist of investments or other obligations of the type described in clauses (a) through (d) above and as to which withdrawals are permitted at least every 30 days.

“Casualty” means an event of damage or casualty relating to all or part of the Facility that does not constitute an Event of Loss.

“Change of Control” means a Lessee Change of Control or a Guarantor Change of Control.

“Claims” means liabilities, obligations, damages, losses, demands, penalties, interest, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including, without limitation, reasonable, actually-incurred legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means (i) as to any Credit Note Purchaser, its commitment to purchase Credit Notes on the Advance Date in an aggregate principal amount set forth on Schedule I to the Participation Agreement, (ii) as to any Lessor Lender, its commitment to make Lessor Loans to the Borrower on the Advance Date in an aggregate principal amount set forth on Part A of Schedule II to the Participation Agreement, and (iii) as to Lessor, its commitment to make

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available Investor Contributions in an aggregate principal amount set forth on Part B of Schedule II to the Participation Agreement.

“Commitment Percentage” means, as to any Participant, the percentage set forth opposite such Participant’s name under the heading “Commitment Percentage” on Schedule I to the Participation Agreement, with respect to the Credit Note Purchasers, Part A of Schedule II to the Participation Agreement, with respect to the Lessor Lenders, and Part B of Schedule II to the Participation Agreement, with respect to the Lessor.

“Compliance Certificate” means the report substantially in the form of Exhibit E to the Revolving Credit Agreement, delivered by the Guarantor to the Administrative Agent pursuant to Section 4.1(w) and 6.1(k)(iii) of the Participation Agreement.

“Condemnation” means any condemnation, requisition or other taking or sale of the use, occupancy or title to the Facility or any part thereof in, by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, that does not constitute an Event of Loss.

“Consolidated” or “Consolidating” shall have the respective meanings ascribed to such terms under GAAP.

“Consolidated Adjusted Debt” means, as at any date of determination, all Indebtedness of the Guarantor on a Consolidated basis for borrowed money (including, without limitation but without duplication, (i) Indebtedness arising under Capitalized Leases, (ii) Indebtedness arising under Synthetic Leases, (iii) liabilities under Loan Guarantees, and (iv) liabilities under standby letters of credit (but excluding liabilities under documentary letters of credit)) plus an amount equal to six times Consolidated Rent Expense for the twelve-month period ending on such date of determination.

“Consolidated Rent Expense” means, for any period, the aggregate rental expenses payable by the Guarantor on a Consolidated basis for such period (including percentage rent) under any operating Leases classified as such under GAAP but not including any amount included in the definition of “Consolidated Total Interest Expense.”

“Consolidated Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consolidated Tangible Net Worth” means, as at any date of determination, Stockholders’ Equity less any intangible assets, with intangible assets defined as goodwill, patents, trademarks, tradenames, lease rights, capitalized pre-opening costs, franchises, organization costs and property rights.

“Consolidated Total Interest Expense” means, for any period, all interest and all amortization of debt discount and expense (including commitment fees, letter of credit fees, balance deficiency fees and similar expenses) on all Indebtedness of the Guarantor on a

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Consolidated basis (including outstanding letters of credit), all as determined in accordance with GAAP, together with all interest expense of the Guarantor on a Consolidated basis under Synthetic Leases.

“Construction” means the construction and installation of all Improvements contemplated by the Plans and Specifications.

“Contingent Liability” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guarantying, intended to guaranty, or having the economic effect of guarantying, any Indebtedness, obligation or any other liability of any other Person or the payment of dividends or other distributions upon the shares of any other Persons in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreement or arrangements) for the benefit of the holder of Indebtedness or other obligation of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation against loss or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.  The amount of any Contingent Liability hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness, obligation or liability in respect of which such Contingent Liability is made.

“Control” means (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

“Credit Note Acceleration” means an “Acceleration” as defined in Section 11 of the Credit Note Purchase Agreement.

“Credit Note Balance” means, as of any date of determination, an amount equal to the sum of the outstanding principal amount of the Credit Notes of all Credit Note Holders, together with all accrued and unpaid Interest thereon.

“Credit Note Documents” means the Participation Agreement, the Credit Note Purchase Agreement, the Credit Notes, the Debt Participants’ Indemnity Agreement, the Intercreditor Agreement, the Guaranties and the Security Documents.

“Credit Note Holder” means, at any time, each Person that holds a Credit Note.

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“Credit Note Purchase Agreement” means the Credit Note Purchase Agreement, dated as of the Documentation Date, among Lessor, as Issuer thereunder, and each Credit Note Purchaser.

“Credit Note Purchase Agreement Default” means any condition, occurrence or event which, after notice or lapse of time, or both, would constitute a Credit Note Purchase Agreement Event of Default.

“Credit Note Purchase Agreement Event of Default” is defined in Section 11 of the Credit Note Purchase Agreement.

“Credit Note Purchaser” means each of the insurance companies or other financial institutions named on Schedule I to the Participation Agreement.

“Credit Note Rate” means 5.65% per annum.

“Credit Notes” is defined in Section 1 of the Credit Note Purchase Agreement.

“Debt Participants” means, collectively, the Credit Note Holders and the Lessor Lenders.

“Debt Participants’ Indemnity Agreement” means that certain Indemnity Agreement, dated as of the Documentation Date, between Parent Indemnitor and the Debt Participants.

“Debt Rating” means, as of any date of determination thereof and with respect to any Person, the ratings most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of such Person.

“Default” means, collectively, a Lease Default and a Bankruptcy Default.

“Discounted Value” shall mean, with respect to the Called Principal of any Note or Investor Amounts, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which Interest on the Notes or the Yield on the Investor Amounts, as applicable, is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of the Facility or any portion thereof following the exercise of remedies by the Participants in a single transaction or series of transactions.

“Documentation Date” is defined in Section 2.1(b) of the Participation Agreement.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“EBITDA” means, in relation to the Guarantor on a Consolidated basis for any period, an amount equal to the net income for such period of the Guarantor on a Consolidated basis after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP for such period, but, in determining such Consolidated net income, any GAAP extraordinary gains during such period shall be excluded from such calculation, plus the following to the extent

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deducted in computing such Consolidated net income for such period:  (i) Consolidated Total Interest Expense for such period, (ii) Consolidated taxes on income for such period, (iii) Consolidated depreciation for such period, (iv) Consolidated amortization for such period, and (v) extraordinary non-cash losses for such period to the extent such losses have not been and will not become cash losses in a later fiscal period.

“EBITDAR” means, in relation to the Guarantor for any period, an amount equal to EBITDA for such period, plus Consolidated Rent Expense for such period.

“Eligible Lessor Transferee” is defined in Section 8.1.1 of the Participation Agreement.

“Engagement Letter” means the Engagement Letter from the Arranger to the Guarantor, dated June 3, 2003.

“Environmental Audit” means a Phase One Environmental Site Assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments:  Phase One Environmental Site Assessment Process (or the most recent version thereof)) of the Facility.

“Environmental Claims” means all claims, however asserted, alleging potential liability or responsibility for violation of any Environmental Law or for release of Hazardous Materials or injury to the environment.

“Environmental Damages” has the meaning specified in Section 9.6(d) of the Lease.

“Environmental Laws” means and includes the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601- 9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq. and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations or sources of legal liabilities, and any other federal, state or local laws, ordinances, rules, codes and regulations or sources of legal liabilities relating to the environment, the impact or affect of Hazardous Materials on natural resources or the regulation or control of or imposing liability or standards of conduct concerning Hazardous Materials or the investigation, clean-up or other remediation of the Facility (including any requirements imposed by common law), or regulating or restricting the transfer of real property because of the presence of Hazardous Materials, as any of the foregoing are from time to time amended, supplemented or supplanted.

“Environmental Report” is defined in Section 12.2 of the Lease.

“Equipment” means all equipment (and software related thereto) described in Schedule V to the Participation Agreement.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor Federal statute.

“ERISA Group” means the Guarantor, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer under Section 414(b) or (c) of the Code.

“Event of Default” means (a) a Lease Event of Default or (b) a Loan Event of Default.

“Event of Loss” means (x) the actual or constructive loss of all or substantially all of the Facility or damage thereto which is uneconomical or impractical to repair, (y) the taking by Condemnation of title to all or substantially all of the Facility, or such portion thereof that makes use of the balance uneconomic or impractical for the Lessee or (z) the taking by Condemnation of the use of all or substantially all of the Facility, or such portion thereof that makes use of the balance uneconomic or impractical for the Lessee, for a continuous period equal to or in excess of one (1) year or the remaining Lease Term (if the remaining Lease Term is less than one year).

“Excluded Amounts” means:

(a)           all indemnity payments and expenses to which any Indemnitee is entitled pursuant to the Operative Documents;

(b)           any amounts payable under any Operative Document to reimburse the Lessor, the Administrative Agent or any other Participant (including the reasonable expenses of any such Person incurred in connection with any such payment) for performing any of the obligations of the Lessee under and as permitted by any Operative Document;

(c)           any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to the Lessor, the Administrative Agent or any other Participant (or any such Person’s successors, assigns, agents, trustees, officers, directors or employees);

(d)           any insurance proceeds under policies maintained by the Lessor, the Administrative Agent or any other Participant and not required to be maintained by the Lessee under the Lease;

(e)           any amount payable by the Lessee pursuant to Section 4.1(v) of the Participation Agreement, whether or not such amounts are or can be characterized as a Supplemental Rent; and

(f)            any payments of interest or yield on payments referred to in clauses (a) through (e) above.

“Excluded Taxes” means any Taxes consisting of net income and franchise Taxes (and minimum taxes and similar taxes imposed in lieu thereof) imposed with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized

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or in which it maintains its applicable lending (or investing) office or any political subdivision thereof.  For purposes of Section 9.3 of the Participation Agreement, “Excluded Taxes” does not include U.S. withholding Taxes.

“Exculpated Persons” means the Lessor, its officers, directors, shareholders and partners.

“Existing A1 Note” is defined in Recital C to the Participation Agreement.

“Existing B Notes” is defined in Recital C to the Participation Agreement.

“Existing Conduit Loan Lender” is defined in Recital A to the Participation Agreement.

“Existing Conduit Note” is defined in Recital C to the Participation Agreement

“Existing Facility Note” is defined in Recital C to the Participation Agreement.

“Existing Investor Certificates” is defined in Recital C to the Participation Agreement.

“Existing Lease” is defined in Recital A to the Participation Agreement.

“Existing Lenders” means the holders of the Existing Notes.

“Existing Lessor” is defined in Recital A to the Participation Agreement.

“Existing Investors” is defined in Recital A to the Participation Agreement.

“Existing Notes” means the Existing A1 Note, Existing B Notes, Existing Conduit Note and Existing Facility Note.

“Existing Operative Documents” is defined in Recital A to the Participation Agreement.

“Existing Participation Agreement” is defined in Recital A to the Participation Agreement.

“Existing Participation Agreement Amendment” is defined in Recital B to the Participation Agreement.

“Extension Option” is defined in Section 8.5(a) of the Participation Agreement.

“Extension Option Effective Date” is defined in Section 8.5(a) of the Participation Agreement.

“Extension Option Request” is defined in Section 8.5(a) of the Participation Agreement.

“Extension Option Response Date” is defined in Section 8.5(a) of the Participation Agreement.

“Facility” means the Site and the Improvements, collectively.

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“Facility Documents” is defined in paragraph G of the Consideration Clause of the Mortgages.

“Facility Improvements” means the “Facility Improvements”, as defined in Appendix A to the Existing Participation Agreement.

“Fair Market Value” means the amount, which in any event shall not be less than zero, that would be paid in cash in an arm’s-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Facility, as set forth in an appraisal.  The Fair Market Value of the Facility shall be determined based on the assumption that, except as otherwise expressly set forth in the Operative Documents, the Lessee is in compliance with the other requirements of the Operative Documents applicable to the Facility and that the Facility is free and clear of all Liens.

“Fees” means any amounts payable pursuant to Section 2.6 of the Participation Agreement.

“50% FMV Event” is defined in Section 6.2(h) of the Participation Agreement.

“Final Completion Work” means the punch list items described in Schedule VIII to the Participation Agreement that needs to be performed to achieve completion of the Facility Improvements in accordance with the Plans and Specifications.

“Final Payment Date” is defined in Section 18.2(f) of the Lease.

“Financing Statements” means, collectively, the Lessee Financing Statements, and the Lessor Financing Statements.

“First Lien Assignment of Lease” means the First Lien Assignment of Lease dated as of the Documentation Date from the Lessor, as assignor, to the Administrative Agent (on behalf of the Lessor Lenders), as assignee.

“First Lien Mortgage” means the First Lien Deed of Trust, Security Agreement and Fixture Filing dated as of the Documentation Date made by the Lessor and the Lessee for the benefit of the Administrative Agent (on behalf of the Lessor Lenders).

“Fiscal Quarter” means each of the Lessee’s four fiscal reporting periods ending, respectively, on March 31, June 30, September 30 and December 31 of each year.

“Fixtures” is defined in the Granting Clause of each Mortgage.

“Funding” means an advance of funds by the Participants pursuant to Section 2.3 of the Participation Agreement.

“GAAP” means United States generally accepted accounting principles in effect from time to time consistently applied.

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“Government Obligations” means readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

“Governmental Action” means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Facility.

“Governmental Authority” means any applicable foreign, federal, state, county, municipal or other government, quasi-government or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or arbitrator or panel of arbitrators.

“Gross Sales Proceeds” means the gross proceeds from any sale of the Facility pursuant to the Remarketing Option.

“Guaranties” means, collectively, the Lessee Guaranty, the Participant Guaranty and, if delivered pursuant to Section 6.1(l)(iv) to the Participation Agreement, the Subsidiary Guarantees.

“Guarantor” means Ross Stores, Inc.

“Guarantor Affiliated Group” means, collectively, the Guarantor and each of its Subsidiaries in existence from time to time.

“Guarantor Change of Control” means the occurrence of any of the following: (i) any Person or “group” (within the meaning of Section 13(d) of the Securities Exchange Act) of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Securities Exchange Act) of securities of the Guarantor representing 35% or more of the combined voting power of the then outstanding securities of the Guarantor ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (ii) the board of directors of the Guarantor shall cease to consist of a majority of the individuals who constituted the board of directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the board of directors of the Guarantor as of the date hereof; or (iii) any change in equity ownership of any Significant Subsidiary of the Guarantor, except as may be expressly permitted by Section 6.1(x) of the Participation Agreement.

“Hazardous Condition” means any condition that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law.

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“Hazardous Material” means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, its derivatives, by-products and other hydrocarbons and friable asbestos and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State of California or any political subdivision thereof.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under interest rate or currency swap agreements, interest or exchange rate cap agreements and interest or exchange rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Highest Lawful Rate” is defined in Section 3.3 of the Participation Agreement.

“Improvements” means any and all buildings, structures, improvements and Fixtures now or hereafter situated or located on the Site, including parking structures, electrical equipment, power plants, storage tanks, heating and/or air conditioning systems, ventilation systems, mechanical systems, emergency systems, access ways, recreational areas, vehicle control facilities, landscaping, and utility and service systems used or procured for use in connection with the operation and maintenance of such buildings and structures but excluding the Lessee’s Property.

“Indebtedness”, when used with respect to any Person, and without duplication means:

(1)           all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or incurred in connection with the acquisition of any services (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of such property or services;

(2)           all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3)           all obligations and liabilities (contingent or otherwise) in respect of (a) Capitalized Lease Obligations; and (b) any lease or related documents (including a purchase agreement) in connection with any Synthetic Lease Obligations or other lease of property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such

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lease or related document to purchase or to cause a third party to purchase the leased property;

(4)           all Hedging Obligations of such Person;

(5)           all Contingent Liabilities of such Person in respect of Indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4) above;

(6)           any indebtedness or other obligations described in clauses (1) through (4) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(7)           any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6) above.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture characterized as a partnership for commercial law purposes in which such Person is a general partner or a joint venturer.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Liabilities at such date.

“Indemnitee” means each Participant, the Administrative Agent, the Arranger and the respective successors, permitted assigns, permitted transferees, invitees, trustees, contractors, servants, employees, officers, directors, shareholders, members, partners, participants, representatives and agents of the foregoing Persons; provided, that in no event shall Lessee or any Affiliate of the Lessee be an Indemnitee.

“Indemnity Agreements” means, collectively, the Debt Participants’ Indemnity Agreement and the Lessee Indemnity Agreement.

“Initial Financial Statement” is defined in Section 5.5(i) of the Participation Agreement.

“Insolvency Event” means, with respect to any Person, any event pursuant to which such Person makes an assignment of or for the benefit of creditors, files a case or petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) for it or for a substantial part of its property, commences any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, consents or acquiesces in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or any substantial part of its property, or admits its inability to pay its debts generally as they become due, or authorizes any of the foregoing to be done or taken on behalf of such Person, or any case or petition in bankruptcy or under any other insolvency law is commenced against such Person

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and is not dismissed within 90 days after such commencement or results in an order for relief that is not vacated or set aside within 90 days from the date of entry thereof.

“Insolvent” or “Insolvency” means the occurrence of one or more of the following events with respect to a Person:  (i) dissolution (except as permitted by Section 6.1(x) of the Participation Agreement; (ii) termination of existence (except as permitted by Section 6.1(x) of the Participation Agreement); (iii) insolvency within the meaning of the Bankruptcy Code or other comparable foreign or domestic applicable statutes; (iv) such Person generally not paying its debts as they become due or its inability to pay its debts as they come due; (v) such Person having unreasonably small capital with which to engage in its business, (vi) such Person having incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, (vii) such Person’s failure to have assets (both tangible and intangible) having a present fair salable value in excess of the amount required to pay the probable liability on its then existing debts (whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent), (viii) such Person’s application for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ix) such Person’s making of a general assignment for the benefit of its creditors, (x) commencement by such Person of a voluntary case under the Bankruptcy Code, (xi) the taking or commencement by any Person of any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (xii) such Person’s failure to contest in a timely or appropriate manner, or acquiescence in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other comparable law, (xiii) such Person’s taking of any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing or passing any board resolution or taking of any corporate action for the purpose of effecting any of the foregoing; or (xiv) commencement of a proceeding or case against such Person, without the application or consent of such Person, in any court of competent jurisdiction, seeking (x) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of such Person’s debts, (y) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of such Person’s assets, or (z) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against such Person; or action under the laws of the jurisdiction of incorporation or organization of such Person similar to any of the foregoing shall be taken with respect to such Person and shall continue unstayed and in effect for any period of 60 days.

“Insurance Requirements” means all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Documentation Date, between the Credit Note Purchasers, Lessor Lenders, Lessor and Administrative Agent.

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“Interest” means the interest (including overdue interest) accruing on the Credit Notes and the Lessor Loans as computed and payable in accordance with the terms of the Credit Note Purchase Agreement and each Credit Note or the Lessor Loan Agreement and each Lessor Note, as applicable.

“Interest Period” means, with respect to any Note or any Investor Amounts bearing Interest or Yield, as applicable, by reference to the Credit Note Rate, Lessor Loan Rate or the Yield Rate, as applicable, all or any portion of the period from and including the Advance Date to the next succeeding Scheduled Payment Date and thereafter from and including a Scheduled Payment Date to but excluding the next succeeding Scheduled Payment Date during which such Note or Investor Amounts bear Interest or Yield by reference to such rate.

“Investment” means, as applied to any Person, (i) the purchase or acquisition of any share of capital stock, partnership interest, limited liability company membership interest, evidence of indebtedness or other equity security of any other Person, (ii) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, (iii) any real estate held primarily for sale or investment, (iv) any commodities futures contracts held other than in connection with bona fide hedging transactions, (v) any other investment in any other Person, and (vi) the making of any commitment or acquisition of any option to perform any of the acts specified in clauses (i) through (v) of this definition.

“Investment Company Act” means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

“Investor Amounts” means, as of any date of determination, the aggregate amount of Investor Contributions, net of any distributions (other than distributions of Yield) with respect thereto.

“Investor Amounts Balance” means, as of any date of determination, an amount equal to the outstanding Investor Amounts, together with all accrued and unpaid Yield thereon.

“Investor Base Rent” means, for each Scheduled Payment Date, an amount equal to the Yield accrued on the Investor Amounts at the Yield Rate during the Interest Period ending on such date.

“Investor Contribution” means the amount which Lessor is required to fund as its portion of the Funding pursuant to Section 2.3(a) of the Participation Agreement or any other amount which Lessor funds under or pursuant to the Operative Documents.

“Land” is defined in the Consideration Clause of the Mortgage.

“Land Agreements” is defined in Section 9.8 of the Lease.

“Lease” means the Amended and Restated Lease Agreement dated, as of the Documentation Date, between the Lessor, as lessor, and the Lessee, as lessee, in respect of the Facility.

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“Lease Balance” means, as of any date of determination, an amount equal to the sum of the Credit Note Balance, the Lessor Loan Balance, the Investor Amounts Balance and all other amounts owing by the Lessee under the Operative Documents (including without limitation, but without duplication, accrued and unpaid Rent).

“Lease Default” means any condition, event or act which, with notice or lapse of time or both, would become a Lease Event of Default.

“Lease Event of Default” has the meaning specified in Section 18.1 of the Lease.

“Lease Term” means the period commencing on and including the Advance Date and ending on the Lease Term Expiration Date.

“Lease Term Expiration Date” means July 23, 2013, as that date may be extended pursuant to Section 8.5 of the Participation Agreement.

“Leases” means any agreement granting a Person the right to occupy space in a structure or real estate for any period of time, and any Capitalized Lease, Synthetic Lease, or other lease of or agreement to use personal property including machinery, equipment, furniture and fixtures, whether evidenced by written or oral lease, contract or other agreement no matter how characterized.

“Legal Requirements” means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Facility or any portion thereof or the use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Facility or any portion thereof or in any way limit the use and enjoyment thereof and any that may relate to Environmental Laws, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Facility affecting the Facility or any portion thereof.

“Lender’s Policies” is defined in Section 4.1(j) of the Participation Agreement.

“Lessee” means Ross Distribution, Inc., a California corporation.

“Lessee Change of Control” means the occurrence of any of the following:

(i)            the acquisition by any Person (other than a direct, wholly owned domestic Subsidiary of the Guarantor) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of any shares of capital stock of the Lessee; or

(ii)           any consolidation or merger of the Lessee with or into any other Person, any merger of another Person into the Lessee, or any conveyance, transfer, sale, lease (other than a sublease permitted under the Lease) or other disposition of all or substantially all of the properties and assets of the Lessee to another Person (other than a

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direct, wholly owned domestic Subsidiary of the Guarantor other than a Significant Subsidiary).

(iii)          Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act.  As used in this definition, the term “Person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act.

“Lessee Collateral” means all of the Lessee’s right, title and interest in and to each of the following, however arising and whether now existing or hereafter acquired or arising in:

(a)           the Facility;

(b)           all books and records, data bases (including credit files, software, computer programs, and other computer materials and records), in addition to all permits, contract rights and general intangibles, in each case pertaining to or generated in the operation of, the business conducted or to be conducted at the Site; and

(c)           all products, excess successions, subleases, rents, issues, profits, products, returns, income and proceeds of and from the Facility (including proceeds which constitute property of the type described in clauses (a) and (b) above, and to the extent not otherwise included, all payments under insurance (whether or not Lessee is the loss payee thereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

“Lessee Financing Statements” means UCC-1 financing statements made by the Lessee, as debtor, in favor of Lessor, as secured party, appropriately completed and executed for filing with the offices listed in Part A of Schedule IV to the Participation Agreement in order to protect the Lessor’s interest with respect to the Mortgaged Property.

“Lessee Guaranty” means the Guaranty, dated as of the Documentation Date given by Guarantor to and in favor of the Secured Parties.

“Lessee Indemnity Agreement” means that certain Lessee Indemnity Agreement, dated as of the Documentation Date, between Parent Indemnitor and the Lessee.

“Lessee Obligations” means all obligations (whether now or hereafter arising) of the Lessee under the Operative Documents.

“Lessee Operative Document” means the Participation Agreement and each other Operative Document to which the Lessee in any capacity is a party.

“Lessee Person” means the Lessee, the Guarantor or any of their Affiliates in their capacity as Lessee or Guarantor, and their successors and assigns, and all of their respective officers, directors, shareholders, partners, employees, agents, consultants (on the Facility), service-providers (on the Facility), and any other Person under the supervision of any of the foregoing pursuant to a written contract or otherwise.

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“Lessee’s Property” has the meaning given such term in Section 8.3 of the Lease.

“Lessor” means Wachovia Development Corporation, a North Carolina corporation.

“Lessor Bankruptcy Event”  means, in respect of the Lessor or the Parent Indemnitor, a Credit Note Purchase Agreement Event of Default specified in Section 10(b) of the Credit Note Purchase Agreement or a Lessor Loan Agreement Event of Default specified in Section 6.1(b) of the Lessor Loan Agreement.

“Lessor Financing Statements” means UCC-1 financing statements reflecting by the Lessor, as debtor, in favor of the Administrative Agent, as secured party, appropriately completed for filing with the offices listed in Part B of Schedule IV to the Participation Agreement in order to protect the Administrative Agent’s interest with respect to the Mortgaged Property.

“Lessor GAAP Event” means any change in GAAP occurring following the Documentation Date that in the reasonable judgment of Lessor adversely affects the financial accounting reporting of the Lessor, as such reporting relates to the transactions contemplated by the Operative Documents.

“Lessor Lenders” means, collectively, each of the financial institutions named on Schedule II to the Participation Agreement.

“Lessor Liens” means Liens on or against the Facility or the Lease or any payment of Rent (a) which result from any act of, or any Claim against, the Lessor, any owner of a direct or indirect interest in the Lessor, unrelated to its interest in the Facility or the transaction, or which result from any violation by the Lessor of any of the terms of the Operative Documents or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the Lessor, any owner of a direct or indirect interest in the Lessor, except that Lessor Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Lessor.

“Lessor Loan Acceleration” is defined in Section 6.1 of the Lessor Loan Agreement.

“Lessor Loan Agreement” means the Lessor Loan Agreement, dated as of the Documentation Date, among Lessor, as Borrower thereunder, Administrative Agent, and the Lessor Lenders.

“Lessor Loan Agreement Event of Default” is defined in Section 6.1 of the Lessor Loan Agreement.

“Lessor Loan Balance” means, as of any date of determination, an amount equal to the sum of the outstanding Lessor Loans of all Lessor Lenders, together with all accrued and unpaid Interest thereon.

“Lessor Loan Commitment” means the commitments of the Lessor Lenders to make Lessor Loans to the Lessor on the Advance Date in an aggregate principal amount set forth on Schedule II to the Participation Agreement.

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“Lessor Loan Default” means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lessor Loan Agreement Event of Default.

“Lessor Loan Documents” means the Participation Agreement, Lessor Loan Agreement, the Lessor Notes, the Debt Participants’ Indemnity Agreement, the Intercreditor Agreement, the Guaranties and the Security Documents..

“Lessor Loan Rate” means 6.62% per annum.

“Lessor Loans” means the loans made by each Lessor Lender under and pursuant to Section 2 of the Lessor Loan Agreement.

“Lessor Notes” is defined in Section 2.2 of the Lessor Loan Agreement.

“Lessor Notice” is defined in Section 6.2 of the Participation Agreement.

“Lessor’s Interests” means all of the rights and interests of the Lessor, whether now owned or hereafter acquired or arising in and to the Facility and the Lessee Collateral.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as “debtor”, any financing or continuation statement under the UCC of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

“Liquidity Agreement” is defined in Appendix A to the Existing Participation Agreement.

“Loan Agreements” is defined in Appendix A to the Existing Participation Agreement.

“Loan Base Rent” means on each Scheduled Payment Date, an amount equal to the aggregate Interest due and payable on such date on the Credit Notes pursuant to the Credit Note Purchase Agreement and on the Lessor Notes pursuant to the Lessor Loan Agreement.

“Loan Event of Default” means a Credit Note Purchase Agreement Event of Default or a Lessor Loan Agreement Event of Default, as applicable.

“Loan Guarantees” means, as applied to any Person, without duplication, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on such Person’s Consolidated balance sheet, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

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“Loans” means, collectively, loans made by Lessor Lenders under the Lessor Loan Agreement and by Credit Note Purchasers under the Credit Note Purchase Agreement.

“Majority Debt Participants” means, at any time, Debt Participants whose aggregate outstanding principal amount of Credit Notes or Lessor Loans, as the case may be, represents at least fifty-one percent (51%) of the aggregate outstanding principal amount of all Credit Notes and Lessor Loans.

“Majority Credit Note Holders” means, at any time, the Credit Note Holders whose aggregate outstanding principal amount of Credit Notes represents at least fifty-one percent (51%) of the aggregate outstanding principal amount of all Credit Notes.

“Majority Lessor Lenders” means, at any time, Lessor Lenders whose outstanding Lessor Loans in the aggregate represents at least fifty-one percent (51%) of the aggregate outstanding Lessor Loans.

“Majority Participants” means, as the context may require, the Majority Debt Participants, the Majority Credit Note Holders or the Majority Lessor Lenders as specified in Section 2.2, 3.3, 3.4, 3.6, 3.10, 4.1, 4.2 and 5.1 of the Intercreditor Agreement.

“Make-Whole Amount” shall mean, with respect to any Note or Investor Amounts, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note or Investor Amounts over the amount of such Called Principal; provided that the Make-Whole Amount shall in no event be less than zero.

“Material Adverse Effect” means any change or changes, effect or effects or condition or conditions that individually or in the aggregate are materially adverse to (i) the operations, business, properties, condition (financial or otherwise) or prospects of the Lessee or of the Guarantor, (ii) the ability of Lessee or Guarantor to perform its obligations under the Operative Documents to which it is a party or to lease the Facility under the Lease, (iii) the validity or enforceability of any of the Operative Documents or any Participant’s rights or remedies under any thereof, (iv) the status, priority or perfection of the Liens created by the Security Documents or (v) the value or condition of the Facility.

“Material Adverse Change” means any (a) material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Guarantor Affiliated Group taken as a whole, or (b) material impairment of the ability of the Guarantor Affiliated Group, taken as a whole, to perform their obligations under the Operative Documents or of the Administrative Agent’s or the Participants’ ability to enforce the Obligations.

“Material Alteration” is defined in Section 9.2(d) of the Lease.

“Material Lease Default” means any Lease Default described in Section 18.1(d) of the Lease.

“Maturity Date” means July 23, 2013.

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“Memorandum of Lease” means the Memorandum of Lease and Deed of Trust dated as of the Documentation Date between Lessor and Lessee.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgages” means, collectively, the First Lien Mortgage and the Second Lien Mortgage, and each a “Mortgage”.

“Mortgaged Property” is defined in the Granting Clause of each Mortgage.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“Net Casualty Proceeds” means the compensation and/or insurance payments net of the expenses of collecting such amounts received by Administrative Agent, the Lessor or the Lessee in respect of the Facility by reason of and on account of an Event of Loss described in clause (x) of the definition thereof or a Casualty.

“Net Condemnation Proceeds” means any award or compensation net of the expenses of collecting such amounts received by Administrative Agent, the Lessor or the Lessee in respect of the Facility by reason of and on account of an Event of Loss described in clause (y) or (z) of the definition thereof or a Condemnation.

“Net Proceeds” means Net Casualty Proceeds and Net Condemnation Proceeds.

“Net Sales Proceeds” means Gross Sale Proceeds less Remarketing Sales Expenses to be paid pursuant to Section 10.1(d) of the Participation Agreement.

“Non-Consenting Participant” is defined in Section 8.5(a) of the Participation Agreement.

“Nonseverable” shall describe an Alteration or part of an Alteration which cannot be readily removed from the Facility without causing damage (other than that of a de minimis nature) to the Facility.

“Non-U.S. Person” means any Person which is, or under United States tax law is treated as, other than (i) a citizen or resident of the United States, (ii) a corporation, partnership, limited liability company or other entity created or organized in the United States or under the law of the United States or of any state in the United States or the District of Columbia, (iii) any estate that is subject to United States federal income taxation on its worldwide income regardless of the source of its income or (iv) any trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more Persons set forth in clauses (i) through (iv) above have the authority to control all substantial decisions of the trust.

“Notes” means, collectively, the Credit Notes and the Lessor Notes.

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“Notice of Alteration” is defined in Section 9.2(d) of the Lease.

“Notice of Default and Election to Sell” is defined in paragraph 4(b)(iv)(4) of the Mortgage.

“Notice of Objection” is defined in Section 9.2(d) of the Lease.

“Obligations” is defined in Section 2.1 of the Lessee Guaranty, Section 2.1 of the Participant Guaranty or Section 1 of each Subsidiary Guarantee, as applicable.

“Obligor” means the Lessee and the Guarantor.

“Officer’s Certificate” (i) of a Person (other than the Lessee and the Guarantor) means a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller, Cashier, Assistant Cashier or the Secretary or any Assistant Secretary (or in the case of the Trustee, any Financial Services Officer) of such Person, or by any Vice President who is also Controller, Treasurer or Cashier signing alone and (ii) in respect of the Lessee and the Guarantor means a certificate signed by any authorized officer of the Lessee or the Guarantor, as applicable.

“Operative Documents” means, collectively, the following:  (a) the Participation Agreement, (b) the Assignment Agreement, (c) the Lease, (d) the Memorandum of Lease, (e) the Credit Note Purchase Agreement, (f) the Notes, (g) the Lessor Loan Agreement, (h) the Security Documents, (i) the Intercreditor Agreement, (j) the Guaranties, (k) the Indemnity Agreements, (l) the Engagement Letter, and each other agreement, certificate, document or instrument delivered in connection with any Operative Document, whether or not specifically mentioned herein or therein.

“Original Payment” is defined in Section 9.4(b) of the Participation Agreement.

“Overall Transaction” means the transactions contemplated by the Operative Documents.

“Overdue Rate” means, (a) with respect to any Note or Investor Amounts then outstanding, the lesser of (i) the Highest Lawful Rate and (ii) the sum of (x) 2% plus (y) the interest rate applicable to such Note or the Yield rate applicable to such Investor Amounts, as the case may be and (b) in the case of any other amounts due under the Operative Documents, the lesser of (x) Highest Lawful Rate and (y) ABR plus 2% per annum.

“Overdue Rent” is defined in Section 3.4 of the Lease.

“Owner’s Policy” is defined in Section 4.1(j) of the Participation Agreement.

“Parent Indemnitor” means Wachovia Corporation, a North Carolina corporation.

“Participant Balance” means, with respect to any Participant as of any date of determination:  (i) with respect to any Credit Note Holder, the sum of (x) the Credit Note

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Balance of such Credit Note Holder plus (y) all other amounts owing by Lessee or Lessor to such Credit Note Holder under the Operative Documents (including any accrued and unpaid Supplemental Rent payable to such Credit Note Holder), (ii) with respect to any Lessor Lender, the sum of (x) the Lessor Loan Balance of such Lessor Lender plus (y) all other amounts owing by Lessee or Lessor to such Lessor Lender under the Operative Documents (including any accrued and unpaid Supplemental Rent payable to such Lessor Lender), and (iii) with respect to the Lessor, the sum of (x) the Investor Amounts Balance plus (y) all other amounts owing by Lessee to the Lessor under the Operative Documents (including any accrued and unpaid Supplemental Rent payable to the Lessor.

“Participant Guaranty” means the Participant Guaranty dated as of the Documentation Date, given by Guarantor to and in favor of the Beneficiaries.

“Participants” means collectively, and “Participant” means individually any one of, the Lessor, the Credit Note Purchasers and the Lessor Lenders.

“Participation Agreement” means the Participation Agreement dated as of the Documentation Date among the Lessor, the Lessee, the Guarantor, the Credit Note Purchasers, the Lessor Lenders and the Administrative Agent.

“Payment Office” means the offices of the Administrative Agent as set forth on Schedule III to the Participation Agreement or such other office as the Administrative Agent may designate in writing to Lessee, Lessor and the other Participants.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” means any Acquisition by the Guarantor or any other member of the Guarantor Affiliated Group that meets each of the following criteria:  (i) the capital stock (or other equity interests) or assets acquired in such Acquisition relates to a line of business similar to the business in which the Guarantor Affiliated Group is engaged on the Documentation Date, (ii) the board of directors (or other comparable governing body) of the Person whose capital stock (or other equity interests) or assets are being acquired has duly approved such Acquisition, (iii) in the case of an Acquisition of the capital stock (or other equity interests) of another Person, such Person shall become a wholly-owned direct or indirect Subsidiary of the Guarantor or, in the case of a merger, the Guarantor or another member of the Guarantor Affiliated Group shall be the surviving entity of the merger with the acquired Person, (iv) the Guarantor shall notify the Administrative Agent of each such Acquisition, (v) no Lease Default or Lease Event of Default shall exist, in each case both before and after giving effect to such Acquisition, and (vi) the aggregate consideration (including all cash and non-cash consideration and any assumption of Indebtedness) for all Acquisitions occurring after the Documentation Date shall not exceed fifteen percent (15%) of the Guarantor’s Consolidated Tangible Net Worth, determined as of the end of the most recently completed fiscal quarter of the Guarantor.

“Permitted Contest” means actions taken by a Person to test, challenge, contest, appeal or request of a proceeding for review of in good faith, by appropriate proceedings timely initiated and diligently prosecuted, the legality, validity or applicability to the Facility or any interest therein of any Person of:  (a) any Applicable Law; (b) any term or condition of, or any

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revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Governmental Authority; or (c) any Lien or Tax; provided that the initiation and prosecution of such contest would not result in (i) an imminent risk of sale, forfeiture or loss of the Lien created by the Operative Documents or the right, title or interest of the Lessor in or to the Facility or any portion thereof or interruption of all or any portion of the Rent, Lease Balance or any other amount payable under the Operative Documents by reason of attachment or other Lien, (ii) a risk of criminal liability being imposed upon any Participant,  (iii) the enjoinment of or interference with the use, possession or disposition of the Facility in a material respect or (iv) materially and adversely affect the Fair Market Value, use or remaining useful life of the Facility or any portion thereof or the continued economic operation thereof; and provided, further, that in any event adequate reserves in accordance with GAAP are maintained by such Person against any adverse determination of such contest.

“Permitted Encumbrances” means:

(a)           Liens existing on the Documentation Date and disclosed in Schedule IX to the Participation Agreement;

(b)           Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required, in accordance with the provisions of Section 6.1(n) of the Participation Agreement, and liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties or in connection with the importation of goods in the ordinary course of business;

(c)           landlords’ and lessors’ liens in respect of rent not in default; liens in respect of pledges or deposits under worker’s compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics’, laborers’, carriers’, warehousemans’, materialmen’s and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

(d)           judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

(e)           easements, rights of way, restrictions, encroachments, covenants running with the land and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of its business;

(f)            purchase money liens and liens on real property securing construction or permanent real estate financing where:

(i)            with respect to liens on real property under Synthetic Leases, any such lien does not exceed an amount equal to 100% of the lessor’s (or the lessor’s lender’s) contribution to the costs of the real property and improvements under

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the Synthetic Lease agreements, including amounts incurred under such Synthetic Leases on account of bank fees, closing expenses, capitalized interest and other similar obligations; and

(ii)           in all other cases, the lien does not exceed 100% of the cost of the real property and all improvements thereon and does not extend beyond the property purchased or constructed;

(g)           security interests and liens securing charges or obligations of the Guarantor Affiliated Group in amounts not to exceed $10,000,000 in the aggregate outstanding at any time in addition to those Liens permitted under subsections (a) through (g) of the definition of “Permitted Encumbrances”, provided, that with respect to purchase money liens securing the purchase price of capital assets (including rights of lessors under capital leases), (A) each such Lien is given solely to secure the purchase price of, or the lease obligations relating to, such asset, does not extend to any other property and is given at the time or within 30 days of the acquisition of such asset, and (B) the Indebtedness secured thereby does not exceed the lesser of the cost of such asset or its fair market value at the time such security interest attaches; and

(h)           Security interests in favor of the issuer of any documentary letters of credit for the account of the Guarantor covering any documents presented in connection with a drawing under any such letter of credit; all goods which are described in such documents or any such letter of credit; and the proceeds thereof.

“Permitted Exceptions” means the exceptions set forth in the Owner’s Policy and the Lender’s Policies on the Advance Date and accepted by the Participants pursuant to Section 4.1(j) of the Participation Agreement.

“Permitted Investments” means all (i) Qualified Investments, and (ii) Investments in addition to Qualified Investments that do not in the aggregate at any time exceed five percent (5%) of the Guarantor’s Consolidated Tangible Net Worth, determined as of the date of its most recently completed fiscal quarter.

“Permitted Liens” means:

(a)           Liens created pursuant to the Operative Documents and the respective rights and interests of the Lessee, the Lessor and any Participant and their respective permitted transferees and assignees, as provided in the Operative Documents;

(b)           Lessor Liens;

(c)           Liens for Taxes either not yet due or being contested in compliance with Section 9.5 of the Lease;

(d)           materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens on Lessee’s interest in the Facility for amounts either not yet due or being contested in compliance with Section 9.5 of the Lease;

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(e)           Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and are being contested pursuant to Section 9.5 of the Lease;

(f)            easements, rights of way, reservations, servitudes and rights of others against the Facility which (x) are listed on Schedule B to the Title Policies or (y) are granted pursuant to Section 8.4 of the Lease; and

(g)           the rights of any assignee, lessee, or sublessee under assignments, leases and subleases expressly permitted by the Lease.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust (including any beneficial owner thereof), unincorporated organization, Governmental Authority or other legal entity.

“Personal Property” is defined in the Granting Clause of the Mortgage.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Assets” means assets of an employee benefit plan (as defined in Section 3(3) of ERISA) as a plan (as defined in Section 4975(e)(1) of the Code) within the meaning of United States Department of Labor Regulation Section 2510.3-101.

“Plans and Specifications” means the plans and specifications for construction of the Improvements prepared and approved in accordance with the terms and conditions of the Prior Construction Agency Agreement.

“Prescribed Forms” means duly executed and filed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Participant providing the form(s) or statement(s), (b) the Code or (c) any applicable rule or regulation under the Code, permit the Lessee to make payments under any Operative Document free of deduction or withholding of United States Tax, and shall mean, under the applicable provisions effective as of the Documentation Date, either Internal Revenue Service Form W-8BEN (claiming complete exemption under an applicable income tax treaty, if any) or Internal Revenue Service Form W-8ECI (claiming a complete exemption as effectively connected income).

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“Prior Construction Agency Agreement” is defined in Appendix A to the Existing Participation Agreement.

“Prohibited Transaction” means a transaction prohibited by Section 4975 of the Code or Section 406 of ERISA, for which no statutory or administrative exemption applies.

“Purchase Commitment” means, with respect to any Credit Note Purchaser, its commitment to purchase Credit Notes on the Advance Date in a principal amount set forth on Schedule I to the Participation Agreement.

“Purchase Date” is defined in Section 5.1(a) of the Lease.

“Purchase Option” is defined in Section 5.1(a) of the Lease.

“Purchase Price” is defined in Section 5.1(a) of the Lease Agreement.

“Qualified Investments” means, as applied to any member of the Guarantor Affiliated Group, (i) Investments in wholly-owned Significant Subsidiaries that have executed and delivered to the Administrative Agent (as defined in the Revolving Credit Agreement) a Subsidiary Guarantee, (ii) Investments in Subsidiaries of the Guarantor that are not Significant Subsidiaries in an aggregate amount outstanding not in excess of fifteen percent (15%) of the Guarantor’s Consolidated Tangible Net Worth determined as of the end of the most recently completed fiscal quarter of the Guarantor, and (iii) Investments of the type and subject to the limitations and other guidelines set forth on Schedule VI to the Participation Agreement.

“Rating Agencies” means S&P and/or Moody’s.

“Real Property” or “Real Properties” means, collectively, those parcels of land together with the improvements now or hereafter located thereon which are owned or leased by any member of the Guarantor Affiliated Group.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note or Investor Amounts, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page USD” of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the

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Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

“Release” means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

“Release Request” is defined in Section 13.1 of the Lease.

“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note or Investor Amounts, all payments of such Called Principal and Interest or Yield thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to the scheduled due date; provided that if such Settlement Date is not a date on which Interest or Yield payment is due to be made with respect to the Notes or Investor Amounts, as applicable, then the amount of the next succeeding scheduled Interest or Yield payments, as applicable, will be reduced by the amount of Interest or Yield accrued to such Settlement Date and required to be paid on such Settlement Date.

“Remarketing Option” is defined in Section 7.1 of the Lease.

“Remarketing Sales Expense” means all charges, costs and expenses of the Lessor, the Lessee and the Participants in connection with any sale pursuant to the Remarketing Option.

“Remedial Work” is defined in Section 9.6(b) of the Lease.

“Renewal Term” is defined in Section 8.5 (a)(ii) of the Participation Agreement.

“Rent” means Base Rent and Supplemental Rent, collectively.

“Replacement Participant” is defined in Section 8.5(b) of the Participation Agreement.

“Reportable Event” means, with respect to any Plan, a reportable event as described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived.

“Residual Value Guaranty Amount” means an amount equal to the product of the Lease Balance as of the Lease Term Expiration Date, after giving effect to any Rent paid on such date, multiplied by eighty percent 80%.

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“Responsible Officer” means, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Trust Officer or other officer, who in the normal performance of his or her operational responsibility would have knowledge of such matters and the requirements with respect thereto.

“Restricted Payment” means  (i) any cash or property dividend, distribution or payment, direct or indirect, by the Guarantor or any of its Subsidiaries in respect of its capital stock or other equity interests to any Person who now holds, or who in the future holds, an equity interest in the Guarantor or any of its Subsidiaries, whether evidenced by a security or not, other than dividends payable solely in shares of any class of capital stock (or other equity) to holders of that class, and (ii) any payment on account of the purchase, repurchase, redemption, retirement or other acquisition for value of any capital stock of the Guarantor or its Subsidiaries, or any other payment or distribution made in respect thereof, either directly or indirectly.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated (and only as in effect) as of August 23, 2001, among the Guarantor, certain lending institutions (including Fleet National Bank), Fleet National Bank, as administrative agent, First Union National Bank, as syndication agent, Wells Fargo Bank, National Association and First Bank, N.A., as co-documentation agents, National City Bank, as managing agent and Fleet Securities, Inc. as arranger and regardless of whether such Revolving Credit Agreement is terminated or expires.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale Date” is defined in Section 7.1(b) of the Lease.

“Scheduled Payment Date” means, as to any Note or Investor Amounts, without duplication, (i) the twenty-third (23rd) day of each month or if such twenty-third day is not a Business Day, the immediately succeeding Business Day and (ii) the Lease Term Expiration Date.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Assignment of Lease” means the Second Lien Assignment of Lease dated as of the Documentation Date from the Lessor, as assignor, to the Administrative Agent (on behalf of the Debt Participants), as assignee.

“Second Lien Mortgage” means the Second Lien Deed of Trust, Security Agreement and Fixture Filing dated as of the Documentation Date made by the Lessor and the Lessee for the benefit of the Administrative Agent (on behalf of the Debt Participants).

“Secured Parties” means the Administrative Agent, the Lessor, each of the Debt Participants, each other Indemnitee and their respective successors and assigns.

“Securities Act” means the Securities Act of 1933 as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934 as amended.

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“Security Documents” means, collectively, the Mortgages, the Assignments of Lease, the Financing Statements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person (i) to secure the obligations and liabilities of the Lessee under the Lease and other Operative Documents or (ii) to secure the obligations and liabilities of the Lessor under the Credit Note Purchase Agreement and/or under any of the other Operative Documents.

“Settlement Date” shall mean, with respect to the Called Principal of any Note or Investor Amounts, the date on which such Called Principal is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

“Significant Subsidiaries” means each “significant” (as defined under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended) domestic and foreign Subsidiary of the Guarantor.

“Site” means the land described in Exhibit A to the Lease, and all Appurtenant Rights relating to the foregoing.

“Site Acquisition Date” means the date a deed conveying the Facility to Lessor has been recorded in favor of Lessor.

“Site Assessment” is defined in Section 12.2 of the Lease.

“Stockholders’ Equity” means the amount reported as “stockholders’ equity” on the Guarantor’s Consolidated balance sheet and determined in accordance with GAAP.

“Sublease” is defined in Section 16.1 of the Lease Agreement.

“Subsidiary” means of any specified Person, (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, directly or indirectly, at the date of determination thereof owned by such Person or by such Person and a Subsidiary or Subsidiaries of such Person or by a Subsidiary or Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person or such Person and a Subsidiary or Subsidiaries of such Person has, directly or indirectly, at the date of determination thereof, at least majority ownership interest.

“Subsidiary Guarantee” means each Subsidiary Guarantee substantially in the form of Exhibit C to the Participation Agreement, executed and delivered by each Significant Subsidiary.

“Subsidiary Guarantor” means each Significant Subsidiary that executes and delivers a Subsidiary Guarantee pursuant to the Operative Documents.

“Substantial Completion” means (i) substantial completion of the Construction of the Improvements on the Site in accordance with the Plans and Specifications and Applicable Law, (ii) that the Facility Improvements and related Equipment have been installed at the Site and are available to perform their respective design functions and (iii) that Lessee has received all necessary certificates of occupancy and other Governmental Actions necessary to occupy and use the Facility as contemplated in the Plans and Specifications and the Appraisal.

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“Supplemental Rent” means all legal, accounting, administrative and other operating expenses and taxes incurred by the Lessee (other than Base Rent), any and all amounts, liabilities and obligations other than Base Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to, or for the benefit of any Participant or the Administrative Agent, including, rent, interest measured by the Overdue Rate, the Lease Balance, Fees, any Make-Whole Amounts,  and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all other costs associated with the condition, use or operation, maintenance, management and utilities relating to the Facility.

“Substitute Transferee” is defined in Section 6.2(h) of the Participation Agreement.

“Substitute Transferee Notice” is defined in Section 6.2(h) of the Participation Agreement.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Synthetic Lease Obligation” means, with respect to any Person that is a lessee under a Synthetic Lease, the outstanding “lease balance” or other similar amount; i.e., the outstanding principal amount of any notes of the lessor outstanding with respect to the property under lease plus the equity investment made with respect to such lease.

“Taxes” means any and all present or future liabilities, losses, expenses and costs of any kind whatsoever that are fees (including license fees, documentation fees and registration fees), taxes (including property, ad valorem, real estate, income, gross or net income, gross or net receipts, sales, use, value added, franchise, business, transfer, capital property (tangible and intangible), municipal assessments, excise and stamp taxes and sewer and water rents), levies, imposts, duties, charges, assessments or withholdings, together with any penalties, fines or interest thereon or addition thereto, which at any time may be levied, assessed or imposed by any foreign or federal, state or local taxing authority.

“Tax Indemnitee” means each of the Lessor, the Administrative Agent, any Debt Participant, employees, officers, directors, shareholders, members, partners, participants, and agents of the foregoing Persons and each of their respective successors, transferees and assigns permitted under the terms of the Operative Documents.

“Title Policies” means, collectively, the Owner’s Policy and Lender’s Policies.

“Title Company” means First American Title Insurance Company.

“Total Commitment” means, at any time, the aggregate amount of the Commitments of Lessor and all Debt Participants under the Operative Documents at such time.

“Transaction Costs” means:

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(a)           the fees and expenses of the Appraiser;

(b)           the fees and expenses of (i) Mayer, Brown, Rowe & Maw LLP, and (ii) Chapman and Cutler LLP, as Credit Note Purchasers’ special counsel, incurred in connection with the negotiation, documentation and consummation of the Overall Transaction;

(c)           any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, Mortgages, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents, unless the Operative Documents expressly provide that such Taxes or fees are required to be paid by a Person other than the Lessee;

(d)           any search fees, title fees, premiums and escrow costs and other expenses relating to title insurance incurred in connection with the closings contemplated by the Operative Documents;

(e)           the fees and expenses set forth in Section 7.1(c) of the Participation Agreement;

(f)            the Arranger’s costs and expenses, including any costs and expenses incurred by the Arranger with respect to any syndication;

(g)           all expenses relating to all Environmental Audits and appraisals prepared from time to time under the Operative Documents;

(h)           all costs and expenses (including premiums) incurred in connection with insurance on the Facility;

(i)            the Fees; and

(j)            without duplication of the preceding clauses, all fees, costs and expenses (including all out-of-pocket costs and expenses arising in connection with the Overall Transaction and any due diligence investigation performed by the Participants or the Administrative Agent (or any of their respective agents or Affiliates)) arising in connection with the negotiation, preparation, execution or delivery of the term sheet relating to the Overall Transaction or of the Operative Documents.

“Trust Agreement” is defined Appendix A to the Existing Participation Agreement.

“UCC” means the Uniform Commercial Code of New York or any other applicable jurisdiction.

“WDC Confirmation Letter” means the letter, dated the Documentation Date, from the Lessee to Lessor, as confirmed by a Responsible Officer of Lessor and, if requested by the Lessee pursuant to Section 6.2(j) of the Participation Agreement, each quarterly letter thereafter in substantially the same form.

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“Yield” means, for each Interest Period, the amount accrued on the Investor Amounts outstanding from time to time at the Yield Rate.

“Yield Rate” means 6.62% per annum.

35

Participation Agreement (Ross)

PARTICIPATION AGREEMENT

dated as of July 23, 2003

among

ROSS DISTRIBUTION, INC.,
as Lessee,

ROSS STORES, INC.,
as the Guarantor,

WACHOVIA DEVELOPMENT CORPORATION,
as Lessor,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

THE FINANCIAL INSTITUTIONS NAMED ON SCHEDULE I HERETO,
as Credit Note Purchasers,

and

THE FINANCIAL INSTITUTIONS NAMED ON SCHEDULE II HERETO,
as Lessor Lenders

WACHOVIA CAPITAL MARKETS, LLC,
as Arranger

SECTION 12.2.	Brokers
SECTION 12.3.	Notices
SECTION 12.4.	Counterparts
SECTION 12.5.	Amendments
SECTION 12.6.	Headings, etc
SECTION 12.7.	Third Party Beneficiaries
SECTION 12.8.	Applicable Law
SECTION 12.9.	Severability
SECTION 12.10.	Limitation of Liability
SECTION 12.11.	Further Assurances
SECTION 12.12.	Reproduction of Documents
SECTION 12.13.	Submission to Jurisdiction
SECTION 12.14.	Jury Trial
SECTION 12.15.	Appointment of Administrative Agent
SECTION 12.16.	Resignation by the Administrative Agent
SECTION 12.17.	Role of Arranger
SECTION 12.18.	Binding Effect
SECTION 12.19.	Limited Liability
SECTION 12.20.	Consent to Certain Actions
SECTION 12.21.	Estoppel Certificates
Exhibit A	Form of Advance Request
Exhibit B-1	Responsible Officer’s Certificate of Lessee
Exhibit B-2	Responsible Officer’s Certificate of Guarantor
Exhibit C	Form of Subsidiary Guarantee
Exhibit D	Form of Opinion of Special Counsel to Lessor
Exhibit E	Form of Offeree Letter

Schedule I	Credit Note Purchasers and Commitment Amounts
Schedule II	Lessor Lenders and Commitment Amounts
Schedule III	Addresses for Payment and Other Communications
Schedule IV	Filings and Recordings
Schedule V	Equipment
Schedule VI	Investments
Schedule VII	[Intentionally Omitted]
Schedule VIII	Final Completion Work
Schedule IX	Liens
Schedule 5.5(c)	Organization and Qualification

Schedule 5.5(h)	Franchises, Patents, Copyrights, Etc.
Schedule 5.5(l)	Taxes
Schedule 5.5(m)	Litigation
Schedule 5.5(n)	Subsidiaries
Schedule 5.5(q)	Environmental Matters
Schedule 5.5(v)	Certain Transactions
Schedule 6.1(t)	Indebtedness
Schedule 6.1(u)	Loan Guarantees

Appendix A	Definitions and Interpretation

THIS PARTICIPATION AGREEMENT is dated as of July 23, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Participation Agreement”), and is among: ROSS DISTRIBUTION, INC., a California corporation, as Lessee; ROSS STORES INC., a Delaware corporation, as Guarantor; WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation, as Lessor; WACHOVIA BANK, NATIONAL ASSOCIATION (the “Administrative Agent”), as Administrative Agent; the financial institutions listed on Schedule I hereto as Credit Note Purchasers; and the financial institutions listed on Schedule II hereto as Lessor Lenders.

W I T N E S S E T H:

A.            Lessee, Guarantor, as Construction Agent, and certain other parties named therein entered into that certain Participation Agreement, dated as of December 17, 2001 (as amended to date, the “Existing Participation Agreement”), and the other Operative Documents (as defined in Appendix A to the Existing Participation Agreement, the “Existing Operative Documents”) pursuant to which (i) financing was provided by the Investors (as defined in Appendix A to the Existing Participation Agreement, the “Existing Investors”) and the Conduit Loan Lender (as defined in Appendix A to the Existing Participation Agreement, the “Existing Conduit Loan Lender”) to the Lessor (as defined in Appendix A to the Existing Participation Agreement, the “Existing Lessor”) for the acquisition by the Existing Lessor of a fee simple interest in the Site (as defined in Appendix A to the Existing Participation Agreement) and for the construction of the Land Improvements and the Facility Improvements (as such terms are defined in Appendix A to the Existing Participation Agreement), (ii) the Facility (as defined in Appendix A to the Existing Participation Agreement) was leased by the Existing Lessor to Lessee, as lessee, pursuant to the terms of the Lease (as defined in Appendix A to the Existing Participation Agreement, the “Existing Lease”), (iii) Guarantor entered into and delivered the Guaranty (as defined in Appendix A to the Existing Participation Agreement) pursuant to which, among other things, it guaranteed the obligations of Lessee under the Existing Operative Documents, and (iv) the Administrative Agent under, and as defined in, the Existing Participation Agreement, acting on behalf of, among others, the Existing Conduit Loan Lender and the Existing Investors, was given under the Mortgage (as defined in Appendix A to the Existing Participation Agreement), a Lien on the Facility, the other Collateral (as defined in Appendix A to the Existing Participation Agreement) and certain other property in order to secure the payment of amounts due and owing to the Existing Investors and the Existing Conduit Loan Lender under the Existing Operative Documents.

B.            Lessee, Guarantor, as Construction Agent, and certain other parties named therein entered into that certain Amendment No. 1 to Participation Agreement, dated as of April 15, 2002 (the “Existing Participation Agreement Amendment”), pursuant to which (i) the Existing Participation Agreement and the Existing Operative Documents were amended as more fully set forth in the Existing Participation Agreement Amendment.  Any reference herein to the Existing Participation Agreement or any of the Existing Operative Documents shall be a reference to such documents as they may have been amended by the Existing Participation Agreement Amendment.

C.            Pursuant to the Assignment Agreement, on the Advance Date (i) the Existing Investors and Existing Lenders will assign to Lessor each of the Investor Certificates (as defined in Appendix A to the Existing Participation Agreement, each an “Existing Investor Certificate”), the Conduit Note (as defined in Appendix A to the Existing Participation Agreement, the “Existing Conduit Note”), the B Notes (as defined in Appendix A to the Existing Participation Agreement, the “Existing B Notes”), and the Facility Note (as defined in Appendix A to the Existing Participation Agreement, the “Existing Facility Note”), (ii) the Existing Lessor will be dissolved resulting in the cancellation of the Existing Notes and Existing Investor Certificates and the transfer and conveyance by the Existing Lessor to the Lessor of its rights and interests under the Existing Operative Documents, including fee simple title to the Facility free and clear of all Liens, other than Permitted Liens, (iii) the Existing Lease will be amended and restated by the Lease, and (iv) each of the other Existing Operative Documents shall terminate and such Existing Operative Documents shall no longer be in force and effect.

D.            Pursuant to the terms and conditions hereof and of the other Operative Documents, (i) each Credit Note Purchaser has agreed to make available to Lessor its Purchase Commitment for the purchase of its Credit Note, each Lessor Lender has agreed to make available to the Lessor its Lessor Loan Commitment, and Lessor has agreed to make available its Investor Contribution, in each case by means of a Funding on the Advance Date, and (ii) the proceeds of the purchase of the Credit Notes, the proceeds of the Lessor Loan Commitments, and the proceeds of the Investor Contribution will be used by the Lessor to pay Acquisition Costs and certain Transaction Costs due and payable on or prior to the Advance Date.

F.             Each of the parties hereto desires that the Lease shall amend, restate and replace Existing Lease, and that all of the other Existing Operative Documents shall automatically and without further action terminate and be replaced with the Operative Documents.

G.            Pursuant to the terms of the Lease, Lessor has agreed to lease to the Lessee, and the Lessee has agreed to lease from the Lessor, the Facility.

H.            To induce the Credit Note Purchasers to purchase the Credit Notes, the Lessor Lenders to make the Lessor Loans, the Lessor to make the Investor Contribution, and the Lessor to lease the Facility to Lessee, and to induce the Participants to enter into this Participation Agreement, the Credit Note Purchase Agreement, the Lessor Loan Agreement and each other Operative Document and the transactions contemplated hereby and thereby, Guarantor desires to, and it is a condition to the effectiveness of the Overall Transaction that Guarantor, enter into and deliver the Guarantees for the benefit of the Participants and the additional Persons referred to therein.

I.              To secure the repayment of the obligations of the Obligors under the Operative Documents, (i) Lessee will grant to the Lessor and the Lessor will assign to the Administrative Agent, on behalf of the Debt Participants, and (ii) each of the Lessee and the Lessor will grant to the Administrative Agent, on behalf of the Debt Participants, Liens on the Facility and the other Mortgaged Property.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Participation Agreement.

ARTICLE II

CLOSING; FACILITY ACQUISITION; FUNDING

SECTION 2.1.  Documentation Date; Funding.

(a)           Closing.  All documents and instruments required to be delivered on or prior to the Advance Date pursuant to this Participation Agreement shall be deemed to have been delivered in New York City, including if such documents or instruments are delivered by way of facsimile transmission or courier.

(b)           Documentation Date.  This Participation Agreement shall be effective on and as of the earliest date (on or before July 31, 2003) (the “Documentation Date”) on which all of the conditions precedent set forth in Sections 4.1(b) (other than with respect to the Assignment Agreement), (c), (e), (f), (o) and (q) have been satisfied or waived by the applicable parties set forth herein.

SECTION 2.2.  Acquisition of Facility; Leasing of Facility.  Subject to the terms and conditions of this Participation Agreement, (a) on the Documentation Date, Lessor and Lessee shall enter into the Lease pursuant to which Lessor, following its acquisition of the Facility, shall lease the Facility to Lessee and Lessee shall lease the same from Lessor for the Lease Term, and (b) on the Advance Date, Lessor shall acquire, through an assignment of the Existing Certificates and the Existing Notes and the assumption of certain of the Existing Lessor’s obligations under the Existing Operative Documents (in each case pursuant to the Assignment Agreement), a fee simple interest in the Facility, and Lessee shall enter into and record a Memorandum of Lease and the Security Documents.  Unless the context otherwise requires, references in the Operative Documents to the acquisition of the Facility by the Lessor on the Advance Date shall be deemed to refer to the acquisition of fee simple title to the Facility through the above-described assignment and assumption pursuant to the Assignment Agreement.

SECTION 2.3.  Funding.

(a)           Amount of Funding.  Subject to the terms and conditions of this Participation Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of the Advance Request, on the Advance Date, each Credit Note Purchaser shall purchase its Credit Notes from Lessor, each Lessor Lender shall make a Lessor Loan to Lessor, and Lessor shall make an Investor Contribution in each case by making available to Lessor by wire transfer in accordance with Section 2.3.1 and the instructions set forth in the Advance Request an amount in immediately available funds on the Advance Date equal to each such Participant’s Commitment Percentage of the aggregate amount of the requested Funding.  Notwithstanding the foregoing, the Funding by each Participant on the Advance Date shall not exceed such Participant’s Commitment.  No amounts paid or prepaid with respect to any Credit Note, the Lessor Loans, or the Investor Amounts may be readvanced.

(b)           Funding to Administrative Agent.  The Funding required to be made by the Participants on the Advance Date pursuant to the Operative Documents shall be made by the Participants making the Funding directly to the Administrative Agent.

SECTION 2.3.1.  Procedures for Fundings.

(a)           Advance Request.  With respect to the Fundings required to be made by the Participants on the Advance Date, Lessee shall give the Lessor, the Credit Note Purchasers, the Lessor Lenders, and the Administrative Agent prior written notice not later than 12:00 noon (New York City time) at least three (but no more than five) Business Days prior to the proposed Advance Date (which shall be a Business Day), pursuant to an irrevocable written notice substantially in the form of Exhibit A (the “Advance Request”) setting forth:

(i)            the proposed Advance Date;

(ii)           a statement of the amount of the requested Funding, including a statement of the amount thereof, if any, that will be used to Fund (A) Acquisition Costs (including a statement of the amount of the Acquisition Costs constituting (x) principal and interest outstanding under each of the Existing Investor Certificates and the Existing Notes (including, with respect to the Existing Investor Certificates, the outstanding Certificate Amount (as defined under the Existing Operative Documents) and Yield (as defined under the Existing Operative Documents) on and as of the Advance Date) and (y) the construction costs being funded as part of such Acquisition Costs), and (B) Transaction Costs;

(iii)          a certification by Lessee that: (A) the Funding complies with the limitations and conditions set forth in Section 2.3, and (B) all conditions set forth in Article IV hereof to the Funding have been or, as of the Advance Date will be, fully satisfied or waived;

(iv)          information regarding construction costs described in clause (ii) of the definition of “Acquisition Costs” as more particularly described in the Advance Request; and

(v)           wire transfer instructions for the disbursement of funds to the Persons entitled thereto.

All documents and instruments required to be delivered on the Documentation Date or the Advance Date pursuant to this Participation Agreement shall be delivered at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019, Attention: Gregory Ruback, or at such other location as the Administrative Agent and Lessee may agree.  On the scheduled Advance Date, and subject to the satisfaction or waiver of the conditions set forth in Article IV, the Participants shall disburse the respective amounts of their Commitments in accordance with the requirements of this Participation Agreement by wire transfer directly to the Administrative Agent.

(b)           Advance Date.  All remittances made by the Credit Note Purchasers, the Lessor Lenders, and the Lessor for the Funding shall be made in immediately available federal funds by wire transfer to the Administrative Agent, on behalf of Lessor, at Administrative Agent’s office designated on Schedule III hereto prior to 12:00 noon (New York City time) on the Advance Date.  Promptly, but in no event later than 3:00 p.m. (New York City time), if all such funds are received before 1:00 p.m. (New York City time) upon the Administrative Agent’s receipt of all such funds from the Participants, subject to the conditions herein, the Administrative Agent shall wire such funds in the amounts, and to such Persons so designated in the Advance Request.  Notwithstanding anything to the contrary contained herein if the terms and conditions for the Funding set forth herein have not been satisfied by 1:30 p.m. (New York City time) on the proposed Advance Date, then no Participant shall be obligated to maintain the availability of its funds for its portion of the Funding unless such Participant has received an indemnity from the Lessee, in form and substance satisfactory to it, for the overnight investment of such funds.

(c)           Termination of Commitments.  Notwithstanding anything in this Participation Agreement to the contrary, the Commitments shall terminate and no Participant shall be obligated to make its Funding, and the Fundings may not occur, after 1:30 p.m. (New York City time) on July 23, 2003.

SECTION 2.3.2.  Use of Funds.  The proceeds of the Fundings shall be used solely for payment of the Acquisition Costs and, to the extent that there are Commitments available after funding all Acquisition Costs, for the payment of Fees and the payment or reimbursement of Lessee, to the extent amounts have previously been paid by Lessee and Lessee has not been reimbursed therefor, of Transaction Costs due and payable on or previously paid by Lessee on or prior to the Advance Date.  The portion of the Funding requested in the Advance Request for Acquisition Costs of the type described in clause (ii) of the definition of the term “Acquisition Costs” shall be used by Lessee solely to reimburse Lessee for such costs already incurred and to pay for the costs of the Final Completion Work.

SECTION 2.3.3.  Investor Amounts and Yield.

(a)           Investor Amounts outstanding from time to time shall accrue Yield at the Yield Rate, calculated in accordance with Section 2.4.  If all or any portion of the Investor Amounts, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

(b)           Subject to the provisions of the Operative Documents, Investor Amounts together with all accrued and unpaid Yield thereon shall be repaid on the Lease Term Expiration Date.

(c)           Pursuant to the Assignment of Leases, the Lessor shall direct (and the Lessor hereby directs) the Lessee to pay to the Administrative Agent for the account of the Lessor that portion of the Rent and all other amounts due with respect to the Investor Amounts payable by Lessee under the Lease (other than Excluded Amounts, which the Lessor hereby directs the Lessee to make directly to the applicable Person entitled thereto) from time to time, and the Administrative Agent shall distribute such amounts to the Lessor in accordance with Article X and the Intercreditor Agreement.  All payments or other amounts required to be made by Lessee pursuant to any of the Operative Documents shall be the direct recourse obligations of Lessee.

SECTION 2.3.4.  Credit Notes, Lessor Loans and Interest.

(a)           The Funding by a Credit Note Purchaser shall be evidenced by a separate Credit Note issued to such Credit Note Purchaser pursuant to, in the form specified in, and shall be payable and prepayable in accordance with, each Note Purchase Agreement.  Each Credit Note shall be issued in a principal amount equal to the amount of the Commitment of the related Credit Note Purchaser.  Each Credit Note shall accrue interest computed and payable in accordance with the terms of the Credit Note Purchase Agreement and such Credit Note.  Subject to the provisions of the Operative Documents, the principal amount of each Credit Note, together with all accrued and unpaid interest thereon, shall be repaid in full by Lessor on the Maturity Date as set forth in the Credit Note Purchase Agreement and such Credit Note.  Any failure to make or error in the calculations described above shall not affect the obligation of Lessor under such instrument or the corresponding obligation of Lessee to pay Rent.

(b)           Each Lessor Lender’s Lessor Loan shall be evidenced by a separate Lessor Note issued to such Lessor Lender pursuant to, in the form specified in, and shall be payable and prepayable in accordance with, the Lessor Loan Agreement.  Each Lessor Note shall be issued in a principal amount equal to the amount of the Commitment of the related Lessor Lender.  Each Lessor Loan shall accrue interest computed and payable in accordance with the terms of the Lessor Loan Agreement.  Subject to the provisions of the Operative Documents, the principal amount of each Lessor Loan, together with all accrued and unpaid interest thereon, shall be repaid in full by Lessor on the Maturity Date as set forth in the Lessor Loan Agreement and such Lessor Note.  Any failure to make or error in the calculations described above shall not affect the obligation of Lessor under such instrument or the corresponding obligation of Lessee to pay Rent.

(c)           Pursuant to the Assignment of Leases, the Lessor shall direct (and the Lessor hereby directs) the Lessee to pay to the Administrative Agent for the account of the Debt Participants that portion of the Rent and all other amounts due with respect to the Credit Notes and the Lessor Loans payable by Lessee under the Lease (other than Excluded Amounts, which the Lessor hereby directs the Lessee to make directly to the applicable Person entitled thereto) from time to time, and the Administrative Agent shall distribute such amounts to the Participants in accordance with Article X and the Intercreditor Agreement.

SECTION 2.3.5.  Certain Prepayments.

(a)           In the event that Lessee pays the Lease Balance to Lessor in connection with Lessee’s purchase of the Facility in accordance with Articles V, XIV, or Article XVIII of the Lease, Lessor will prepay the outstanding principal amount of the Credit Notes, the Lessor Loans and the Investor Amounts in an amount equal to the Lease Balance and any Make-Whole

Amounts then due, such amounts to be applied in accordance with Article X and the Intercreditor Agreement.

(b)           Any prepayment of the Credit Notes, the Lessor Loans or the Investor Amounts shall include a Make-Whole Amount based on the amount of such prepayments, which Make-Whole Amount shall be paid by Lessee.

(c)           Notwithstanding any of the foregoing to the contrary, no Make-Whole Amounts shall be due and payable in connection with the prepayment of the Credit Notes, the Lessor Loans or the Investor Amounts as a result of an Event of Loss which is not caused by any intentional action of the Lessee or any other member of the Guarantor Affiliated Group.

SECTION 2.4.  Computations and Notice of Rates.

(a)           Determination of the Rates.  All computations of Yield and other accrued amounts in respect of the Investor Amounts shall be made by the Administrative Agent at the Yield Rate (or the Overdue Rate, if applicable), on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such amount is payable over a year comprised of 360 days.  Computations of interest (including overdue interest) and other amounts payable in respect of the Credit Notes and the Lessor Loans shall be made by the Administrative Agent in accordance with the Credit Note Purchase Agreement and the Lessor Loan Agreement, respectively.

(b)           Notice of Interest and Yield.  No later than the fourth (4th) day prior to each Scheduled Payment Date, the Administrative Agent shall deliver to the Lessee and each Participant a calculation of the amount of Interest and Yield, in each case due and payable on such Scheduled Payment Date to each Participant; provided that in each case the failure of the Administrative Agent to provide such notice shall not relieve any Obligor from any liability that it may have under the Operative Documents to pay any such amount; provided further that the Administrative Agent’s failure to give such notice shall result in no liability to it.

(c)           Conclusive Determinations.  Each determination by the Administrative Agent of any rate or fee, or any other amount due, pursuant to Section 2.4(a) or 2.4(b) hereof shall be conclusive and binding on all parties hereto, absent manifest error.

(d)           Computations of Yield and Determination of Yield Rate.  Lessor hereby appoints the Administrative Agent as its agent for purposes of computing Yield in respect of the Investor Amounts and determining the Yield Rate.

SECTION 2.5.  Overdue Payments.  The Participants acknowledge that the Lessee shall have no liability with respect to overdue payments due under, or in connection with, the Credit Notes, the Lessor Loans or the Investor Amounts or any other amount due and owing by the Lessee under the Operative Documents so long as the Lessee has timely paid Rent in accordance with Article III of the Lease, or such amounts are otherwise accounted for pursuant to Section 2.3.3 or 2.3.4; provided, that such amounts due under, or in connection with, the Credit Notes, the Lessor Loans and the Investor Amounts shall be reinstated and remain outstanding, and the Lessee shall remain liable for such Rent, if at any time any payment (in whole or in part) of any Rent is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Participant or the Administrative Agent, upon the insolvency, bankruptcy, reorganization (or similar event) of the Lessee, all as though such payment of Rent had not been made.  Subject to the foregoing provisions of this Section 2.5, the Lessee acknowledges its obligation to pay as Supplemental Rent any interest computed at the Overdue Rate with respect to the amounts due under, or in connection with, the Credit Notes, the Lessor Loans or the Investor Amounts.

SECTION 2.6.  Fees.  Lessee agrees to pay to the Arranger the fees set forth in the Engagement Letter, in the amounts and on the dates set forth therein (the fees payable pursuant to this Section 2.6 are collectively referred to as the “Fees”).

SECTION 2.7.  Confirmation of Participants and the Other Parties.  Each Participant and each other party to any of the Operative Documents agrees that the release of its signature pages to Mayer, Brown, Rowe & Maw LLP upon its instruction shall constitute notice, without further act, of its confirmation that all conditions to the Advance Date set forth in Section 4.1 were met to the satisfaction of such Participant or other party.

ARTICLE III

INTENTIONS OF THE PARTIES

SECTION 3.1.  Nature of Transaction.  The parties hereto intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor will be treated as the owner and lessor of the Facility, and the Lessee will be treated as the lessee of the Facility under the Lease and in connection with the Overall Transaction, and (ii) for all federal and all state and local income tax purposes and bankruptcy and commercial law purposes, (A) the Lease and the Overall Transaction will be treated as a financing arrangement, (B) the Participants will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Credit Notes, the Lessor Loans and the Investor Contribution, which deemed loans are secured by the Facility, (C) the Lessee will be treated as the owner of the Facility for tax purposes and will be entitled to all tax benefits ordinarily available to an owner of property such as the Facility for such tax purposes, and (D) the obligations of the Lessee to pay the Base Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for federal and state income tax and bankruptcy and commercial law purposes.  Nevertheless, each party acknowledges and agrees that no other party has made any representations or warranties to any other party concerning the tax, accounting or legal characteristics of the Operative Documents and that each party has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.  The Lessor (or the Administrative Agent on behalf of the Lessor) shall have a valid and binding security interest in and Lien on the Facility, free and clear of all Liens other than Permitted Liens, as security for the obligations of the Lessee under the Operative Documents.  Except as otherwise provided by law or in connection with a settlement, compromise or adjudication made under the provisions of Section 9.2(b), each of the parties to this Participation Agreement agrees that it will not, nor will it permit any Affiliate to at any time, directly or indirectly take any action or fail to take any action with respect to the preparation or filing of any income tax or other tax return, including an amended income tax or other tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 3.1.

Specifically, without limiting the generality of clause (i) above, the parties hereto intend and agree that in the event of any insolvency, conservatorship or receivership proceedings or matters or a petition under the Bankruptcy Code, or any other applicable insolvency, conservatorship or receivership laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Guarantor, the Lessor or the other Participants or any collection actions, the transactions evidenced by the Operative Documents (including the Lease) constitute loans made directly to the Lessee by the Participants, in each case as unrelated third party lenders, and that the Lessor holds title to the Facility for the benefit of the Participants to secure Lessee’s obligations to repay such loans to the Participants and all other amounts due under any of the Operative Documents.

SECTION 3.2.  Amounts Due Under Lease and the Guaranties.  Notwithstanding anything to the contrary contained in the Operative Documents, it is the intention of the Lessee, the Guarantor, the Lessor, and each of the other Participants that:  (i) the amount and timing of installments of Base Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable during the Lease Term on each Scheduled Payment Date with respect to Interest on the Credit Notes and the Lessor Loans and to Yield on the Investor Amounts then due, (ii) if Lessee elects a Purchase Option or becomes obligated or otherwise elects to purchase the Facility under the Lease, then the Credit Notes, the Lessor Loans, and the Investor Amounts, and all Interest and Yield thereon (as applicable), any fees and all other obligations of Lessee owing to the Participants and the Administrative Agent shall be paid by Lessee as provided in the Lease; (iii) if Lessee properly elects the Remarketing Option, and subject to Section 7.1 and Article XV of the Lease, Lessee shall only be required to pay to the Administrative Agent the proceeds from the sale of the Facility, the Residual Value Guaranty Amount and any amounts due pursuant to the Assignment of Leases (which aggregate amounts may be less than the Lease Balance), together with all other amounts due and payable as Supplemental Rent in respect of the Facility; (iv) upon a Lease Event of Default resulting in an acceleration of Lessee’s obligation to purchase the Facility under the Lease at any time during the Lease Term, the amounts then due and payable by Lessee under the Lease on a recourse basis shall include all amounts necessary to pay in full the Lease Balance and (v) any payment made by the Guarantor or any Subsidiary Guarantor under any Guaranty shall reduce the Lessee’s payment obligations under the Operative Documents by the amount of such payment.

SECTION 3.3.  Highest Lawful Rate.  It is the intention of the parties hereto to conform strictly to applicable usury laws and, notwithstanding anything to the contrary contained in the Operative Documents other than in this Section 3.3), the obligations of (x) the Lessee and the Guarantor to Lessor under this Participation Agreement and the Lease, (y) the Lessor to the Credit Note Holders under the Credit Note Purchase Agreement and the Credit Notes, and to the Lessor Lenders under the Lessor Loan Agreement and the Lessor Notes, and (z) either the Lessee or the Guarantor, Lessor or any other party under any other Operative Agreement shall be subject to the limitation , if any payment of interest or of other amounts constituting interest under Applicable Laws (including, any such amounts paid, contracted for, charged or received or otherwise agreed to be paid for the use, forbearance or detention of money) under the Operative Documents (such interest and deemed interest, collectively, “Subject Interest”) would result in the recipient receiving Subject Interest in excess of the Highest Lawful Rate or otherwise in contravention of provisions of law applicable to the recipient limiting rates of interest which may be legally charged or collected by the recipient (including Federal and state laws of the United

States of America or of any other jurisdiction whose laws may be mandatorily applicable; such laws, “Applicable Usury Laws”), then the payment of any Subject Interest in excess of the Highest Lawful Rate or otherwise in contravention of Applicable Usury Laws shall not be required.  Accordingly, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Credit Note Purchase Agreement, the Credit Notes, the Lessor Loan Agreement, the Lessor Notes or any other Operative Agreement, with respect to that portion of any Subject Interest that would be in excess of the Highest Lawful Rate or otherwise in contravention of Applicable Usury Laws, it is agreed as follows as to the recipient of any such amount:

(a)           the provisions of this Section 3.3 shall govern and control over any other provision in this Participation Agreement, the Lease, the Credit Note Purchase Agreement, the Credit Notes, the Lessor Loan Agreement, the Lessor Notes and any other Operative Agreement, and each provision set forth therein is hereby so limited;

(b)           the aggregate of all Subject Interest shall under no circumstances exceed the maximum amount of interest allowed by Applicable Usury Laws (such maximum lawful interest rate, if any, with respect to such recipient herein called the “Highest Lawful Rate”), and all amounts owed under this Participation Agreement, the Lease, the Credit Note Purchase Agreement, the Credit Notes, the Lessor Loan Agreement, the Lessor Notes and any other Operative Agreement shall be held subject to reduction based upon such limitation, and: (i) the amount of Subject Interest which would otherwise be payable to the recipient shall be automatically reduced to the Highest Lawful Rate, and (ii) any Subject Interest paid to the recipient in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

(c)           all Subject Interest shall, to the extent permitted by Applicable Usury Laws, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

if at any time the Subject Interest that would be payable exceeds that amount which would have accrued at the Highest Lawful Rate, then the amount of Subject Interest to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Agreements shall be limited to that amount which would have accrued at the Highest Lawful Rate for the recipient; provided, that any subsequent reductions to the Subject Interest that would otherwise occur by virtue of the provisions of the Operative Documents (or any of them) shall not reduce the rate at which Subject Interest will accrue pursuant to the Operative Agreements below the recipient’s Highest Lawful Rate until the total amount of Subject Interest payable to the recipient equals the amount of Subject Interest which would have been payable to the recipient but for the effect of this Section 3.3.

SECTION 3.4.  Participant Obligations.  The obligations of the Participants under this Participation Agreement and elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other Person under any Operative Document.  Notwithstanding anything herein or in any other Operative Document to the contrary, no Participant nor the Administrative Agent shall be liable or otherwise have any obligation (including as a result of the Lessor’s purchase and receipt of an assignment of the Existing Certificates and the Existing Notes) to any of the parties to the Existing Participation Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1.  Conditions to Funding.  The obligation of each of the Lessee, the Lessor,  the Administrative Agent and each of the other Participants to perform its respective obligations on the Advance Date (if any), shall be subject to the terms and conditions set forth in Section 2.3 and to the fulfillment to the reasonable satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver by, such Persons, as applicable, of the following conditions precedent set forth in this Section 4.1:

(a)           [Intentionally Omitted]

(b)           Certain Documents.  The Lessor, the Lessee, and each of the other Participants (or respective counsel for each such party) shall have received a fully executed counterpart of each of the following agreements to which the applicable entity is a party or a beneficiary thereunder:

(i)            this Participation Agreement;

(ii)           the Lessee Guarantee and the Participant Guarantee;

(iii)          the Lease and the Memorandum of Lease;

(iv)          the Mortgages;

(v)           the Assignments of Lease;

(vi)          the Credit Note Purchase Agreement;

(vii)         the Credit Notes;

(viii)        the Lessor Loan Agreement;

(ix)           the Lessor Notes;

(x)            the Financing Statements; and

(xi)           the Assignment Agreement.

Each of the aforementioned documents and agreements, to the extent the same constitutes an agreement or undertaking, shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect.

(c)           Certain Other Documents.  Each of the Participants (or respective counsel for each such party) shall have received a fully executed counterpart of the Intercreditor Agreement, duly authorized, executed and delivered by each of the parties thereto.  Each of the Debt Participants (or respective counsel for each such party) shall have received a fully executed counterpart of the Debt Participants’ Indemnity Agreement, duly authorized, executed and delivered by each of the parties thereto.  The Lessee (or its counsel) shall have received a fully executed counterpart of the Lessee Indemnity Agreement and the WDC Confirmation Letter, each duly authorized, executed and delivered by each of the parties thereto.

(d)           Filings and Recordation.  All filings and recordings enumerated and described in Part A, Part B, Part C, Part D and Part E of Schedule IV, as well as all other filings and recordings necessary or advisable, including precautionary financing statements, in the opinion of the Lessor, the Administrative Agent, or any other Participant, to perfect the right, title and interest of the Lessor, the Administrative Agent, and the other Participants intended to be created by the Operative Documents shall have been made, or shall have been arranged to be made promptly thereafter, in the appropriate places or offices, including any recordings and filings necessary to create, preserve and protect such Persons’ valid and binding security interests in and Liens on the Mortgaged Property, subject in each case to Permitted Liens.  All recording and filing fees and Taxes with respect to any recordings or filings made pursuant to this Section 4.1(d) or otherwise payable in respect of any Operative Document shall have been paid in full by the Lessee, and satisfactory evidence thereof shall have been delivered to the Lessor and the Administrative Agent, or arrangements for such payment shall have been made to the satisfaction of the Lessor and the Administrative Agent or evidence satisfactory to the Lessor and the Administrative Agent of exemption from such filing fees or Taxes shall have been delivered to the Lessor and the Administrative Agent.

(e)           Consents and Approvals.  All approvals and consents required to be taken, given or obtained, as the case may be, by or from any Governmental Authority or other Person, or by or from any trustee or holder of any Indebtedness or other obligation of the Lessee, the Guarantor and Lessor, that are necessary or, in the reasonable opinion of the Participants, advisable in connection with the execution, delivery and performance of the Operative Documents by all parties hereto, shall have been taken, given or obtained as the case may be, shall be in full force and effect and the time for appeal with respect thereto shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise).

(f)            Opinions of Counsel.  The Participants and the Administrative Agent shall have received the legal opinion of Latham & Watkins LLP, special counsel to the Lessee, the Guarantor and the Subsidiary Guarantors, covering such matters as the addressees thereof shall reasonably request (and by Lessee’s, Guarantor’s and Subsidiary Guarantors’ execution of the Operative Documents to which each is a party, they expressly instruct such counsel to execute and deliver such opinion).  The Credit Note Purchasers shall have received the legal opinion of Mayer, Brown, Rowe & Maw LLP, special counsel to the Lessor and the Parent Indemnitor, substantially in the form attached hereto as Exhibit D (and by Lessor’s execution of the Operative Documents to which each is a party, it expressly instructs such counsel to execute and deliver such opinion).

(g)           Corporate Status and Proceedings of the Lessee, etc.  The Participants and the Administrative Agent shall have received copies of:

(i)            certificates dated as of a recent date as to the existence and good standing of the Lessee from the California Secretary of State, as to the existence and good standing of the Guarantor from the Delaware Secretary of State, and as to the Guarantor’s authority to transact business as a foreign corporation from the California Secretary of State;

(ii)           a certificate of the Secretary or an Assistant Secretary of the Lessee and of the Guarantor, in each case attaching and certifying as to (w) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (x) its articles or certificate of incorporation certified as of a recent date by the Secretary of State of the State of California and Delaware, respectively, (y) its by-laws and (z) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party;

(iii)          a certificate of an authorized officer of the Lessee and of the Guarantor, confirming the accuracy of the representations made by it in the Operative Documents.

(h)           Environmental Audit.  The Administrative Agent and the Lessor shall have received an Environmental Audit, dated November 29, 2001, for the Site in form and substance acceptable to the Administrative Agent and Lessor, in their sole discretion, together with a reliance letter, dated July 8, 2003, for the benefit of the Administrative Agent and the Lessor and their successors and assigns from ATC Associates Inc.

(i)            Survey.  The Lessee shall have delivered to the Administrative Agent an ALTA/1999 (Urban) Survey of the Facility prepared by a licensed surveyor and meeting the Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys as adopted by the American Land Title Association/American Society and American Congress on Surveying and Mapping in 1999 certified to Lessor and the Administrative Agent and the Title Company, and in form and substance acceptable to the Administrative Agent, in its sole discretion.

(j)            Title Insurance.  (i) The Administrative Agent shall have received from the Title Company its irrevocable commitment to issue an ALTA owner’s policy of title insurance (1970 Form) (the “Owner’s Policy”), reasonably acceptable in form and substance to the Administrative Agent, insuring that the Lessor has good and marketable fee title to the Facility, subject to the Permitted Exceptions and such other exceptions to title as are reasonably acceptable to the Administrative Agent in an amount equal to the estimated aggregate Lease Balance, together with complete, legible copies (to the extent obtainable) of all encumbrances, maps and surveys of record, and together with such reinsurance (with direct access to the reinsurers thereunder) or coinsurance agreements as the Administrative Agent shall reasonably require; and (ii) the Administrative Agent, for the benefit of Participants, shall have received from the Title Company its irrevocable commitment to issue one or more ALTA form of lender’s policies of title insurance (1970 Form, to the extent applicable) (the “Lender’s Policies”), acceptable in form and substance to the Administrative Agent, insuring the creation under the Mortgages in favor of the Administrative Agent of (i) a valid first priority Lien against the

Facility in an amount equal to the aggregate amount of the Lessor Loans, and (ii) a valid second priority Lien against the Facility, in an amount equal to the aggregate amount of the Credit Notes, each of which are subject to Permitted Exceptions and such exceptions to title as are reasonably acceptable to the Administrative Agent, together with complete, legible copies (if obtainable) of all encumbrances and plats of record, and together with such reinsurance (with direct access to the reinsurers thereunder) or coinsurance agreements as the Administrative Agent shall reasonably require.  Such Title Policies shall be dated as of the Site Acquisition Date and shall (x) contain affirmative endorsements as to mechanics liens, doing business, usury, zoning, easements and rights-of-way, Form B-1 comprehensive coverage, encroachments, the nonviolation of covenants and restrictions, rights of access and survey matters (which endorsements shall be substantially similar as between the Owner’s Policy and the Lender’s Policies), (y) contain endorsements regarding the effect of recharacterization, and (z) to the extent available at reasonable premiums and subject to reasonable, commercially customary conditions, contain such other endorsements reasonably requested by the Administrative Agent.

(k)           Searches.  The Administrative Agent shall have received a report (which may be included in the commitment for title insurance prepared by the Title Company with respect to the following matters other than UCC filings), as of a current date and reasonably acceptable in form and substance to the Participants, of judgment liens, lis pendens, and tax lien filings with respect to Lessee, Guarantor and the Facility filed of record in Riverside County, California and Uniform Commercial Code filings for Lessee and Guarantor filed in the Office of the Secretary of State of the State of California and Delaware and in Riverside County, California.

(l)            Recordation.  Lessor and the Administrative Agent shall have received evidence reasonably satisfactory to it that each of the Lease or a memorandum thereof, the Mortgages and the Assignments of Lease shall have been or are being recorded with the appropriate Governmental Authorities in the order in which such documents are listed in this clause, and the Financing Statements with respect to the Facility shall have been or are being filed with the appropriate Governmental Authorities.

(m)          Payment of Taxes.  All Taxes payable on or before the Advance Date, for which the Lessee is responsible and which are payable in connection with the execution, delivery, recording or filing of any of the Operative Documents or other documents, and the consummation of any other transactions contemplated hereby or by any of the other Operative Documents, shall have been paid in full by the Lessee, or arrangements for such payment shall have been made to the satisfaction of each Participant and the Administrative Agent (subject to the Lessee’s right to contest certain Taxes pursuant to Section 9.2(b)).

(n)           Representations and Warranties.  Each representation and warranty of each of the parties hereto contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Documentation Date and as of the Advance Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

(o)           Litigation.  No action or proceeding shall have been instituted or threatened nor shall any government action be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement, any other Operative Document or any transaction contemplated hereby or by any other Operative Document or which could reasonably be expected to have a Material Adverse Effect.

(p)           No Event of Loss.  No Event of Loss shall have occurred in respect of the Facility or any portion thereof.  No action shall be pending or threatened by any Governmental Authority to initiate a Condemnation or a taking by such Governmental Authority in respect of the Facility or any portion thereof.

(q)           Legality, etc.  In the opinion of each of the Participants and the Administrative Agent, the transactions contemplated by the Operative Documents shall not violate any Applicable Laws and do not and will not subject any of the Participants or the Administrative Agent to any materially adverse regulatory prohibitions or constraints, and no change of Applicable Laws has occurred or been proposed that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or materially expand the duties, obligations or risks of any of the Participants or the Administrative Agent.

(r)            Proceedings Satisfactory, etc.  All proceedings taken in connection with the Advance Date, and all documents relating thereto shall be reasonably satisfactory to the Participants and the Administrative Agent and their respective counsel, and each such Person shall have received copies of such documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each such Person.

(s)           Prescribed Forms.  Each Participant that is a Non-U.S. Person (if any) shall have delivered to the Lessee, the Administrative Agent and the Lessor, the Prescribed Forms.

(t)            Flood Zone Determination.  The Administrative Agent shall have received a flood zone determination with respect to the Site that states that no portion of the Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other similar Governmental Authority.

(u)           Facility Appraisal.  Each Participant shall have received a FIRREA qualified appraisal of the Facility from the Appraiser, which appraisal shall show the Fair Market Value of the Facility as of the Advance Date.

(v)           Transaction Costs.  The Lessee shall have paid all Transaction Costs due and payable on or prior to the Advance Date or, to the extent funds are available for such purpose after funding all Acquisition Costs and without limitation of Section 4.1(ff), such payments shall be made out of the Funding to the extent such Transaction Costs are invoiced.  The Lessee shall deliver to the Administrative Agent a copy of all invoices for Transaction Costs.

(w)          Compliance Certificate.  The Administrative Agent shall have received a copy of the most recent Compliance Certificate delivered pursuant to the Revolving Credit Agreement.

(x)            Purchase of the Facility.  The Participants shall be satisfied that, contemporaneously with the Funding on the Advance Date, the Lessor will have used the proceeds thereof requested for the purpose of funding Acquisition Costs to purchase the Facility as contemplated in the Assignment Agreement.

(y)           [Intentionally omitted.]

(z)            Advance Request.  The Administrative Agent shall have received a fully executed counterpart of the Advance Request, executed by Lessee in accordance with Section 2.3.1(a).  The delivery of the Advance Request shall constitute a representation and warranty by Lessee that on the Advance Date (both immediately before and after giving effect to the Funding on the Advance Date and the application of the proceeds thereof), the statements made by Lessee and Guarantor in Sections 5.1 and 5.5, respectively, are true and correct as of the Advance Date.

(aa)         Transfer Documents.  Lessor shall have received a grant deed, and such other necessary conveyance documents, all in conformity with Applicable Laws and appropriate for recording (if necessary) with the applicable Governmental Authorities, conveying fee simple title to the Facility to Lessor, subject only to Permitted Exceptions.

(bb)         Substantial Completion of Construction.  Lessor and the Administrative Agent shall have received evidence satisfactory to it that, as of the Advance Date, Substantial Completion of the Improvements has been achieved, which evidence shall include, without limitation, all applicable temporary certificates of completion related to the Facility.

(cc)         Advance Date.  The Funding and the Advance Date shall occur on or prior to July 23, 2003.

(dd)         Event of Default.  No Default or Event of Default has occurred and is continuing or would result from the Funding or from the application of the proceeds therefrom.

(ee)         Responsible Officer’s Certificates of Lessee and Guarantor.  The Administrative Agent shall have received a Responsible Officer’s Certificate from each of Lessee and Guarantor, in substantially the form of Exhibits B-1 and B-2 attached hereto, dated as of the Advance Date, stating on behalf of Lessee and Guarantor, respectively, that:  (i) each Operative Document to which Lessee or Guarantor is a party is in full force and effect with respect to it; and (ii) each of Lessee and Guarantor has duly performed and complied in all material respects with all covenants contained herein or in any other Operative Document required to be performed by it on or prior to the Advance Date.

(ff)           Fees.  Arranger shall have received all Fees due and payable on or prior to the Advance Date pursuant to Section 2.6.

(gg)         No Material Adverse Change.  Immediately prior to, and after giving effect to, the Funding, there shall not have occurred, in the reasonable judgment of the Lessor and the Majority Participants:  (i) a material adverse change with respect to the Facility or (ii)

any change in the financial condition of Lessee or Guarantor which, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect.

(hh)         Offeree Letter.  Administrative Agent shall have received a certificate, substantially in the form of Exhibit E, from the Arranger, dated the Documentation Date, with respect to offerees of the Notes (the “Offeree Letter”).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1.  Representations and Warranties of the Lessee.  As of the Documentation Date and the Advance Date (provided, that any representation or warranty made as of a specific date need only be true as of such date), the Lessee represents and warrants to each of the other parties hereto that:

(a)           General Matters.

(i)            The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  The Lessee has all necessary corporate power to enter into and perform its obligations under each Lessee Operative Document and to lease the Facility from the Lessor under the Lease.

(ii)           The execution, delivery and performance by the Lessee of each Lessee Operative Document have been duly authorized by all necessary corporate action and will not (A) violate any provision of its certificate of incorporation or by-laws or (B) violate any provision of law applicable to the Lessee or by which it or its property may be bound, or result in the breach of or constitute a default or require any consent under, or result in the creation of any Lien (except as provided under the Operative Documents) upon any property or assets of the Lessee pursuant to any indenture, agreement or instrument to which the Lessee is a party or by which the Lessee or its property may be bound, in any such case set forth in this clause (ii)(B) except in instances where non-compliance is not expected to cause a loss to the Lessee in excess of $1,000,000.  Neither the execution by the Lessee of any Lessee Operative Document nor the performance by the Lessee of its obligations under any Lessee Operative Document requires any license, consent or approval of, or notice to, or filing with, any Governmental Authority (other than customary building permits obtained in the ordinary course of business which the Lessee has no reason to believe will not be forthcoming).  Each of the Operative Documents to which Lessee is or will be a party has been duly executed and delivered (and, in the case of Operative Documents entered into following the Documentation Date, will be executed and delivered) by the Lessee and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes (and, in the case of Operative Documents entered into following the Documentation Date, when executed and delivered, will constitute) its legal, valid and binding obligation, enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles.

(iii)          The Lessee is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and will not use any proceeds of the Funding for any such purpose.  The Lessee is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act and is otherwise not subject to any Applicable Laws that would limit its ability to incur Indebtedness.  The receipt by the Lessee of the proceeds of the Advance, and the use of such proceeds to pay Acquisition Costs and Transaction Costs, does not violate any Applicable Laws.

(iv)          The outstanding Indebtedness for borrowed money of the Lessee does not, and no funding under the Operative Documents when made will cause such Indebtedness to, exceed the amount authorized by the Lessee’s board of directors to be outstanding.

(v)           There is no action, suit or proceeding (including but not limited to environmental matters), and no such proceeding before Governmental Authority, is pending, or, to the knowledge of the Lessee, is threatened against the Lessee which, in the good faith belief of the Lessee, has a reasonable possibility of being adversely determined in a manner which would impose an obligation in excess of $1,000,000.

(vi)          Neither the Lessee nor any of its Affiliates has created, consented to, incurred or suffered to exist any Lien (other than Permitted Liens) on the Facility in favor of any Person other than the Lessor, the Debt Participants and the Administrative Agent, and no Lien, other than the Lien granted to such Persons hereunder and under the other Operative Documents and Permitted Liens, has attached to the Facility, or in any manner has affected adversely the rights and security interest of such Persons therein.

(vii)         Neither the Lessee nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Facility, the Lease, the Investor Contribution or the Notes, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, or solicited any offer to acquire any of the aforementioned items from any Person other than an “accredited investor” (as such term is defined in the Securities Act).  The foregoing shall not be deemed an acknowledgment that any of the Notes or Investor Amounts, or any interest in the Facility or the Lease constitutes a “security”.

(viii)        The execution and delivery by the Lessee of the Lessee Operative Documents does not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority or other body governing its business practices, other than (if the Guarantor so determines) the filing of a Form 8-K with the SEC.

(b)           Location of the Lessee.  The Lessee is a registered organization as defined in Section 9-102(70) of the UCC, and its jurisdiction of organization as defined in Section 9-102(50) of the UCC is the State of California.  The organizational identification number assigned to the Lessee by the State of California is set forth on Schedule III hereto.  The sole place of business or, if the Lessee has places of business in more than one state, the chief executive office of the Lessee (as each such term is used in Section 9-307 of the UCC) is located at 8333 Central Avenue, Newark, California, 94560-3433.  The Lessee’s true legal name as registered in its sole jurisdiction of organization is “Ross Distribution, Inc.” and the Lessee does not use, or transact business under, any trade name other than its legal name.

(c)           Compliance With Law.  The Facility and the current use and operation thereof and thereon do not violate any Applicable Laws, including any thereof relating to occupational safety and health or Environmental Laws, in a manner or to an extent that could reasonably be expected to have a Material Adverse Effect.  Except for such matters as could not reasonably be expected to result in a Material Adverse Effect, the Facility and the use thereof by it and its agents, assignees, employees, invitees, lessees, licensees and tenants complies with Applicable Laws (including, without limitation, all Environmental Laws) and insurance requirements.  To the knowledge of the Lessee, there has been no release and there is no threatened Release of Hazardous Materials, at, on or from the Facility.  Lessee has no knowledge of any past violations of Environmental Laws involving the Facility.

(d)           Taxes.  All United States Federal income tax returns and all other tax returns which are required to have been filed have been or will be filed by or on behalf of the Lessee by the respective due dates, including extensions, and all Taxes due with respect to the Lessee pursuant to such returns or pursuant to any assessment received by the Lessee have been or will be paid.  The charges, accruals and reserves on the books of the Lessee in respect of such Taxes or other governmental charges are, in the opinion of the Lessee, adequate.

(e)           Compliance with ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except where such noncompliance would result in penalties of less than $1,000,000.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan within the preceding five (5) years, (ii) failed to make any contribution or payment to any Plan, or made any amendment to any Plan which has resulted or is likely to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.  No termination of a Plan has occurred and no steps have been taken to institute the termination of any Plan, which could reasonably be expected to result in a Material Adverse Effect.  No member of the ERISA Group has any knowledge of any event that is likely to result in a liability of any such member to the PBGC, whether under a Plan, a Multiemployer Plan, or otherwise, other than a liability to the PBGC for premiums under Section 4007 of ERISA.  No lien in favor of the PBGC or a Plan has arisen, and there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the material assets of Lessee or Guarantor.  The Lessee is not an entity deemed to hold Plan Assets, and, subject to the accuracy of the representation contained in Section 6.2 of the Note Purchase Agreement and Sections 5.2(i) and 5.3(b), neither the execution of the Operative Documents nor the making of the Funding hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(f)            Defaults.  No Default or Lease Event of Default has occurred and is continuing.

(g)           Subjection to Government Regulation.

(i)            The Lessee is not subject to regulation under any law, which prohibits, or requires consent from any Governmental Authority prior to, the incurring by it of Indebtedness or the entering into of the transactions described herein.

(ii)           None of the Lessor, the Administrative Agent or any Debt Participant will become (A) solely by reason of entering into the Operative Documents or consummation of the transactions contemplated thereby (other than upon exercise of remedies under the Lease or other Operative Document or upon the expiration or termination thereof) subject to ongoing regulation of its operations by any Governmental Authority having jurisdiction; or (B) except for regulation the applicability of which depends upon the status of the Participants as banks or other regulated financial institutions or upon the existence of facts in addition to the ownership of, or the holding of any interest in, the Facility or any interest therein upon the exercise of remedies under the Lease or any other Operative Document or upon the expiration or termination thereof, subject to ongoing regulation of its operations by any Governmental Authority having jurisdiction solely by reason of its business activities contemplated in the Operative Documents or the nature of the Facility.

(h)           Compliance with Laws, etc.  The use of the Facility by the Lessee and its agents, assignees, employees, lessees, licensees and subtenants will comply in all material respects with all Insurance Requirements and Applicable Laws (including all zoning and land use laws and Environmental Laws) and the Lessee has obtained all governmental approvals in respect of the operation and manufacturing processes to be located at the Facility other than any required at a future date which will be obtained on or before such date in the ordinary course of business.

(i)            Utilities.  All water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service the Facility for its intended use are available pursuant to adequate permits (including any that may be required under applicable Environmental Laws).  The Facility has available all material services of public facilities and other utilities necessary for use and operation of the Facility for its primary intended purposes including adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Facility and public highways for motor vehicles.  All utilities serving, or proposed to serve, the Facility is located in, and vehicular access to the Facility are provided by, either public rights-of-way abutting the Facility or Appurtenant Rights.

(j)            No Casualty.  No fire, other Casualty or Condemnation with respect to the Facility has occurred, or has been threatened in the case of Condemnation, which fire, other Casualty or Condemnation is expected to result in replacement or restoration costs or an award in excess of $1,000,000.

(k)           Leasehold Interest.  The Lease is in form and substance sufficient to convey a valid leasehold estate to the Lessee, subject only to Permitted Liens.

(l)            Flood Hazard Areas.  Except as otherwise identified on the survey delivered pursuant to Section 4.1(i), no portion of the Facility is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency.  If the Facility or any part thereof is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Facility in accordance with the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

(m)          Lease.  (x) The Lessee has unconditionally accepted the Facility demised under the Lease (provided, that nothing contained herein shall be deemed a waiver by the Lessee or the Guarantor of any right of action against Persons (other than the Lessor, the Administrative Agent and the Debt Participants) with respect to title to and condition of the Facility), (y) no right of offset exists with respect to any Rent or other sums payable under the Lease and (z) except as provided in the Operative Documents, no Rent under the Lease has been prepaid.

(n)           Appraisal Data.  The information provided by the Lessee and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in the appraisal delivered pursuant to Section 4.1(u), was true and correct in all relevant respects and did not, when taken as a whole, omit any information requested by the Appraiser actually known and available to the Lessee necessary to make the information provided not misleading in any relevant respect.

(o)           Filings.  Except with respect to the filings identified on Schedule IV, no other filings or recordings are necessary to convey validly and effectively to the Secured Parties such interest in the Lease, the Facility and all other Mortgaged Property as contemplated by the Operative Documents, in each case free of all Liens other than Permitted Liens.

(p)           Disclosure.  No representation or warranty (including those incorporated by reference from any other agreement) contained in any Operative Document, or in any other document or financial statement furnished from time to time by the Lessee or its Affiliates pursuant to the terms of any Operative Document, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary to make the statement herein or therein not misleading in any material respect as of the date made or deemed to be made.  There is no fact known to the Lessee, which is having, or is reasonably expected to have, a Material Adverse Effect.

(q)           Substantial Completion of Improvements and Alterations.  Substantial Completion of the Improvements has been achieved and each of the Improvements as so completed complies in all material respects with all Applicable Laws.  Schedule VIII sets forth a complete description of the work remaining to complete construction of the Improvements in accordance with the Plans and Specifications.  All amounts owing to third parties for the Construction have been paid in full or will be paid by Lessee as Supplemental Rent when due and payable.  All Alterations required to be made under and pursuant to, or which any Obligor elected to make prior to, the Advance Date have been completed pursuant to and in accordance with the terms and conditions of the Existing Operative Documents.

SECTION 5.2.  Representations and Warranties of Lessor.  The Lessor represents and warrants to the Lessee, the Guarantor and the Debt Participants as of the Documentation Date and the Advance Date (except to the extent any such representation or warranty relates to an earlier date):

(a)           Organization.  The Lessor is a corporation duly organized and validly existing and in good standing under the laws of the State of North Carolina and is qualified to do business in each jurisdiction necessary to permit Lessor to own and lease the Facility and perform its obligations under the Operative Documents to which it is or shall be a party.  Lessor is a multi-purpose, wholly-owned subsidiary of Wachovia Corporation.

(b)           Power and Authority.  The Lessor has the power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is or will be a party and has duly executed and delivered (and, in the case of Operative Documents entered into following the Documentation Date, will execute and deliver) each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes (and, in the case of Operative Documents entered into following the Documentation Date, when executed and delivered, will constitute) a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c)           No Violation.  Neither the execution, delivery and performance by the Lessor of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by the Lessor of the transactions contemplated therein (i) will result in a violation by the Lessor of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority having jurisdiction over the Lessor or the Facility that would adversely affect (x) the validity or enforceability of the Operative Documents to which the Lessor is a party, or the title to, or value or condition of, the Facility, or (y) the consolidated financial position, business, prospects or consolidated results of operations of the Lessor or the ability of the Lessor to perform its obligations under the Operative Documents, (ii) violate or result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessor pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which the Lessor is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate of incorporation or by-laws of the Lessor.

(d)           No Approvals, etc.  The execution and delivery by the Lessor of the Operative Documents to which it is a party does not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority.

(e)           Litigation.  There is no action, proceeding or investigation pending or threatened against the Lessor which questions the validity of any of the Operative Documents, and there is no action, proceeding or investigation pending or threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Lessor to perform its obligations under the Operative Documents.

(f)            Lessor Liens.  The Facility and the Operative Documents and amounts payable thereunder are free of Lessor Liens attributable to it (other than any Liens granted pursuant to the Operative Documents).

(g)           Securities Act.  Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Notes, the Guaranties or the Lease, or in any similar security relating to the Facility, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering thereof, or solicited any offer to acquire any of the same from, any Person other than the parties hereto, and neither it nor any Person authorized by it to act on its behalf will take any action which would subject the issuance or sale of any interest in the Notes, the Guaranties or the Lease or in any similar security related to the Facility to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939.  The foregoing shall not be deemed an acknowledgment that any of the Notes, or any interest in the Facility or the Lease, constitutes a “security”.

(h)           Lessor’s Principal Place of Business.  Lessor is a registered organization as defined in Section 9-102(70) of the UCC, and its jurisdiction of organization as defined in Section 9-102(50) of the UCC is the State of North Carolina.  The “place of business” of the Lessor (as such term is used in Section 9-307 of the UCC) is located at 301 S. College St., Charlotte, North Carolina 28288-0166.  The Lessor’s true legal name as registered in its sole jurisdiction of organization is Wachovia Development Corporation, its organizational number is NC 0227005, and its Federal Employer Identification Number is 56-1610288.  Lessor does not use, or transact any business under, any trade name other than its legal name.

(i)            Employee Benefit Plans.  Lessor is not and will not be making its Investor Contribution, and is not performing its obligations under the Operative Documents, with any Plan Assets.

(j)            Margin Stock.  Lessor is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U).

(k)           Investment Company.  Lessor is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940.

SECTION 5.3.  Representations of the Debt Participants.  As of the Documentation Date (or, with respect to any Debt Participant becoming party hereto after the Documentation Date, as of the date such Debt Participant becomes party hereto) and, with respect to Section 5.3(b), as of the Advance Date, each Debt Participant hereby represents and warrants to the

Lessee, the Guarantor, the Lessor, the Administrative Agent and each of the other Debt Participants that:

(a)           Securities Act.  The interest being acquired or to be acquired by such Debt Participant in, as the case may be, the Notes, the Guaranties and the Debt Participants’ Indemnity Agreement is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Debt Participant shall be entitled to assign, convey or transfer its interest in accordance with Section 8.1.1.  Such Debt Participant is an accredited investor as that term is defined in Rule 501(a) under the Securities Act.

(b)           ERISA.  Such Debt Participant is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with any Plan Assets; provided that no representation is made under this clause (b) with respect to any funds provided by any Credit Note Purchaser.

SECTION 5.4.  Representations of the Administrative Agent.  Wachovia Bank, National Association, in its individual capacity and not as Administrative Agent or as a Lessor Lender, hereby represents and warrants to each of the other parties hereto that:

(a)           Corporate Existence and Power.  It is a banking association duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all powers and all material governmental licenses, authorizations and approvals required to perform its obligations hereunder and under the other Operative Documents to which it is or will be a party.

(b)           Binding Effect.  This Participation Agreement and the other Operative Documents to which it is or will be a party constitute, or will constitute on the date executed and delivered by it, the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.  It has taken (or will have taken on or before the date on which any Operative Document to which it is a party is being delivered) all necessary action to authorize the execution, delivery and performance of this Participation Agreement and each other Operative Document to which it is or will be a party and has (or will have on the date delivered) duly executed and delivered each Operative Document required to be executed and delivered by it.

(c)           No Violation.  Neither the execution, delivery and performance by it of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any Applicable Laws or (ii) will violate any provision of its charter documents or (iii) conflict with, result in a breach of, constitute a default under (with or without the giving of notice, the lapse of time or both) or violate any of the terms, conditions or provisions of any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it is now a party or by which it or its property is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of the Administrative Agent to perform its obligations under the Operative Documents to which it is or will be a party or could reasonably give rise to a Lessor Lien.

(d)           No Approvals, etc.  The execution and delivery by it of the Operative Documents to which it is or will be a party do not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority having jurisdiction over it.

SECTION 5.5.  Representations and Warranties of the Guarantor.  As of the Documentation Date and the Advance Date (provided, that any representation or warranty made as of a specific date need only be true as of such date), the Guarantor represents and warrants to each of the other parties hereto that:

(a)           Securities Act.  Neither the Guarantor nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Facility, the Lease, the Investor Amounts or the Notes, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, or solicited any offer to acquire any of the aforementioned items from any Person other than an “accredited investor” (as such term is defined in the Securities Act).  The foregoing shall not be deemed an acknowledgment that any of the Notes or Investor Amounts, or any interest in the Facility or the Lease constitutes a “security”.

(b)           Subjection to Government Regulation.  The Guarantor is not subject to regulation under any law which prohibits or requires consent from any Governmental Authority prior to the incurring by it of Indebtedness or the entering into of the transactions described herein.

(c)           Organization and Qualification.  The Guarantor and each other member of the Guarantor Affiliated Group (a) is an entity duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other formation as indicated on Schedule 5.5(c) hereto, (b) has all requisite corporate, partnership, limited liability company or other power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is duly qualified and in good standing as a foreign corporation, foreign limited liability company, foreign limited partnership or other entity and is duly authorized to do business in California and each other jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Change.

(d)           Entity Authority.  The execution, delivery and performance of each of the Operative Documents to which the Guarantor or any other member of the Guarantor Affiliated Group is or is to become a party and the transactions contemplated hereby and thereby are within the power and authority of the Guarantor or such member of the Guarantor Affiliated Group and have been authorized by all necessary proceedings, and do not and will not (a) require any consent or approval of any creditors, trustees for creditors, shareholders or members of the Guarantor or such member of the Guarantor Affiliated Group (other than any such consent that has been obtained prior to the Documentation Date and delivered to the Administrative Agent), (b) contravene any provision of the charter documents or other organizational documents of the Guarantor or such member of the Guarantor Affiliated Group or any law, rule or regulation applicable to the Guarantor or such member of the Guarantor Affiliated Group, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Guarantor or such member of the Guarantor Affiliated Group, or (d) result in or require the imposition of any Lien on any of the properties, assets or rights of the Guarantor or such member of the Guarantor Affiliated Group.

(e)           Valid Obligations.  Each of the Operative Documents to which the Guarantor or any other member of the Guarantor Affiliated Group is or is to become a party and all of their respective terms and provisions are and will be the legal, valid and binding obligations of the Guarantor or such member of the Guarantor Affiliated Group enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(f)            Consents or Approvals.  The execution, delivery and performance of each of the Operative Documents to which the Guarantor or any other member of the Guarantor Affiliated Group is or is to become a party and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

(g)           Title to Properties; Absence of Liens.  Each of the Guarantor and each other member of the Guarantor Affiliated Group has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Liens except Permitted Encumbrances, and, except as so disclosed, free from all defects of title as could, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. The rights, properties and other assets presently owned, leased or licensed by the Guarantor and each other member of the Guarantor Affiliated Group include all rights, properties and other assets necessary to permit the Guarantor and such member of the Guarantor Affiliated Group to conduct its businesses in all material respects in the same manner as its businesses have been conducted prior to the date hereof.

(h)           Franchises, Patents, Copyrights, Etc.  Except as otherwise set forth on Schedule 5.5(h) hereto, the Guarantor and each other member of the Guarantor Affiliated Group possesses, licenses or otherwise has rights in or to all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits material to the conduct of its business as substantially now conducted without known conflict with any rights of others and, in each case, free of any Lien that is not a Permitted Encumbrance.

(i)            Financial Statements.  The Guarantor has furnished to the Administrative Agent and the Participants the Consolidated balance sheet of the Guarantor as of February 1, 2003 and the related Consolidated statements of earnings, stockholders’ equity and cash flows of the Guarantor Affiliated Group for the fiscal year then ended, and related footnotes, audited and certified by Deloitte & Touche LLP, and (b) the unaudited Consolidated balance sheet of the Guarantor as of May 3, 2003 and the related unaudited Consolidated statements of earnings, stockholders’ equity and cash flows of the Guarantor for the fiscal quarter then ended (the foregoing, collectively, the “Initial Financial Statement”). All such financial statements were prepared in accordance with GAAP (except that the unaudited financial statements are without footnotes) and present fairly the Consolidated financial position of the Guarantor as of such dates and the results of the Consolidated operations of the Guarantor for such periods except, as to the unaudited financial statements, subject to normal, recurring year-end adjustments.  There are no liabilities, contingent or otherwise, not disclosed in any of such financial statements that involve a material amount.

(j)            Changes.  Since the dates of the Initial Financial Statement, no Material Adverse Change has occurred.

(k)           Revolving Credit Agreement Defaults.  As of the date of this Participation Agreement, no event of default (or event which, with the giving of notice, the lapse of time or both, would constitute such an event of default) under the Revolving Credit Agreement exists.

(l)            Taxes.  The Guarantor and each other member of the Guarantor Affiliated Group has filed all material federal, state and other tax returns required to be filed, and all material taxes, assessments and other governmental charges due from the Guarantor or such other member of the Guarantor Affiliated Group have been fully paid or adequate reserves have been established therefor.  Neither the Guarantor nor any other member of the Guarantor Affiliated Group has executed any waiver of limitations in respect of tax liabilities except as disclosed on Schedule 5.5(l).  Each member of the Guarantor Affiliated Group has established on its books reserves adequate for the payment of all material federal, state and other tax liabilities.

(m)          Litigation.  Except as set forth on Schedule 5.5(m) hereto, there is no litigation, arbitration, claim, proceeding or investigation pending or, to the Guarantor’s knowledge, threatened against the Guarantor or any other member of the Guarantor Affiliated Group that, if adversely determined, could reasonably be expected to have a Material Adverse Change, whether through a judgment not fully covered by insurance, forfeiture of property, or otherwise.

(n)           Subsidiaries.  As of the date of this Participation Agreement, the Guarantor has no direct or indirect Significant Subsidiaries except as disclosed on Schedule 5.5(n) hereto.

(o)           Investment Company Act.  Neither the Guarantor nor any other member of the Guarantor Affiliated Group is subject to regulation under the Investment Company Act of l940, as amended.

(p)           Compliance with ERISA.  The Guarantor, each Significant Subsidiary and each member of the ERISA Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any material liability to the PBGC or a Plan under Title IV of ERISA; and no Prohibited Transaction or Reportable Event (i) has occurred that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Change or (ii) will occur as a result of the Overall Transaction.  The Guarantor is not an entity deemed to hold Plan Assets, and, subject to the accuracy of the representation contained in Section 6.2 of the Note Purchase Agreement and Sections 5.2(i) and 5.3(b), neither the execution of the Operative Documents nor the making of the Funding hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(q)           Environmental Matters.  Except as specifically disclosed in Schedule 5.5(q) hereto, there are no violations by any member of the Guarantor Affiliated Group of any Environmental Law and no Environmental Claims that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(r)            Disclosure.  No representations and warranties made by any member of the Guarantor Affiliated Group in this Participation Agreement, any other Operative Document or in any other agreement, instrument, document, certificate, statement or letter furnished to the Administrative Agent, the Arranger, or the Participants by or on behalf of any member of the Guarantor Affiliated Group in connection herewith, and no other factual information heretofore or contemporaneously furnished by or on behalf of any member of the Guarantor Affiliated Group to the Administrative Agent, the Arranger or the Participants, in connection with any of the transactions contemplated by any of the Operative Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which they are made.  Except as disclosed herein or therein, there is no fact known to any member of the Guarantor Affiliated Group which could reasonably be expected to cause a Material Adverse Change.

(s)           Solvency.  Both before and after giving effect to all Indebtedness incurred by the Guarantor on the Advance Date, neither the Guarantor nor any member of the Guarantor Affiliated Group is Insolvent or will be rendered Insolvent by the Indebtedness incurred in connection therewith.

(t)            Compliance with Statutes, etc.  The Guarantor and each other member of the Guarantor Affiliated Group is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such non-compliances as could not reasonably be expected, in the aggregate, to have a Material Adverse Change.

(u)           Labor Relations.  Neither the Guarantor nor any other member of the Guarantor Affiliated Group is engaged in any unfair labor practice in violation of any applicable law or order of any court or governmental authority.  There is (i) no unfair labor practice complaint pending or, to the Guarantor’s knowledge, threatened against the Guarantor or any other member of the Guarantor Affiliated Group before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Guarantor or any other member of the Guarantor Affiliated Group or, to the knowledge of the Guarantor Affiliated Group, threatened against it, and (ii) no labor dispute, slowdown or stoppage pending against the Guarantor or any other member of the Guarantor Affiliated Group or, to the knowledge of the Guarantor Affiliated Group, threatened against the Guarantor or any other member of the Guarantor Affiliated Group, that in the case of clauses (i) and (ii) could reasonably be expected to have a Material Adverse Change.  To the knowledge of the Guarantor, no union representation question exists with respect to the employees of the Guarantor or any other member of the Guarantor Affiliated Group and no union organizing activities are taking place.

(v)           Certain Transactions.  Except as set forth on Schedule 5.5(v) hereto, none of the officers, partners, directors, or employees of any member of the Guarantor Affiliated Group is presently a party to any transaction with any other member of the Guarantor Affiliated Group (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of the Guarantor Affiliated Group, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural person related to such officer, partner, director or employee or other Person in which such officer, partner, director or employee has a direct or indirect beneficial interest, has a substantial direct or indirect beneficial interest or is an officer, director, trustee or partner.

(w)          Restrictions on the Guarantor Affiliated Group.  No member of the Guarantor Affiliated Group is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, that is likely to cause a Material Adverse Change.

(x)            Tax Shelter Regulations.  Neither the Guarantor nor the Lessee intends to treat the Credit Notes, the Lessor Loans and/or the Overall Transaction as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Guarantor or the Lessee determines to take any action inconsistent with such intention, Guarantor shall or shall cause Lessee to promptly notify the Lessor and the Administrative Agent thereof.  If the Guarantor or the Lessee so notifies the Lessor or the Administrative Agent, the Guarantor acknowledges that one or more of the Debt Participants may treat its Credit Notes or Lessor Loans, as the case may be, as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Debt Participant or Debt Participants, as applicable, will maintain the lists and other records required by such Treasury Regulation.

ARTICLE VI

COVENANTS AND AGREEMENTS

SECTION 6.1.  Covenants of the Lessee and the Guarantor.  Except as specifically provided below, the Lessee and the Guarantor covenant with each of the other parties hereto as follows:

(a)           Change of Name or Location.  Each of the Lessee and the Guarantor, as applicable, shall furnish to the Lessor and the Administrative Agent notice on or before the thirtieth (30th) day before any relocation of its jurisdiction of organization, its chief executive office or principal place of business or change of its name or identity.

(b)           Notice of Certain Defaults.  Promptly upon obtaining actual knowledge thereof, the Lessee and/or the Guarantor shall notify the Lessor and the Administrative Agent in writing of the existence of a Lease Default or Lease Event of Default which notice shall describe the nature of such Lease Default or Lease Event of Default, as applicable.

(c)           Notice of Proceedings.  Promptly upon the Lessee’s or Guarantor’s becoming aware of (i) any investigation (existing, pending or threatened) of it by any Governmental Authority, (ii) any court or administrative proceeding involving it or (iii) any notice, claim or demand from any Governmental Authority which alleges that any such Person is in violation of any law or has failed to comply with any order issued pursuant to any federal, state or local statute regulating its operation and business, which individually or in the aggregate is reasonably likely to result in a liability of $2,000,000 or more or to have a Material Adverse Effect, it shall notify the Lessor and the Administrative Agent specifying its nature and the action it is taking with respect thereto.

(d)           Environmental Matters.  Subject to the Lessee’s and the Guarantor’s rights in respect of Permitted Contests, the Lessee shall use and operate the Facility in compliance with all Environmental Laws, except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect.  The Lessee shall, as soon as possible and in any event within ten days after the occurrence of any violation of an Environmental Law that could reasonably be expected to resulting liability of $50,000 or more or have a Material Adverse Effect, provide the Lessor and the Administrative Agent with a statement of an authorized officer setting forth the details of such violation and the action which Lessee proposes to take with respect thereto.

(e)           Securities.  Neither the Guarantor nor the Lessee shall, nor shall they permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of any interest in the Lease, the Investor Contribution, the Notes or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

(f)            No Disposition of the Facility.  The Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, sell, contract to sell, assign, lease, transfer, convey or otherwise dispose of the Facility or any part thereof, including the Lessee’s interest in the Lease to Guarantor or otherwise, in violation of the Operative Documents.

(g)           Payment of Taxes, etc.  Subject to the Lessee’s rights to conduct a Permitted Contest in respect of the following, the Lessee shall pay and discharge before the same shall become delinquent, (i) all Taxes, assessments and governmental charges or levies imposed upon the Facility and (ii) all lawful claims that, if unpaid, might by law become a Lien upon the Facility, other than Permitted Liens.

(h)           Environmental Audit.  During the continuance of any Lease Event of Default, the Lessee shall, at the request of the Administrative Agent, deliver to the Participants and the Administrative Agent an Environmental Audit for the Facility within twenty days of demand therefor (or as complete and comprehensive a draft of such Environmental Audit as may be reasonably prepared in such time).

(i)            Appraisal.  Upon demand from any Participant or the Administrative Agent (i) each time as required to satisfy any regulatory requirements imposed on such Participant or the Administrative Agent and (ii) during the continuance of a Lease Event of Default (but no more than once during the continuance of a given Lease Event of Default), the

Lessee shall deliver to the Participants and the Administrative Agent an appraisal of the Facility, prepared by the Appraiser (or another appraiser satisfactory to the Participants and the Administrative Agent) and in form and substance reasonably satisfactory to each of them, showing the Fair Market Value of the fee estate of the Lessor in the Site and Lessor’s interest in the Improvements, dated within thirty days of the delivery of such appraisal.

(j)            Maintenance of Lessee Entity.  In addition to and without limitation of the restrictions and obligations set forth in Sections 6.1(l) and 6.1(x) and Section 21.1 of the Lease, the Lessee will not, and the Guarantor will not permit the Lessee to:

(i)            wind-up, liquidate or dissolve itself (or suffer to exist any of the foregoing), consolidate or amalgamate with or merge into or with (A) Guarantor or (B)  any other Person (that would result in a Change of Control);

(ii)           issue, sell, transfer, lease, contribute or otherwise convey (including by way of merger), or grant any options, warrants or other rights to, any of the Lessee’s assets to Guarantor or any other Person in a single transaction or series of transactions unless such transfer is permitted by an Operative Document (and with respect to the Facility, is to a Person other than the Guarantor) or, in the case of the Lessee’s capital stock, is to the Guarantor or a domestic, direct wholly owned subsidiary of the Guarantor; or

(iii)          create or acquire any subsidiaries or make any investments in any other Person.

(k)           Financial Statements and other Reporting Requirements.  The Guarantor shall furnish to the Administrative Agent and each Participant:

(i)            as soon as available, but in any event within 90 days after the end of each fiscal year of the Guarantor, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, Consolidated statement of stockholders’ equity and consolidated statement of cash flows for, such year, prepared in accordance with GAAP and audited and certified without qualification by Deloitte & Touche LLP or another accounting firm reasonably satisfactory to the Participants;

(ii)           as soon as available, but in any event within 60 days after the end of each fiscal quarter of the Guarantor, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, Consolidated statement of stockholders’ equity and consolidated statement of cash flows for, the fiscal quarter then ended, prepared in accordance with GAAP (without footnotes) and certified by the chief financial officer or treasurer of the Guarantor, but subject, however, to normal, recurring year-end adjustments;

(iii)          concurrently with the delivery of each financial statement pursuant to subsections (i) and (ii) of this Section 6.l(k), a Compliance Certificate signed on behalf of the Guarantor by the chief financial officer or treasurer of the Guarantor stating that the signer does not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Lease Default or Lease Event of Default or, if any

such condition or event existed or exists, specifying the nature and period of the existence thereof and what action Lessee or Guarantor has taken or is taking or proposes to take with respect thereto;

(iv)          [Intentionally Omitted]

(v)           if and when the Guarantor or any Significant Subsidiary gives or is required to give notice to the PBGC of any Reportable Event that might constitute grounds for a termination of a Plan under Title IV of ERISA, or knows that any member of the ERISA Group has given or is required to give notice of any Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC or, if such notice is not given to the PBGC, a description of the content of the notice that would be required to be given;

(vi)          immediately upon becoming aware of the existence of any condition or event (i) that constitutes a Lease Default or Lease Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto, or (ii) affecting the Guarantor or any other member of the Guarantor Affiliated Group which could reasonably be expected to have a Material Adverse Change, written notice thereof specifying the nature thereof and the action being or proposed to be taken with respect thereto; and (iii) immediately upon receipt thereof, copies of any notice (whether formal or informal) of any cancellation or termination in any insurance maintained by any member of the Guarantor Affiliated Group;

(vii)         promptly upon becoming aware of any litigation or any investigative proceedings by any Person, including, without limitation, any governmental agency or authority, commenced or threatened against the Guarantor or any other member of the Guarantor Affiliated Group of which it has notice, or of a material change in any such existing litigation or proceedings, the outcome of which could reasonably be expected to have a Material Adverse Change, notice thereof and a statement of the nature and status of such litigation or proceedings;

(viii)        promptly upon becoming aware of (i) any investigative proceedings by a governmental agency or authority commenced or threatened against the Guarantor or any other member of the Guarantor Affiliated Group regarding any Environmental Claim, (ii) any spill, release, discharge or disposal of any Hazardous Material on any Real Property owned or leased by any member of the Guarantor Affiliated Group, or (iii) any violation of any Environmental Law by any member of the Guarantor Affiliated Group that (with respect to any of the foregoing) could reasonably be expected to have a Material Adverse Change, written notice thereof, copies of all correspondence, reports and other materials furnished to or prepared by any member of the Guarantor Affiliated Group (or its representatives) in connection therewith and the action being or proposed to be taken with respect thereto;

(ix)           from time to time, with reasonable promptness, such other financial data and other information or documents (financial or non-financial) about the Guarantor and each other member of the Guarantor Affiliated Group (including accountants’

management letters and annual budgets) as the Administrative Agent may reasonably request; and

(x)            promptly following the request by Administrative Agent, documentation and information relating to the Construction, including the Plans and Specifications.

(l)            Conduct of Business.  The Guarantor shall, and shall cause each other member of the Guarantor Affiliated Group to:

(i)            duly observe and comply in all material respects with all applicable laws and requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including all Environmental Laws and ERISA), and with the material provisions of all material leases and all other material contracts and agreements, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

(ii)           subject to Section 6.1(x), maintain its corporate existence (except that immaterial Subsidiaries may be dissolved (with any remaining assets being transferred to a member of the Guarantor Affiliated Group); provided, that in no event shall the foregoing permit the dissolution of the Lessee;

(iii)          remain engaged in substantially the same lines of business as those in which it is now engaged, except that the Guarantor or any other member of the Guarantor Affiliated Group may withdraw from any business activity which its Board of Directors reasonably deems unprofitable or unsound, provided that promptly after such withdrawal, the Guarantor shall provide the Administrative Agent with written notice thereof; and

(iv)          promptly upon forming any Significant Subsidiary, or promptly upon any existing Subsidiary satisfying the definition of a Significant Subsidiary, deliver to the Administrative Agent a Subsidiary Guarantee and a written legal opinion with respect thereto, addressed and in form and substance reasonably satisfactory to the Administrative Agent and the Participants.

(m)          Maintenance and Insurance.  Without limiting any provision of the Operative Documents, the Guarantor shall, and shall cause each other member of the Guarantor Affiliated Group to, maintain its properties in good repair, working order and condition (normal wear and tear excepted) as required for the normal conduct of its business, and from time to time the Guarantor will make or cause to be made, and cause each other member of the Guarantor Affiliated Group to make or cause to be made, all necessary and proper repairs, renewals, replacements, additions and improvements thereto so that the Guarantor and such other members of the Guarantor Affiliated Group may conduct its business substantially as conducted on the Documentation Date, and shall maintain or cause to be maintained all material Leases as may be required for the conduct of the Guarantor’s and each other member of the Guarantor Affiliated Group’s business.  Without limiting any provision of the Operative Documents, the Guarantor shall and shall cause each other member of the Guarantor Affiliated Group to at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Guarantor and such other member of the Guarantor Affiliated Group in the exercise of their reasonable judgment deem to be adequate.

(n)           Taxes.  The Guarantor shall, and shall cause each other member of the Guarantor Affiliated Group to, pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no lien shall have been filed to secure such tax, assessment or charge.

(o)           Inspection by the Administrative Agent.  Without limiting any provision of the Operative Documents including the inspection rights under the Lease, the Guarantor shall, and shall cause each other member of the Guarantor Affiliated Group to, permit the Participants, through the Administrative Agent or the Administrative Agent’s designee, at such reasonable times during normal business hours, upon reasonable advance notice to such Person, to visit and inspect the properties and books and records of the Guarantor and such other members of the Guarantor Affiliated Group, provided that (i) when a Lease Event of Default has occurred and is continuing the Administrative Agent or any Participant (through the Administrative Agent’s designee or such Participant’s other designee) may do any of the foregoing at any time during normal business hours and with reasonable advance notice, (ii) except during the existence of a Lease Event of Default, any such inspections shall be made no more frequently than once per year, and (iii) unless the Administrative Agent believes that a Lease Default or Lease Event of Default is reasonably likely to occur based upon information obtained by or provided to the Administrative Agent, if no Lease Default or Lease Event of Default exists at the time of any such inspection, any such inspection shall be at the expense of the Participants.

(p)           Maintenance of Books and Records.  Without limiting any provision of the Operative Documents, the Guarantor shall, and shall cause each other member of the Guarantor Affiliated Group to, keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP and applicable laws.

(q)           Pension Plans.  With respect to any Plan, the Guarantor will, and will cause each Significant Subsidiary and each other member of the ERISA Group to, (i) fund each Plan as required by the provisions of Section 412 of the Code; (ii) cause each Plan to pay all benefits when due; and (iii) furnish the Administrative Agent (a) promptly with a copy of any notice of termination of any Plan sent to the PBGC and (b) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for a material waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code.

(r)            Fiscal Year.  The Guarantor and each other member of the Guarantor Affiliated Group shall have a fiscal year running concurrently with the National Retail Federation calendar and shall notify the Administrative Agent of any change in such fiscal year (whereupon, notwithstanding the provisions of Section 12.5, the Administrative Agent and the Participants shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in fiscal year).

(s)           [Intentionally Omitted.]

(t)            Indebtedness.  The Guarantor shall not, and shall not permit any other member of the Guarantor Affiliated Group to, create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

(i)            Indebtedness of the Guarantor to the Administrative Agent or the Participants under any Operative Document;

(ii)           Indebtedness in respect of accounts payable and accrued expenses for normal recurring operating items, other than for borrowed money, of the Guarantor Affiliated Group incurred in the ordinary course of business;

(iii)          Indebtedness for borrowed money (which shall include all Indebtedness referenced in clauses (i) through (iv) of the definition of Indebtedness and any guarantees thereof), so long as the material terms of such Indebtedness are no more restrictive with respect to covenants and events of default or other material provisions than the terms and conditions set forth herein and in the other Operative Documents, provided that at the time the Guarantor or any other member of the Guarantor Affiliated Group incurs such Indebtedness, and after giving effect thereto, no Lease Default or Lease Event of Default exists (it being agreed that upon the incurrence of any such Indebtedness in excess of $25,000,000 in one or a series of transactions, the Guarantor will furnish to the Administrative Agent a compliance certificate demonstrating compliance with Sections 6.1(y) and (z) after giving effect to such Indebtedness); and

(iv)          Indebtedness existing on the Documentation Date and disclosed on Schedule 6.1(t) hereto.

(u)           Contingent Liabilities.  The Guarantor shall not, nor shall permit any other member of the Guarantor Affiliated Group to, create, incur, assume or remain liable with respect to any Loan Guarantees other than the following:

(i)            Guarantees in favor of the Administrative Agent and the Participants with respect to the Operative Documents;

(ii)           Loan Guarantees existing on the date of this Participation Agreement and disclosed on Schedule 6.1(u) hereto;

(iii)          Loan Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

(iv)          Loan Guarantees with respect to surety, performance and return-of-money and other similar obligations incurred in the ordinary course of business and consistent with past practices (exclusive of obligations for the payment of borrowed money); and

(v)           Loan Guarantees of Indebtedness permitted under Section 6.1(t), provided that the aggregate amount of Indebtedness of Subsidiaries of the Guarantor that are not Significant Subsidiaries guaranteed by the Guarantor and the Significant Subsidiaries, plus the aggregate amount of Qualified Investments described in clause (ii) of the definition of “Qualified Investments,” shall not at any time exceed fifteen percent (15%) of the Guarantor’s Consolidated Tangible Net Worth, determined as of the date of the most recently completed fiscal quarter.

(v)           Sale and Leaseback.  The Guarantor shall not, nor shall permit any other member of the Guarantor Affiliated Group to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Guarantor or such other member of the Guarantor Affiliated Group intends to use for substantially the same purpose as the property being sold or transferred, except, notwithstanding the provisions of Section 6.1(x), with respect to any such sale leaseback transaction in which the property sold is sold at fair market value and on an arms-length basis and the lease of the property contains market rent (not above-market rent) and is on an arms-length basis, provided that (i) at the time any such sale leaseback transaction is consummated and after giving effect thereto, no Lease Default or Lease Event of Default exists, (ii) the entering into of such sale leaseback transaction could not reasonably be expected to have a Material Adverse Change and (iii) such sale leaseback transaction does not involve the Facility.

(w)          Liens.  In addition to and without limitation of the restrictions and obligations set forth in Article VIII of the Lease, the Guarantor shall not, nor shall permit any other member of the Guarantor Affiliated Group to, create, incur, assume or suffer to exist any Lien, other than Permitted Encumbrances.

(x)            Merger; Consolidation; Sale or Lease of Assets; Acquisitions.  In addition to and without limitation of Section 21.1 of the Lease and Section 6.1(l), the Guarantor shall not, nor shall permit any other member of the Guarantor Affiliated Group to, (a) sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or fair market value), other than (i) sales of inventory in the ordinary course of business, (ii) the disposition of scrap, waste and obsolete items in the ordinary course of business, and (iii) sales of assets not in the ordinary course of business so long as the net book value of all of such assets sold or otherwise disposed of by the Guarantor and the other members of the Guarantor Affiliated Group in all such transactions after the Documentation Date shall not exceed an aggregate amount equal to fifteen percent (15%) of the Guarantor’s Consolidated Tangible Net Worth, determined as of the end of the most recently completed fiscal quarter of the Guarantor; and or (b) liquidate, merge or consolidate into or with any other Person or enter into or undertake any plan or agreement of liquidation, merger or consolidation with any other Person, provided that the Guarantor may merge with another company in connection with a permitted acquisition if the Guarantor is the surviving company, and any wholly-owned Subsidiary of the Guarantor may merge or consolidate into or with (i) the Guarantor if no Lease Default or Lease Event of Default has occurred and is continuing or would result from such merger and if the Guarantor is the surviving company, (ii) any other wholly-owned Subsidiary of the Guarantor; or (iii) a merger of a Subsidiary of the Guarantor with another entity in connection with a permitted acquisition if the Subsidiary is the surviving company, or (c) make any acquisition of all or substantially all of the capital stock (or other equity interests) or all or substantially all of the assets of another Person, or of a division or business unit of a Person, whether or not involving a merger or consolidation with such Person (an “Acquisition”), except in connection with a Permitted Acquisition; provided that in no event shall Guarantor (A) merge or consolidate with the Lessee or (B) acquire the Facility or any portion thereof from the Lessee including as a result of any liquidation or dissolution of the Lessee’s assets.

(y)           Minimum Adjusted Interest Coverage Ratio.  The Guarantor shall not permit the Adjusted Interest Coverage Ratio of the Guarantor Affiliated Group as at the last day of any fiscal quarter, calculated for the four consecutive fiscal quarters then ending, to be less than the ratio of 2.0 to 1.0.

(z)            Maximum Adjusted Debt to Total Capitalization Ratio.  The Guarantor shall not permit the Adjusted Debt to Total Capitalization Ratio (expressed as a percentage) of the Guarantor Affiliated Group as at the last day of any fiscal quarter to be greater than 75%.

(aa)         Restricted Payments.  The Guarantor shall not, and shall not permit any other member of the Guarantor Affiliated Group to, pay, make or declare any Restricted Payment other than a Restricted Payment to a member of the Guarantor Affiliate Group.  Notwithstanding the foregoing, the Guarantor’s Subsidiaries may from time to time make distributions to the Guarantor, and the Guarantor may effect redemptions and repurchases of its stock and pay dividends to its stockholders, so long as no Lease Default or Lease Event of Default has occurred or is continuing, both before and after giving effect to any such distributions, dividends, redemptions and repurchases.  Neither the Guarantor nor any other member of the Guarantor Affiliated Group will enter into any agreement, contract or arrangement (other than the Operative Documents and the Revolving Credit Agreement and related loan documents) restricting the ability of any Subsidiary of the Guarantor or any other member of the Guarantor Affiliated Group to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of any nature or to make transfers or distributions of all or any part of its assets to the Guarantor or any other member of the Guarantor Affiliated Group.

(bb)         Investments.  The Guarantor shall not, nor shall permit any other member of the Guarantor Affiliated Group to, make or maintain any Investments other than Permitted Investments.

(cc)         ERISA.  Neither the Guarantor, nor any Significant Subsidiary or any member of the ERISA Group, shall permit any Plan maintained by it to (i) engage in any Prohibited Transaction that could reasonably be expected to result, individually or in the aggregate, in a liability to the United States Internal Revenue Service in excess of $10,000,000, (ii) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a Lien on the assets of the Guarantor or any Significant Subsidiary pursuant to Section 4068 of ERISA.

(dd)         Transactions with Affiliates.  The Guarantor shall not, nor shall permit any other member of the Guarantor Affiliated Group to, enter into or participate in any agreements or transactions of any kind with any Affiliate, except (i) agreements or transactions contemplated, required or allowed by any Operative Document or, as required or allowed as of the Documentation Date under the Loan Documents (as defined in the Revolving Credit Agreement); (ii) agreements or transactions (in each case) in the ordinary course of business and on an arms-length basis which (A) include only terms which are fair and equitable to the Guarantor or such other member of the Guarantor Affiliated Group, (B) do not violate or otherwise conflict with any of the terms of any of the Operative Documents, and (C) involve terms no less favorable to the Guarantor or such other member of the Guarantor Affiliated Group than would be the terms of a similar agreement or transaction with any Person other than an

Affiliate; and (iii) the loans permitted by Section 6.1(ee).  Neither the Guarantor nor any other member of the Guarantor Affiliated Group will enter into any agreement containing any provision which would be violated or breached by the performance by the Guarantor or such other member of the Guarantor Affiliated Group of its obligations hereunder or under any of the other Operative Documents.

(ee)         Loans.  The Guarantor shall not, and shall not permit any other member of the Guarantor Affiliated Group to, make to any Person any loan, advance or other transfer with the anticipation of repayment, except as may be otherwise expressly permitted hereunder and except for loans and advances to employees of the Guarantor or such other member of the Guarantor Affiliated Group, made in the ordinary course of business and consistent with past practices.

(ff)           Tax Shelter Regulations.  Each Obligor shall deliver to the Administrative Agent and each Participant, in form and detail satisfactory to the Administrative Agent and the Majority Participants, promptly after either Obligor has notified the Administrative Agent or the Lessor of any intention by either Obligor to treat the Credit Notes, the Lessor Loans, the Investor Contribution and/or the Overall Transaction as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

SECTION 6.2.  Covenants of the Lessor.

(a)           Cooperation with Lessee and Guarantor.  The Lessor shall, to the extent reasonably requested by the Lessee or the Guarantor (but without assuming additional liability on account thereof and only so long as such Lessor actions do not adversely affect the “as-built” value, utility, residual value at the end of the Lease Term or remaining economic life of the Facility), at the Lessee’s expense, cooperate to allow the Lessee and the Guarantor to (i) perform their covenants contained in Section 6.1, including at any time and from time to time, upon the reasonable request of the Lessee or the Guarantor, promptly and duly to execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee or the Guarantor may reasonably request and as shall be presented to it in final execution form in order to perform such covenants and (ii) further the Lessee’s interest as lessee, including the filing of any statement with respect to any Tax abatements, Permitted Contests or other requirements.

(b)           Discharge of Liens.  The Lessor will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it, and will cause restitution to be made to the Lessee Collateral in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(b).  Notwithstanding the foregoing, the Lessor shall not be required to so discharge any such Lessor Lien while the same is subject to a Permitted Contest.

(c)           Change of Location.  Other than as a result of a transfer pursuant to Sections 6.2(h) and 8.1.1, the Lessor shall give at least 30 days prior written notice to the Lessee, the Debt Participants and the Administrative Agent of any change in its name or its identity, or if the Lessor’s location for purposes of the UCC shall cease to be North Carolina, or if the Lessor’s principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Facility are kept, shall cease to be located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288.

(d)           Restrictions on and Effect of Transfer.  The Lessor shall not sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber, all or any portion of its right, title or interest in, to or under any of the Operative Documents other than in accordance with the provisions of the Operative Documents.

(e)           No Plan Assets.  The Lessor shall not cause or permit any of its property or other assets to constitute Plan Assets.

(f)            Securities.  The Lessor shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of any interest in the Lease, the Investor Contribution, the Notes or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

(g)           Compliance with Operative Documents.  The Lessor shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it (whether in its capacity as the Lessor or in its individual capacity or otherwise) under each Operative Document to which it is a party.

(h)           Lessor Notice.  The Lessor shall give the Lessee prompt written notice (a “Lessor Notice”), but in any event promptly upon receipt of notice from an acquiring Person as provided in the related underlying transaction documents, of the Lessor’s knowledge that a disposition of property will occur that would cause the Fair Market Value of the Facility then subject to the Lease to exceed 50% of the fair market value (based on appraisals or other information delivered in connection with the consummation of such underlying transactions) of all of the property owned by the Lessor, as determined in accordance with GAAP (a “50% FMV Event”).  In the event that a Lessor Notice is given, the Lessor, at its option, may elect to (i) obtain additional assets such that the Fair Market Value of the Facility does not ever constitute more than 50% of the total Fair Market Value of the assets of the Lessor, (ii) transfer its interests in the Facility to another affiliate of Lessor such that the representations set forth in the WDC Confirmation Letter remain correct or (iii) obtain a SAS 97-type letter reasonably acceptable to Lessee from Lessor’s auditor to certify that the Lessor is a voting interest entity as defined by FIN 46 (to be renewed as required).  If none of the options set forth above is elected by Lessor within sixty (60) days following Lessor’s delivery of a Lessor Notice, then Lessee may, during the existence of the 50% FMV Event, cause a transfer of Lessor’s interest to an Eligible Lessor Transferee selected by Lessee.  If Lessee elects to cause such transfer, it shall deliver to Lessor a written notice of such election (a “Substitute Transferee Notice”), which notice shall identify the proposed transferee (the “Substitute Transferee”) and the date such transfer will take place.  The effectiveness of such transfer shall be subject to (i) the Lessee’s delivery of a Substitute Transferee Notice to Lessor pursuant to the immediately preceding sentence, (ii) receipt by the Administrative Agent of such documents, agreements, instruments and opinions (including any guarantees or indemnities required pursuant to this Section 6.2 or Section 8.1.3(b)) duly executed and delivered by such Substitute Transferee to effect such transfer pursuant to this Section 6.2(h) and Section 8.1.3(b), and (iii) such transfer to such Substitute Transferee being completed and effective (including delivery of each of the documents described in clauses (i) and (ii) above), within (90) days from the date of the Substitute Transferee Notice.  Lessor and the Debt Participants hereby agree to reasonably cooperate in good faith with Lessee, at Lessor’s sole cost and expense, in Lessee’s efforts to cause any transfer to a Substitute Transferee as contemplated by this Section 6.2, and Lessor shall reimburse Lessee for its reasonable out-of-pocket expenses to effectuate such transfer.

(i)            Credit Note Purchase Agreement and Lessor Loan Agreement.  As between Lessor and Lessee, Lessor and each Debt Participant hereby agree that, so long as the Lease is in effect, Lessor shall not consent to or permit any amendment of the terms and provisions of the Credit Note Purchase Agreement, the Lessor Loan Agreement, the Intercreditor Agreement, any Security Document or any Note, whether or not any Event of Default shall have occurred and be continuing, if any such amendment or action would have the effect of increasing the Obligations of the Lessee or decreasing the rights of the Lessee, in each case without the prior written consent of Lessee, except that without such consent, Lessor may waive performance by the Administrative Agent of Obligations to Lessor, the non-performance of which does not adversely affect the Lessee.

(j)            WDC Confirmation Letter.  Upon Lessee’s prior written request and receipt by Lessor from Lessee of a WDC Confirmation Letter at least thirty (30) days prior to the end of each calendar quarter and 60 days prior to the end of each calendar year, the Lessor shall provide to Lessee, at least 15 days prior to the end of each calendar quarter and at least 45 days prior to the end of each calendar year, a confirmed copy of such WDC Confirmation Letter.  The parties hereto agree that the Lessee is the sole beneficiary of the matters addressed Sections 6.2(h) and 6.2(j) and as set forth in any WDC Confirmation Letter.

SECTION 6.3.  Quiet Enjoyment.  So long as no Lease Event of Default has occurred and is continuing, neither the Lessor, the Administrative Agent nor any other Participant shall take, or permit any Person claiming by, through or under it to take, any affirmative action to interfere with the rights of the Lessee to full enjoyment of the Facility during the Lease Term in accordance with the Lease.  The sole remedy of the Lessee for breach of this Section 6.3 shall be to sue for damages for the breach hereof, and/or sue for a declaratory judgment, injunctive relief or other specific performance hereof, and such breach shall not affect the obligations of the Lessee to pay all amounts (including Rent) due under the Lease, this Participation Agreement and the other Operative Documents, or the rights of the Lessor, the Administrative Agent and the other Participants to initiate legal action and otherwise enforce the obligations of the Lessee under the Lease, this Participation Agreement and the other Operative Documents.  The foregoing covenant shall not require the Lessor to take any action contrary to, or which would permit the Lessee to use the Facility for a use not permitted under, the provisions of this Lease.  The parties recognize that any sale, assignment, transfer or other disposition, or mortgage, pledge or other encumbrance (each a “disposition”), of any part of the Facility or any of Lessor’s rights under the Operative Documents is subject to Lessee’s rights, if any, under the Operative Documents, except any disposition required or permitted by the Operative Documents following the occurrence and during the continuation of any Lease Event of Default.

SECTION 6.4.  Discharge of Liens.  Each of the Debt Participants and the Administrative Agent hereby severally agrees that it will not create or permit to exist at any time,

and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Facility (or on any interest in or proceeds from any of the Operative Documents) attributable to it.  Notwithstanding the foregoing, neither the Administrative Agent nor any Debt Participant shall be required to so discharge any such Lessor Lien while the same is subject to a Permitted Contest.

SECTION 6.5.  Performance of Operative Documents.  Each party hereto hereby agrees to observe and perform in all material respects all of the covenants, conditions and obligations required to be observed or performed by it in each Operative Document to which it is a party.

SECTION 6.6.  Easements.  At the request of the Lessee, so long as no Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, the Lessor, at Lessee’s sole cost and expense, shall, from time to time during the Lease Term and upon at least ten (10) Business Days’ prior written notice from the Lessee, consent to and join in any easements, licenses, rights-of-way, party wall rights and other rights in the nature of easements pursuant to Section 8.4 of the Lease; provided, that each of the conditions set forth in Section 8.4 of the Lease are satisfied or waived by the Administrative Agent (at the written direction of the Majority Participants).

SECTION 6.7.    Intercreditor Agreement.  Each of the Lessee and the Guarantor hereby acknowledges and consents to all of the terms and conditions of the Intercreditor Agreement.

ARTICLE VII

PAYMENT OF CERTAIN EXPENSES

SECTION 7.1.  Payment of Transaction Costs and Other Costs.

(a)           Transaction Expenses and Continuing Expenses As and when any portion of Transaction Costs becomes due and payable, such Transaction Costs shall be paid by Lessee as Supplemental Rent.

(b)           Payment by Funding.  Subject to the other provisions of this Section 7.1, and without limiting the application of Section 7.1(a), all Transaction Costs incurred prior to the Advance Date shall be paid by Lessee on the Advance Date and, subject to the limitations at Section 2.3.2, such Transactions Costs may be paid from amounts funded for Transaction Costs on the Advance Date as set forth in the Advance Request, to the extent there are funds available for such purpose after funding all Acquisition Costs.

(c)           Amendments, Supplements and Appraisal.  Without limitation of the foregoing or any other provisions set forth in the Operative Documents, Lessee shall pay to the Participants and the Administrative Agent all costs and expenses (including reasonable legal fees and expenses of special counsel to the Administrative Agent, Lessor and Debt Participants; provided that so long as no Lease Event of Default exists or, solely with respect to clause (ii) below, so long as no Lease Default or Lease Event of Default exists, Lessee shall not be liable for the fees and expenses of more than one counsel for each of Lessor and the Debt Participants) incurred by any of them in connection with:  (i) any Casualty, Event of Loss or termination of this Participation Agreement or any other Operative Document, or any extension, amendment, modification or waiver of or under this Participation Agreement or any other Operative Document whether or not such extension, amendment, modification or waiver is consummated; (ii) the negotiation and documentation of any restructuring or “workout”, whether or not consummated, of any Operative Document; (iii) the enforcement of the rights or remedies under the Operative Documents arising out of (x) any Lease Event of Default or (y) any Loan Event of Default; (iv) further assurances reasonably requested pursuant to Section 12.11 or any similar provision in other Operative Documents; (v) any transfer by any Participant of any interest in the Operative Documents during the continuance of a Lease Event of Default, or by Lessor pursuant to Section 8.1.1 (except as provided in the last sentence of Section 8.1.1(b)); (vi) any transfer by the Lessor to the Lessee or a third-party purchaser under exercise of the Remarketing Option of any interest in the Facility (or any portion thereof permitted by the Operative Documents) in accordance with the Operative Documents, and (vii) the ongoing fees and expenses for which the Lessee is obligated under the Operative Documents.

SECTION 7.2.  Brokers’ Fees.  Subject to Section 12.2, the Lessee shall pay or cause to be paid any brokers’ fees, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.  Neither the Administrative Agent nor any Participant shall be liable for, or be obligated to pay or advance, any such broker’s fees.

ARTICLE VIII

TRANSFERS OF PARTICIPANTS’ INTERESTS

SECTION 8.1.1.  Restrictions on Transfer.

(a)           Each Credit Note Purchaser may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Documents in accordance with Section 11.2 of the Credit Note Purchase Agreement.  Each Lessor Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Documents in accordance with Section 8.6 or 8.7 of the Lessor Loan Agreement.

(b)           Lessor may (i) if so required by any Legal Requirement applicable to the Lessor or (ii) following the occurrence of a Lessor GAAP Event, assign, convey, or transfer all, but not less than all, of its right, title or interest in or to the Facility, the Lease and the other Operative Documents (including any right to indemnification thereunder), or any other document relating to the Facility or any interest in the Facility, and no consent shall be required from the Administrative Agent, Lessee, Guarantor or the Debt Participants (but Lessor shall provide forty-five (45) days (or such shorter period as required by the Legal Requirement giving rise to such assignment, conveyance, appointment or transfer contemplated by this Section 8.1.1(b) (such 45-day (or shorter, as applicable) notice period, the “Initial Notice Period”)) written notice to the Administrative Agent and Lessee) in connection with such assignment, conveyance, appointment or transfer, to any Person with a minimum net worth of at least $200,000,000 and a rating of “A” (or higher) by S&P and a rating of “A2” (or higher) by Moody’s; provided, that if the parent entity of such Person satisfies the foregoing requirements, such requirements also shall be deemed satisfied by such Person so long as such parent entity has (x) either unconditionally guaranteed, such guarantee to be in form and substance reasonably satisfactory to Lessee and the Administrative Agent, or provided an unconditional indemnity substantially in the form of the

Lessee Indemnity Agreement with respect to, the obligations of Lessor to Lessee under the Operative Documents, and (y) executed and delivered to and for the benefit of the Credit Note Holders an unconditional indemnity in substantially the form of the Debt Participants’ Indemnity Agreement (any such Person meeting the foregoing requirements hereinafter referred to as an “Eligible Lessor Transferee”).  Lessee shall be responsible for, and if paid by Lessor, shall reimburse Lessor for, any cost or expense incurred by Lessor in connection with any assignment, conveyance or transfer by Lessor required by any Legal Requirement pursuant to clause (i) of this Section 8.1.1(b).  Lessor shall be responsible for any such cost or expense with respect to any assignment, conveyance or transfer by Lessor as a result of a Lessor GAAP Event pursuant to clause (ii) of this Section 8.1.1(b).

SECTION 8.1.2.  [Intentionally Omitted]

SECTION 8.1.3.  Effect of Transfer.

(a)           From and after any transfer by a Debt Participant effected in accordance with this Article VIII, such Debt Participant shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that such Debt Participant shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of such Debt Participant thereunder.  From and after any transfer by Lessor effected in accordance with this Article VIII, Lessor shall be released from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer.  Upon any transfer by the Lessor or a Debt Participant as above provided, any such transferee shall assume the obligations of the Lessor or, to the extent of such transfer, the Debt Participant, as the case may be, and shall be deemed the “Lessor” or, to the extent of such transfer, a “Debt Participant” and, in the case of a Debt Participant, a “Participant” to the extent of such transfer, as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the first sentence of this Section 8.1.3.  Notwithstanding any transfer of all or a portion of the transferor’s interest as provided in this Article VIII, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including rights to indemnification under any such document.  In the case of any transfer by Lessor pursuant to this Article VIII, if the transferring Lessor is Wachovia Development Corporation, the Indemnity Agreements shall automatically, without further act of any party hereto, terminate, and Wachovia Corporation shall automatically be deemed to be released by Lessee, Guarantor and each Debt Participant from any and all of its obligations under the Indemnity Agreements.

(b)           Any transfer pursuant to Section 8.1.1 or Section 6.2(h) shall be subject to (x) in the case of a transfer pursuant to Section 8.1.1, the Eligible Lessor Transferee’s delivery of and (y) in the case of a transfer pursuant to Section 6.2(h), the Substitute Transferee’s delivery of (such Eligible Lessor Transferee or Substitute Transferee, as the case may be, referred to herein as the “Lessor Transferee”), an agreement in respect of such transfer, which may be an assignment and assumption agreement, to furnish to the Administrative Agent promptly, but in no event later than 30 days after the effective date of such transfer (or, in the case of recorded documents, if later than 30 days, promptly after its receipt of such recorded documents), (i) a copy of the assignment and assumption agreement, any indemnity agreements and/or guarantees delivered by such Lessor Transferee or any of its Affiliates in connection with such transfer and any title conveyance documents or security instruments (including UCC financing statements) relating to such transfer to which the Lessor or such Lessor Transferee is a party, (ii) an opinion of counsel of such Lessor Transferee (which may be in-house counsel) to the effect that such assumption agreement and security instruments have been duly authorized, executed and delivered and are valid and binding agreements enforceable in accordance with their terms, subject to customary assumptions, qualifications and exceptions for opinions of such nature and, if applicable, (iii) an officer’s certificate of a Responsible Officer of such Lessor Transferee or its parent confirming that the Lessor Transferee is a transferee meeting the requirements set forth in Section 8.1.1.  In no event shall any failure of such Lessor Transferee to furnish any of the foregoing items result in any claim by any party hereto that such transfer is void or voidable by any Person, that the Lessor is liable for any damages as a consequence of such failure or that the Lessor remains liable, primarily or otherwise, for any obligations to be performed on or after the date of such transfer; provided, that the foregoing shall not limit any rights of any party hereto, whether under the Operative Documents or applicable law, against such Lessor Transferee as a result of any such failure.  The parties hereto acknowledge and agree that each Debt Participant is a beneficiary of the matters addressed this Section 8.1.3 (b).

SECTION 8.2.  Pledge Under Regulation A.  Anything in this Article VIII or any other Operative Document to the contrary notwithstanding, any Debt Participant may, without the consent of Lessee or Lessor, pledge or assign for security purposes any portion of its Loans or any of its Lessor Loan Documents or Credit Note Documents, as applicable, to any Federal Reserve Bank.

SECTION 8.3.  Replacement of a Debt Participant.  If (i) any Debt Participant defaults in any of its material obligations pursuant to the Operative Documents, (ii) any Loan Event of Default shall occur which does not result from a Lease Event of Default, or (iii) payments to a Debt Participant become subject to withholding taxes, then the Lessee shall be permitted to replace the defaulting party in the case of clause (i) or (ii) above or the Participant to which payments have become subject to withholding taxes in the case of clause (iii) above; provided that the Administrative Agent shall have the right to direct the Lessee to use commercially reasonable efforts to replace such Participant in any case where clause (iii) above may be applicable; provided further, that any replacement of any party pursuant to this Section 8.3 shall satisfy the following conditions:  (A) such replacement shall not conflict with any Applicable Laws, (B) the replaced party shall have received all amounts owing to it under the Operative Documents that have accrued on or prior to the effectiveness of such replacement including any Make-Whole Amounts, (C) the Lessee shall be obligated to pay any reasonable fees and expenses arising in connection therewith (provided that the Lessee may exercise and/or shall preserve its rights and remedies as against a defaulting Debt Participant), and (D) any replacement party shall agree in writing to assume and be subject to all of the terms and conditions of the Operative Documents that were applicable to its predecessor-in-interest and this Participation Agreement.  Each Debt Participant agrees to reasonably cooperate with the Lessee in its efforts to arrange replacements as contemplated by this Section 8.3.

SECTION 8.4.  Transfers by the Lessee, etc.  Neither the Lessee nor the Guarantor shall assign or transfer any of its rights or obligations under the Operative Documents to which it is a party, the Facility, or the Overall Transaction, other than in respect of an assignment or transfer specifically permitted by the Operative Documents and any purported transfer not meeting the terms of the pertinent Operative Document(s) shall be void.

SECTION 8.5.  Extension of Lease Term Expiration Date.

(a)           The Lessee may request in writing (an “Extension Option Request”) to the Participants that the parties hereto agree

(i)            that the Maturity Date of the Credit Notes, Lessor Loans and Investor Amount that would otherwise mature on the Lease Term Expiration Date (as such Maturity Date and Lease Term Expiration Date may have been extended from time to time (in accordance with the terms of this Section)) be extended for a period of one year, and

(ii)           in connection with the extension of the Maturity Date, that the Lease Term Expiration Date also be extended (each such extension referred to as a “Renewal Term”) for a one-year period from the then existing Lease Term Expiration Date (in each instance, an “Extension Option”) in the first instance to follow the term that would otherwise expire on the Lease Term Expiration Date, and from year to year thereafter, if the first Extension Option is effected, to follow the immediately preceding Renewal Term.

Each Extension Option Request must be delivered in writing to each Participant not later than 180 days prior to the then effective Lease Term Expiration Date.  Each Participant will notify the Administrative Agent in writing of whether or not it has consented to any Extension Option Request not later than 45 days after receipt of the related Extension Option Request (the “Extension Option Response Date”).  Any Participant who does not so notify the Administrative Agent and the Lessee by the Extension Option Response Date will be deemed to have not consented to such Extension Option Request.  Any Participant that has notified the Administrative Agent and the Lessee that it has not consented to an Extension Option Request or that is deemed not to have consented, as provided in the preceding sentence, shall be deemed a “Non-Consenting Participant”.  Each Participant’s determination with respect to an Extension Option Request shall be a new credit determination and within such Participant’s sole and absolute discretion.

Each Extension Option shall become binding, if at all, as of the first date but on or before the Maturity Date addressed by the then pending Extension Option Request (the “Extension Option Effective Date” with respect to such Extension Option) on or after the Extension Option Response Date on which all Participants (other than Non-Consenting Participants who have been replaced by Replacement Participants in accordance with Section 8.5(b)) and Replacement Participants shall have consented to such Extension Request; provided that on both the date of the Extension Option Request and the Extension Option Effective Date, (x) each of the representations and warranties made by the Lessee in Article V hereof shall be true and correct in all material respects as if made on and as of each such date (except as expressly provided otherwise in the Extension Request), (y) no Lease Event of Default shall have occurred and be continuing, and (z) on each of such dates the Administrative Agent shall have received a certificate of the Lessee as to the matters set forth in clauses (x) and (y) above; and provided further that in no event shall the Extension Option Effective Date occur unless each of the affected Participants (other than Non-Consenting Participants who have been replaced) and Replacement Participants in accordance with Section 8.5(b) shall have consented to the Extension Option Request on or before the Lease Term Expiration Date (as in effect before giving effect to any extension requested in such Extension Option Request).

(b)           At any time after the Extension Option Response Date, the Lessee shall be permitted to replace any Non-Consenting Participant with a replacement bank or other financial institution (a “Replacement Participant”); provided that, in addition to the requirements set forth in Section 8.1 or 8.3, as applicable, (i) such Non-Consenting Participant shall sell (without recourse or representation or warranty of any kind, other than a representation to the effect that such Non-Consenting Participant is the owner of its respective Notes free and clear of all Liens, encumbrances and other interests attributable to it) to the Replacement Participant all Notes of such Non-Consenting Participant for an amount equal to the aggregate outstanding principal amount of such Notes plus accrued interest to (but not including) the date of sale, (ii) such replacement shall be made in accordance with the provisions of Section 8.3 (provided that the relevant Replacement Participant or Lessee shall be obligated to pay the reasonable transaction costs arising in connection therewith, (iii) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the Operative Documents (including the extension of the Maturity Date) that were applicable to its predecessor-in-interest and (iv) such replacement must be consummated no later than the then applicable Maturity Date addressed by the then pending Extension Option Request.  A Non-Consenting Participant’s rights under the indemnification provisions of the Operative Documents shall survive any sale of its Notes to a Replacement Participant; provided, further, that notwithstanding the above, if the Non-Consenting Participant is the Lessor, the transfer provisions of Section 8.1.1(b) shall apply.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1.  General Indemnification.

SECTION 9.1.1.  General Indemnification.  Whether or not any of the transactions contemplated hereby shall be consummated, the Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect, defend, save and keep harmless, on an After-Tax Basis, each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee), whether or not such Claim is covered by any other indemnification under this Article IX or such Indemnitee shall also be indemnified as to any such Claim by any other Person, whenever such Claim arises or accrues, including whether or not such Claim arises or accrues at any time prior to or after the Maturity Date, in any way arising out of or relating to:

(a)           any of the Operative Documents or any of the transactions contemplated thereby, any investigation, litigation or proceeding in connection therewith, or any amendment, modification or waiver in respect thereof;

(b)           the purchase and acquisition by the Lessor of the Existing Investor Certificates and the Existing Notes, the liquidation of the Trust (as defined in the Existing Operative Documents) and each of the other transactions contemplated by the Assignment

Agreement, including any Claims relating to (a) any of the Existing Operative Documents, (b) any act or failure to act by any Person, including the Existing Lessor or any other Person party to the Existing Operative Documents or (c) the Facility at any time prior the Advance Date;

(c)           the Facility or any part thereof or interest therein;

(d)           the purchase, mortgaging by the Lessee or its Affiliates, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including any sale or other transfer pursuant to the Lease), return or other disposition of all or any part of any interest in the Facility or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation:  (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (ii) any Claim resulting from or related to latent or other defects, whether or not discoverable, (iii) any Claim resulting from or related to the leasing of the Facility, (iv) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Facility or any part thereof, (v) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to this Participation Agreement or the Lease which are in effect at any time with respect to the Facility or any part thereof, (vi) any Claim for patent, trademark or copyright infringement, (vii) Claims arising from any public improvements with respect to the Facility resulting in any change or special assessments being levied against the Facility or any plans to widen, modify or realign any street or highway adjacent to the Facility, or any Claim for utility “tap-in” fees or (viii) claims arising from any agreement, arrangement or instrument executed to fulfill, or enhance, develop or facilitate the development or operation of the Facility;

(e)           the offer, issuance, sale, transfer or delivery of the Notes by the Lessor;

(f)            the breach by the Lessee or the Guarantor of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate delivered by it in connection therewith;

(g)           any contract or agreement entered into by Guarantor, any of its respective designees or Affiliates or, if so requested, the Lessor, pursuant to the terms of the Construction Agency Agreement;

(h)           the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code with respect to a Plan;

(i)            the retaining or employment of any broker, finder or financial advisor by any Lessee Person to act on its behalf in connection with this Participation Agreement;

(j)            any other agreement entered into or assumed by the Lessee or Guarantor in connection with the Facility, or (at the direction or with the consent of the Lessee or of the Guarantor) by the Lessor; or

(k)           the ownership of the Facility;

(including, in connection with each of the matters described in this Section 9.1 to which this indemnity shall apply, matters based on or arising from the negligence of any Indemnitee).  The Lessee agrees to pay indemnification amounts owing by it pursuant to this Section.

SECTION 9.1.2.  Exceptions to Indemnifications.  Notwithstanding the provisions of Section 9.1.1 the Lessee shall not be obligated to indemnify any particular Indemnitee (nor any of its Affiliates) under Section 9.1.1 for any Claim to the extent resulting from or arising out of: (i) such Indemnitee’s fraud, gross negligence (it being understood that the Lessee shall be required to indemnify such Indemnitee (subject to the other provisions of this Section 9.1.2) even if the ordinary (but not gross) negligence of such Indemnitee, or any Affiliate thereof, caused or contributed to such Claim) or willful misconduct (other than the fraud, gross negligence or willful misconduct imputed as a matter of law to such Indemnitee solely by reason of entering into the Operative Documents or the consummation of the transactions contemplated thereby); (ii) the breach by such Indemnitee or any of its Affiliates of its respective representations and warranties in this Participation Agreement or any other Operative Document, or the breach by such Indemnitee or any of its Affiliates of its covenants as set forth in this Participation Agreement or in any other Operative Document; (iii) any Claim resulting from the imposition of any Lessor Lien attributable to such Indemnitee or its Affiliates; (iv) any Claim for environmental liability, which liability is addressed in Section 9.5; (v) any Claim to the extent attributable to acts or events which occur after the expiration of the Lease Term or earlier termination of the Lease and the return by the Lessee of the Facility in accordance with the terms thereof (except (A) to the extent fairly attributable to acts, events, liabilities or damages occurring or accruing prior thereto; (B) Claims arising following the termination or expiration of the Lease Term so long as the Administrative Agent or any Participant continues to exercise remedies against the Lessee in respect of the Operative Documents and (C) Claims arising after the expiration of the Lease Term so long as the Lessor is remarketing the Facility (or any interest therein) in accordance with Section 7.1 of the Lease); (vi) any Claim in respect of Taxes (such claims to be subject to Section 9.2), other than a payment to make payments under Section 9.1 or 9.1.2 on an after-tax basis as provided in Section 9.4; (vii) with respect to any Indemnitee, any expense expressly provided under any of the Operative Documents to be paid or borne by such Indemnitee or its Affiliate; (viii) any Claim to the extent resulting from a voluntary transfer by any Indemnitee or its Affiliate (including a transfer upon a Lessor GAAP Event pursuant to Section 8.1.1(b)) of all or part of its interest in the Lease, the other Operative Documents or the Facility, (other than (A) while a Lease Event of Default has occurred and is continuing, (B) such transfer is required (pursuant to an act or omission of the Lessee or otherwise) under the Lease, or (C) such transfer is made at the election of Lessee pursuant to Article VIII); or (ix) any Claim to the extent resulting from a violation of Applicable Law by such Indemnitee or its Affiliates (other than (A) a violation of Applicable Law imputed as a matter of law to such Indemnitee or such Affiliate solely by reason of entering into the Operative Documents or the consummation of the transactions contemplated thereby and (B) a violation of Applicable Law resulting from the failure of the Lessee or the Guarantor to perform its obligations under the Operative Documents).  It is expressly understood and agreed that the indemnity provided for in Section 9.1.1 shall survive the resignation or removal of any Indemnitee, the expiration or termination of, and shall be separate and independent from any remedy under, the Lease or any other Operative Document.

SECTION 9.2.  General Tax Indemnity.

(a)           Tax Indemnity.  The Lessee shall pay, defend and, on written demand, indemnify and hold harmless on an After-Tax Basis each Tax Indemnitee from and against any and all Claims for Taxes which may be imposed, on or with respect to any Tax Indemnitee, the Facility or any portion thereof, any Operative Document or the Lessee or any sublessee or user of the Facility in connection with (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including any sale pursuant to Article V, VII or XIV of the Lease), return or other disposition of all or any part of any interest in the Facility or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Base Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Facility or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to any Operative Documents, (iv) the Facility or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto (except to the extent not initiated or requested by or consented to by the Lessee in writing), (vi) the issuance of the Notes and making of the Investor Contribution, (vii) any contract relating to the construction, acquisition or delivery of the Facility or any interest therein and (viii) otherwise in connection with the transactions contemplated by the Operative Documents; provided, that the indemnification obligation of this Section 9.2(a) shall not apply to (A) Taxes (other than Taxes that are or are in the nature of, sales, use, rental, transfer, property, stamp, value added or similar Taxes) which are based upon or measured by the Tax Indemnitee’s net receipts or net income, or which are in substitution for any actual Tax based upon or measured by such Tax Indemnitee’s net receipts or net income (including Taxes that are or are in the nature of minimum Taxes, capital gains, branch profit Taxes, Tax preference items or alternative minimum Taxes); provided, that such Taxes shall not be excluded under this clause A to the extent such Taxes would have been imposed had the location, possession or use of the Facility or any part thereof or interest therein, the location or the operation of the Lessee in, or the Lessee’s making payments under the Operative Documents from the jurisdiction imposing such Taxes been the sole connection between such Tax Indemnitee and the jurisdiction imposing such Taxes; provided, further, that this clause A shall not be interpreted to prevent a payment being made on an After-Tax Basis if such payment is otherwise required to be so made; (B) Taxes characterized under state or local law as franchise, net worth, or shareholder’s capital (other than Taxes that are or are in the nature of, sales, use, rental, transfer, property, stamp, value added or similar Taxes); (C) if no Lease Event of Default exists, Taxes based upon the voluntary transfer, assignment or disposition by a Tax Indemnitee or any Affiliate thereof of any interest in such Tax Indemnitee, or any interest in any of the Facility, the Notes or the Investor Amount or any part thereof or any interest therein (other than transfers pursuant to the Security Documents, transfers pursuant to the Assignment Agreement, transfers pursuant to the exercise of a Purchase Option, or the Remarketing Option or otherwise pursuant to the Lease or at the request of the Lessee or the Guarantor), but only as to amounts in excess of that which would have been payable by the Lessee or Guarantor if no transfer, assignment or disposition had occurred; (D) Taxes imposed or payable by a Tax Indemnitee to the extent imposed with respect to any period after the later of (x) the termination of the Lease and (y) the return of the Facility; (E) any Tax to the extent that such Tax would have been imposed without regard to the transactions contemplated by the Operative Documents; (F) Taxes or liability resulting from any prohibited transaction described in Section 406 or 407 of ERISA or Section 4975(c) of the Code or any successor provisions thereto that may arise in connection with any transaction contemplated by the Operative Documents; (G) Taxes imposed against or payable by a Tax Indemnitee pursuant to Section 3406 of the Code; (H) any interest, penalties or additions to Tax imposed against or payable by a Tax Indemnitee that are the result of the failure of such Tax Indemnitee to file any return properly and timely, unless such failure is caused by the failure of the Lessee or the Guarantor to forward to such Tax Indemnitee any information such Tax Indemnitee has reasonably requested from the Lessee or the Guarantor (other than information reasonably obtainable by, or in the possession of, such Tax Indemnitee) or to provide such Tax Indemnitee on a timely basis with any notifications or notices received by the Lessee or the Guarantor with respect to such return from any applicable Taxing authority; and (I)  except as set forth in Section 9.3, withholding Taxes.  Notwithstanding the foregoing, (x) the Lessee and the Guarantor shall not be required to indemnify under this Section 9.2 for (1) as to any particular Tax Indemnitee, any Claim to the extent resulting from the gross negligence, willful misconduct or criminal conduct of such Tax Indemnitee itself (as opposed to such conduct being imputed to such Tax Indemnitee), any representation or warranty by such Tax Indemnitee in any of the Operative Documents being incorrect in any material respect, or the breach by such Tax Indemnitee of any of the provisions of the Operative Documents, except to the extent such breach is caused by a breach by the Lessee or the Guarantor of any of its representations and warranties; and (2) any Claim resulting from Lessor Liens and (y) the Lessee shall be required to indemnify for Taxes imposed by a jurisdiction outside of the United States as a result of (i) the payment by the Lessee or the Guarantor of any amount pursuant to this Participation Agreement or the other Operative Documents from, (ii) the booking by the Lessee of some or all of the transaction contemplated by the Operative Documents in, (iii) the location, possession or use of the Facility or any part thereof or interest therein in, or (iv) the location or the operation of the Lessee in such jurisdiction.

Notwithstanding the foregoing, the exclusions from the Lessee’s indemnification obligation of this Section 9.2(a) set forth in sub-clauses (A), (B), (C) and (D) (to the extent that any such Tax is imposed by its express terms in lieu of or in substitution for a Tax set forth in subclauses (A), (B), (C) and (D) above) shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in Taxes realized by such Tax Indemnitee, to the extent that the imposition of such Taxes or such Tax increase (or, if applicable, such decrease in Taxes) would not have occurred if on the Advance Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Facility in an amount equal to the Funding funded on the Advance Date, with debt service for such loans equal to the Base Rent payable on each Scheduled Payment Date and a principal balance at the maturity of such loan in an amount equal to the Purchase Price at the end of the Lease Term.

(b)           Contests.  The Lessee shall pay on or before the time or times set forth in Section 9.2(c) all Taxes indemnifiable by the Lessee under Section 9.2(a); provided, however, that the Lessee shall be under no obligation to pay any such Tax so long as the payment of such Tax is not delinquent or is being contested by a Permitted Contest which is being conducted pursuant to the provisions of this Section 9.2(b).  If any written Claim or Claims is or are made against any Tax Indemnitee for any Tax which is subject to indemnification as provided in

Section 9.2(a) or if any Tax Indemnitee shall determine that any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section 9.2 may be payable, such Tax Indemnitee shall, as soon as practicable, but in no event more than thirty (30) days after receipt of formal written notice of the Tax or proposed Tax, notify the Lessee; provided, however, that the failure to give such notice shall not limit the Lessee’s obligations under Section 9.2(a) except to the extent that such failure effectively precludes the ability to conduct a contest of any indemnifiable Taxes.  The Tax Indemnitee shall not take any action with respect to such Claim, proceeding or Tax without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Lessee; provided, however, that in the case of any such Claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall in such notice to the Lessee, so inform the Lessee, and such Tax Indemnitee shall not take any action with respect to such Claim, proceeding or Tax without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee, unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

The Lessee shall be entitled for a period of 30 days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has notified the Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee permit the Lessee to contest the imposition of such Tax, at the Lessee’s sole cost and expense.  If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of the Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee or (z) the Tax Indemnitee so requests, then the Lessee shall be permitted to control the contest of such Claim, provided that in the case of a contest described in any of clause (x), (y) or (z), if such Tax Indemnitee reasonably determines that such contest by the Lessee could have an adverse impact on the business or operations of the Tax Indemnitee and Tax Indemnitee provides notice to the Lessee of such determination, the Tax Indemnitee may elect to control or reassert control of the contest.  In all other Claims requested to be contested by the Lessee, the Tax Indemnitee shall control the contest of such Claim, acting through counsel reasonably acceptable to the Lessee.  In no event shall the Lessee be permitted to contest (or the Tax Indemnitee required to contest) any Claim, (A) if such Tax Indemnitee provides the Lessee with a legal opinion of independent counsel that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a meaningful risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Facility or any part thereof, unless the Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing, unless the Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect of the Taxes subject to such Claim and any and all expenses for which the Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such Claim, (C) unless the Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such imposition, including all reasonable legal, accounting and investigatory fees and disbursements as well as the impositions which are the subject of such Claim to the extent the contest is unsuccessful, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Tax that the Tax Indemnitee is required to pay (with no additional net after-Tax costs (including Taxes) but taking into account any net Tax savings associated with such advance to such Tax Indemnitee).  In addition, for Tax Indemnitee controlled contests and Claims contested in the name of the Tax Indemnitee in a public forum, no contest shall be required:  (A) unless the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised in any audit involving such Tax Indemnitee for which the Lessee may be liable to pay an indemnity under this Section 9.2) exceeds $100,000, (B) unless, if requested by the Tax Indemnitee, the Lessee shall have provided to the Tax Indemnitee an opinion of independent Tax counsel selected by the Tax Indemnitee and reasonably acceptable to the Lessee) that there is a “realistic possibility of success” for such contest under Applicable Laws and the standards of ABA Formal Opinion 85-352 or, in the case of an adverse judicial determination, that a substantial likelihood exists for a reversal or substantial modification of such decision on appeal.  In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court and (C) unless Lessee has acknowledged in writing its obligation to pay the Claim if the contest is not successful.

The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such Claim for Taxes (or Claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment, provided, however, that if the Tax Indemnitee is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer, then the amount for which the Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted.  In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the non-controlling party with a copy of (or appropriate excerpts from) any reports or Claims issued by the relevant auditing agents or Taxing authority to the controlling party thereof, in connection with such Claim or the contest thereof.

Each Tax Indemnitee shall supply the Lessee with such information and documents within such Tax Indemnitee’s possession reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 9.2(b), and the Lessee shall promptly reimburse such Tax Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents.

Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a Claim with respect to the imposition of any Tax if (i) such Tax Indemnitee shall waive its right to indemnification under this Section 9.2 with respect to such Claim and shall pay to the Lessee any amount previously paid or advanced by the Lessee pursuant to this Section 9.2 or (ii) such Tax is the sole result of a Claim of a continuing and consistent nature, which Claim has previously been resolved against the relevant Tax Indemnitee (unless a change in law or facts has occurred since such prior adverse resolution and the Lessee provides, at the Lessee’s expense, an opinion of independent

Tax counsel reasonably acceptable to such Tax Indemnitee to the effect that it is more likely than not that such change in law or facts will result in a favorable resolution of the Claim at issue).

(c)           Payments.  Subject to Section 9.2(b), any Tax indemnifiable under Section 9.2(a) shall be paid directly when due to the applicable Taxing authority if direct payment is practicable and permitted.  If direct payment to the applicable Taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 9.2(a) shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable or, in the case of Taxes which are being contested in accordance with the provisions of Section 9.2(b), the time such contest is finally resolved.  Any payments made pursuant to Section 9.2(a) directly to the Tax Indemnitee entitled thereto or the Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule III.  Subject to Section 9.2(b), upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt (if available) for its payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.  If the Tax Indemnitee has actual knowledge of the Lessee’s failure to pay any Tax required to be paid by the Lessee hereunder, such Tax Indemnitee shall notify the Lessee of such failure within 30 days of such Tax Indemnitee’s obtaining such actual knowledge.

Upon determination by a Tax Indemnitee, in its sole reasonable discretion that it has received a refund or credit of all or part of any Taxes paid or indemnified against by the Lessee, which refund or credit was not previously taken into account in determining the amount of the Lessee’s payment to such Tax Indemnitee, such Tax Indemnitee shall pay to the Lessee, on a grossed-up basis as set forth in Section 9.4(b), an amount equal to the amount of such refund, plus any interest received by or credited to such Tax Indemnitee with respect to such refund; provided, however, that as long as an Event of Default is continuing any such amounts may be applied against any amounts due and owing by the Lessee under the Lease or the other Operative Documents; provided, further, however, that no Tax Indemnitee shall be required to pay to the Lessee any refund or credit to the extent such refund or credit is greater than the amount of Taxes in respect of which payment or indemnification was made by the Lessee or is then due from the Lessee, reduced by all prior payments by such Tax Indemnitee under this Section 9.2(c) in respect of such amount.  If such repaid refund or credit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions from indemnified Taxes set forth in Section 9.2(a).

(d)           Reports.  If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under Section 9.2(a); the Lessee shall, if the Lessee is permitted by Applicable Laws, timely prepare and file such report, return or statement; provided, however, that if the Lessee is not permitted by Applicable Laws to file any such report the Lessee will promptly so notify the appropriate Tax Indemnitee, in which case the Tax Indemnitee will file any such report after preparation thereof by the Lessee, provided, that in each case such Tax Indemnitee shall have furnished the Lessee with such information not within the control of (or otherwise reasonably available to) the Lessee, as is in such Tax Indemnitee’s control or is reasonably available to such Tax Indemnitee and necessary to file such filing.  The

Lessee will deliver any such return, together with immediately available funds for payment of any Tax due, to such Tax Indemnitee at least twenty (20) days in advance of the date such return or payment is due.  The Lessee agrees that, with respect to Taxes pertaining to the Facility, the Lessee shall be solely responsible for the accuracy, except to the extent of any information provided by the Tax Indemnitee, and completeness of all required forms for execution by the appropriate Person, and Tax Indemnitee’s sole responsibility shall be to execute all such forms, to the extent required by Applicable Laws, at the reasonable direction of the Lessee.  If the Tax Indemnitee has actual knowledge of the Lessee’s failure to file any report required to be filed by the Lessee hereunder, such Tax Indemnitee shall notify the Lessee of such failure within 30 days of obtaining such actual knowledge.  All of the Lessee’s preparation and filing obligations pursuant to this Section 9.2(d) shall be at Lessee’s sole cost and expense.

(e)           Tax Ownership.  Unless judicially determined to the contrary, each Participant (and the respective successors, assigns and transferees of each Participant) covenants, represents and warrants that it will not claim ownership for United States Tax purposes of (or any Tax benefits, including depreciation, with respect to ownership of) the Facility prior to the termination of the Lease, it being understood that the Lessee is and will remain the owner of the Facility for such income Tax or other Tax purposes during the term of the Lease.  Nothing in this Section 9.2 shall require any Participant to disclose any Tax returns to the Lessee.

SECTION 9.3.  Withholding Tax.

(a)           On the Advance Date, or in the case of a Person that actually becomes a Participant after the Advance Date at least ten (10) Business Days prior to the first date on which any payment is due hereunder to such Participant, each Participant that is a Non-U.S. Person shall deliver to each of the Lessee, the Lessor (if such Participant is not the Lessor) and the Administrative Agent, the Prescribed Forms.  If any Participant that is a Non-U.S. Person is unable or otherwise fails to so deliver the Prescribed Forms, the Lessee, the Lessor and the Administrative Agent, or any other appropriate party, shall be entitled to withhold from any payments to such Participant under this Participation Agreement and the Administrative Agent shall be entitled to withhold from any payments to such Participant under the Credit Note Purchase Agreement and the Lessor Loan Agreement, such amounts of Tax as may be required by law to be so withheld, after taking into account any reduction in the rate of applicable withholding Tax to which such Participant may establish its eligibility by duly filing an IRS Form W-8BEN or W-8ECI (or successor form) with the Lessee, the Lessor and the Administrative Agent, and none of the Lessee, the Guarantor, the Lessor or the Administrative Agent shall have any obligation to pay such Participant for any Taxes so withheld, except as provided in Section 9.3(b).

(b)           If any change occurs after a Non-U.S. Person becomes a Participant which renders the Prescribed Forms previously delivered by such Participant inapplicable or, in the case of any Prescribed Form that is not, by its terms, effective for the Lease Term, which would prevent such Person from duly completing and delivering any renewal, extension or continuation of a Prescribed Form previously filed by such Person, such Participant shall promptly (after obtaining actual knowledge of such change) advise the Administrative Agent, the Lessee and the Lessor (if such Participant is not the Lessor) that it is no longer capable of receiving payments without the withholding of United States Tax and that the Administrative Agent, the Lessee and the Lessor (if such Participant is not the Lessor) are obligated to withhold United States Tax from payments by them to such Participant.  Notwithstanding any other provision of this Participation Agreement to the contrary, if any such change involves a change in a treaty, law or regulation (or a published change in the interpretation or application thereof), the Lessee shall be obligated to pay such Participant, on an After-Tax Basis, for any United States Tax (other than Excluded Taxes) which must be withheld from payments made to such Participant under this Participation Agreement after such Participant notifies the Lessee and the Lessor (if such Participant is not the Lessor) of such change, but only if and to the extent that the obligation to withhold such United States Tax arises solely by reason of a change in treaty, law, or regulation which takes effect after the date on which such Participant became a Participant.

(c)           If and to the extent the Lessor (or its agent) has in good faith attempted to comply with its obligation to withhold Taxes and a claim is made against it or another Tax Indemnitee, as between the Lessee and the Lessor (or its agent), the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless the Lessor (or its agent) (without any duplication of indemnification otherwise required under this Participation Agreement) on an After-Tax Basis against, such claim to the extent the Lessor (or its agent) has paid funds to any Governmental Authority with respect to such withholding Taxes or has received a demand therefor.

(d)           Should a Participant determine in its sole reasonable discretion it has received any refund, credit or deduction from any Taxing authority to which such Participant would not be entitled but for the payment by the Lessee of any United States Tax, pursuant to Section 9.3(b), such Participant thereupon shall repay to the Lessee an amount with respect to such refund, credit or deduction equal to any net reduction in Taxes actually obtained by such Participant which is attributable to such refund, credit or deduction (but not in excess of the amount of the related payment paid by the Lessee to, or for, the Participant pursuant to Section 9.3(b)); provided, however, that as long as an Event of Default is continuing any such repayment may be applied against any amounts due and owing by the Lessee under the Lease or other Operative Documents.

(e)           Notwithstanding anything herein to the contrary, the Lessee shall indemnify any Tax Indemnitee against any Taxes imposed by way of withholding (other than Excluded Taxes) by a jurisdiction outside of the United States solely as a result of (i) the payment by the Lessee of any amount pursuant to this Participation Agreement or the other Operative Documents from, (ii) the booking by the Lessee of some or all of the transactions contemplated by the Operative Documents in, (iii) the location, possession or use of the Facility or any part thereof or interest therein in, or (iv) the location or the operation of the Lessee such jurisdiction.

SECTION 9.4.  Calculation of General Tax Indemnity Payments.

(a)           Any payment or indemnity to or for the benefit of any Tax Indemnitee with respect to a Tax which is subject to indemnification under Section 9.2(a) shall (A) (other than payment of Taxes to applicable Governmental Authorities) reflect the actual current net savings available to such Tax Indemnitee or any Affiliate thereof resulting from the current deduction of such indemnified Tax or the event or circumstance giving rise thereto (such current net savings to be determined on an incremental basis after taking into account all other available deductions of the Tax Indemnitee) and (B) include, after taking into account the savings described in clause (A), the amount necessary to hold such Tax Indemnitee harmless on an After-Tax Basis; provided that, at the request of the Lessee, a Tax Indemnitee will certify to the Lessee the extent, if any, to which such Tax Indemnitee was able to use currently such deduction on its Tax return.  If, by reason of any payment made to or for the account of a Tax Indemnitee by Lessee pursuant to Section 9.2, or the event or circumstance giving rise to such payment, such Tax Indemnitee or an Affiliate determines in its sole reasonable discretion it has actually realized a net Tax benefit, savings, deduction or credit not taken into account in computing such payment, such Tax Indemnitee shall promptly pay to the Lessee an amount equal to the sum of (x) the actual net reduction in Taxes, if any, realized by such Tax Indemnitee or any Affiliate thereof attributable to such net Tax benefits, savings, deduction or credits and (y) the actual net reduction in any Taxes realized by such Tax Indemnitee or an Affiliate as the result of any payment made by such Tax Indemnitee pursuant to this sentence; provided that, no Tax Indemnitee shall be obligated to make any payment pursuant to clause (x) of this Section 9.4(a) to the extent that the amount of such payment would exceed (1) the amount of all prior payments of Tax or payments under Section 9.2(c) paid by the Lessee to or on behalf of such Tax Indemnitee pursuant to this Section 9.4 less (2) the amount of all prior payments pursuant to this Section 9.4(a) and described in clause (x) by such Tax Indemnitee to the Lessee; but any such excess shall reduce pro tanto any amount of Taxes under Section 9.2 that the Lessee is subsequently obligated to pay directly to such Tax Indemnitee (as opposed to directly to any Taxing authority pursuant to the first sentence of Section 9.2(c)) pursuant to this Section 9.4; provided, further, that as long as an Event of Default is continuing any such repayment may be applied against any amounts due and owing by the Lessee under the Lease or other Operative Documents.

(b)           After-Tax Basis.  If a Tax Indemnitee determines in its sole reasonable discretion it shall not be entitled to corresponding and equal credits or deductions for United States Tax purposes with respect to any payment or Tax which the Lessee is required to pay or reimburse under any other provision of this Article IX (each such payment or reimbursement an “Original Payment”), in the same Taxable year of such Tax Indemnitee as the year of inclusion in its Taxable income of such Original Payment, then the Lessee shall pay to such Tax Indemnitee on demand the amount of such Original Payment on a grossed-up basis (referred to as the “After-Tax Basis”) such that after subtracting all United States Taxes imposed on such Tax Indemnitee with respect to such Original Payment (including any required gross-up), (determined for this purpose based on the highest marginal federal income tax rate applicable to corporations for the relevant period or periods and the highest applicable state or local marginal rates of such taxing authority applicable to corporations for the relevant period or periods), such payments shall be equal to the Original Payment (net of any credits, deductions or other Tax benefits then actually recognized that arise from the payment or deemed payment by such Tax Indemnitee of any amount, including Taxes, for which the payment received or deemed received is made).  If a Tax Indemnitee determines in its sole reasonable discretion it is subsequently entitled to a corresponding and equal credit or deduction in the same Taxable year as the year of inclusion in its Taxable income, such Tax Indemnitee shall pay to the Lessee an amount equal to the amount paid as a gross-up with respect to such Original Payment; provided, however, that as long as a Lease Event of Default is continuing any such repayment may be applied against any amounts due and owing by the Lessee under the Lease or other Operative Documents.

SECTION 9.5.  Environmental Indemnity.  Without limitation of the other provisions of this Article IX, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including claims for natural resources damages and third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented third party costs and expenses incurred in connection therewith (including, but not limited to, reasonable and documented attorneys’, paralegals’, experts’ and/or consultant’s fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, or judicial proceeding, arising in whole or in part, out of:

(a)           the presence on or under the Facility of any Hazardous Materials, or any Releases or discharges, or threatened Releases or discharges of any Hazardous Materials on, under, from or onto the Facility, whether from historic or future threatened releases of Hazardous Materials, and whether or not caused by the Lessee or the Guarantor,

(b)           any activity, including construction, carried on or undertaken on or off the Facility, and whether by the Lessee, the Guarantor or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee, the Guarantor or any predecessor in title, or any other Person (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Facility,

(c)           loss of or damage to any property or the environment (including clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from or in any way related to the Facility, the Lessee or the Overall Transaction,

(d)           any claim concerning lack of compliance of the Facility with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

(e)           any residual contamination on or under the Facility, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws;

provided, however, the Lessee and Guarantor shall not be required to indemnify any Indemnitee under this Section 9.5 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee, or any Affiliate of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee, or any Affiliate of such Indemnitee, caused or contributed to such Claim) or (2)  any Claim to the extent attributable to acts or events which occur after the expiration of the Lease Term or earlier termination of the Lease and the return of the Facility by the Lessee in accordance with the terms thereof (except (A) to the extent fairly attributable to acts, events, liabilities or damages occurring or accruing prior thereto; (B) Claims arising following the termination or expiration of the Lease Term so long as the Administrative Agent or any Participant continues to exercise remedies against the Lessee in respect of the Operative Documents and (C) Claims arising after the expiration of the Lease Term so long as the Lessor is remarketing the Facility (or any interest therein) in accordance with Section 7.1 of the Lease).  It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any remedy under, the Lease or any other Operative Document.

SECTION 9.6.  Proceedings in Respect of Claims.  With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section 9.1 or 9.5, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

In case any action, suit or proceeding shall be brought against any Indemnitee in respect of a Claim covered by the Lessee’s indemnification obligations, such Indemnitee shall promptly notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request.  The Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) (x) in the reasonable opinion of such Indemnitee, such action, suit or proceeding involves any risk of imposition of criminal liability or creates a material risk of the sale, loss or forfeiture of the Facility or impairs in any way the payment of Base Rent or Supplemental Rent or the Lien of the Mortgages or gives rise to the creation of any Lien other than a Permitted Lien with respect to the Facility or any portion thereof, (y) in the reasonable opinion of such Indemnitee, the control of such action, suit or proceeding would involve an actual or potential conflict of interest (as set forth in a written legal opinion of independent counsel to such Indemnitee (based on factual determinations set forth in a certificate furnished by such Indemnitee to its counsel, upon which certificate counsel to such Indemnitee may rely), which opinion shall be reasonably satisfactory to the Lessee) or (z) the Lessee requests the change in control more than ninety (90) days after its receipt of the Indemnitee’s notice of the Claim or in the case of a third party claim which requires a shorter time for response, then within such shorter period as specified in the Indemnitee’s notice of the Claim and, in the reasonable opinion of such Indemnitee, the control of such action, suit or proceeding would cause an actual or potential adverse effect on such Indemnitee as a result of such Indemnitee (or the Lessee, immediately after taking control) being unable to respond to or take other timely action in the course of such action, suit or proceeding due to the change in control, (B) such proceeding involves material Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified Claim(s), (C) a Default or Lease Event of Default has occurred and is continuing or (D) the Lessee has not acknowledged in writing that such Claim is fully indemnified by the Lessee hereunder.  The

Indemnitee may participate in a reasonable manner at its own expense with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing; provided that the foregoing shall not limit Lessee’s obligation to reimburse Indemnitee for all reasonable legal fees, costs and expenses incurred by Indemnitee with respect to any period during which such proceeding is not being conducted by Lessee in accordance with this Section 9.6.  The Lessee may enter into any settlement or other compromise on behalf of the Indemnitee with respect to any Claim which is entitled to be indemnified under Section 9.1 or 9.5, and which the Lessee has acknowledged its obligation to indemnify, without the prior written consent of the Indemnitee, except as to any settlement or compromise requiring the performance of any obligation by the Indemnitee (unless such obligation can be performed by the Lessor) or an admission of wrongdoing or liability of such Indemnitee.

Each Indemnitee shall, at the sole expense of the Lessee, supply to the Lessee such information, documents and the identity of witnesses reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 9.6 and which are reasonably available to such Indemnitee.  Unless a Bankruptcy Default, a Lease Event of Default or any other Event of Default caused by a Lease Default has occurred and is continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 9.1 or 9.5 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 9.1 or 9.5 with respect to such Claim, does not admit any criminal liability or civil liability on behalf of Lessee in connection with such Claim, and uses reasonable efforts to advise Lessee on the status of proceedings from time to time during the pendency of such Claim.

Upon payment in full of any Claim by the Lessee pursuant to Section 9.1 or 9.5 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with Lessee and give such further assurances as are necessary or advisable to enable Lessee vigorously to pursue such claims, all at the Lessee’s expense.

Any amount payable to an Indemnitee pursuant to Section 9.1 or 9.5 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

SECTION 9.7.  Indemnity Payments in Addition to Lease Obligations.  The Lessee acknowledges and agrees that its obligations to make indemnity payments under this Article IX are separate from, in addition to, and do not reduce, its obligation to pay Base Rent or any other payment required hereunder or under any other Operative Document in accordance with the provisions hereof and thereof.

ARTICLE X

DISTRIBUTIONS OF PAYMENTS AND GROSS PROCEEDS

SECTION 10.1.  Distribution.

(a)           Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Administrative Agent shall be distributed by the Administrative Agent to the Participants, pro rata in accordance with, and for application to, the amount of Interest and Yield (as applicable) then due on the Credit Notes, the Lessor Loans, and the Investor Amounts, as well as any overdue interest due to each Credit Note Purchaser, Lessor Lender and Lessor (to the extent permitted by Applicable Laws).

(b)           Any payment received by the Administrative Agent as a result of:

(i)            the purchase of all of the Facility in connection with the Lessee’s exercise of its Purchase Option under Section 5.1 of the Lease, or

(ii)           the Lessee’s compliance with its obligation to purchase (or cause its designee to purchase) all of the Facility in accordance with the Lease, or

(iii)          the payment of the Purchase Price in accordance with Section 14.1 of the Lease, or

(iv)          Lessee failing to fulfill one or more of the conditions to the exercise of the Remarketing Option pursuant to Article VII of the Lease and the Administrative Agent’s receipt of the Purchase Price from Lessee pursuant to the last paragraph of Section 7.2 of the Lease, shall be distributed by the Administrative Agent to the Participants in accordance with the Intercreditor Agreement.

(c)           The payment by the Lessee to the Administrative Agent of the Residual Value Guaranty Amount in accordance with Section 7.1(c) of the Lease upon the Lessee’s exercise of the Remarketing Option shall be distributed by the Administrative Agent to the Participants for application in accordance with the Intercreditor Agreement to pay in full the Participant Balance of each Participant.

(d)           Any payments received by the Administrative Agent as Gross Sales Proceeds from the sale of the Facility pursuant to the Lessee’s exercise of the Remarketing Option pursuant to Article VII of the Lease shall be distributed by the Administrative Agent in the funds so received in the following order of priority:

first, so much of such payment or amount as shall be required to reimburse the Lessee, the Lessor, the Administrative Agent and any other Participant for any Remarketing Sale Expenses incurred by such Person in connection with such disposition and approved in advance by Lessor and Lessor Lenders, second, to the Lessor Lenders and the Lessor for application in accordance with the Intercreditor Agreement to pay in full such Participants’ Participant Balances; and

third, the balance, if any, shall be promptly distributed to, or as directed by, Lessee.

(e)           All payments of Supplemental Rent received by the Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this Section 10.1) shall be distributed promptly by the Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

(f)            Notwithstanding any other provision of this Section 10.1, any Excluded Amounts received at any time by the Administrative Agent shall be distributed promptly to the Person entitled to receive such Excluded Amounts pursuant to the Operative Documents.

(g)           During the existence of a Lease Event of Default, all payments made by Lessee or Guarantor and any other amounts received by the Administrative Agent, including in connection with (x) any sale of all or any part of the Facility as a result of a Lease Event of Default, or (y) any Casualty or Condemnation after the occurrence and during the continuance of a Lease Event of Default, shall be distributed by the Administrative Agent in the following order of priority:

first, to the Participants for application in accordance with the Intercreditor Agreement to pay in full their respective Participant Balances; and

second, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, Lessee.

(h)           (i)            Subject to Sections 10.1(h)(ii) and 10.1(h)(iii), any payment received by the Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Section 10.1 shall be distributed pro rata among the Participants, without priority of one over the other, in the proportion that the Participant Balance of each bears to the Lease Balance.

(ii)           Except as otherwise provided in Sections 10.1(a), 10.1(b) and 10.1(g), all payments received and amounts realized by the Administrative Agent under the Lease or otherwise with respect to the Facility, or any proceeds thereof, to the extent received or realized at any time after payment in full of the Participant Balances of all of the Participants and all other amounts due and owing to the Participants, shall be distributed forthwith by the Administrative Agent to, or as directed by, Lessee.

(iii)          Any payment received by the Administrative Agent for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this Section 10.1, shall be distributed forthwith by the Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

(i)            Except to the extent Section 10.1(g) in connection with a Lease Event of Default is applicable thereto, any amounts payable to the Administrative Agent as a result of a

Casualty or Condemnation in respect of the Facility pursuant to Section 14.1 of the Lease shall be distributed as follows:  all amounts payable to Lessee for the restoration or repair of damage caused by such Casualty or Condemnation in accordance with Section 14.2(a) of the Lease shall be distributed to, or as directed by, Lessee.

ARTICLE XI

LESSEE, GUARANTOR DIRECTIONS

SECTION 11.1.  Lessee Directions.  Notwithstanding anything to the contrary contained in the Operative Documents, the Participants agree that, so long as no Lease Event of Default has occurred and is continuing which has caused the acceleration of the maturity of the Notes and the termination of the Commitments:

(a)           Each of the Guarantor and the Lessee shall have the right to give all prepayment notices pursuant to the Credit Note Purchase Agreement and the Lessor Loan Agreement (and the Lessee hereby agrees that the Guarantor is hereby irrevocably authorized and directed on behalf of the Lessee to deliver such notices, and that the Participants shall not be liable to the Lessee for any claims arising out of the Participants’ following the direction or request of the Guarantor); and

(b)           The Lessee shall have the right to replace a Participant pursuant to Section 8.3.

SECTION 11.2.  Notice to the Administrative Agent.

(a)           The Lessee shall give written notice to the Administrative Agent, concurrently with making a payment of Base Rent or any Supplemental Rent to the Administrative Agent.  Such notice shall specify the amount of the payment that is being made for each of the (a) Base Rent payable to the Debt Participants, (b) Base Rent payable to the Lessor and/or (c) Supplemental Rent.

(b)           If the Lessee shall exercise its Purchase Option under Article V of the Lease, the Lessee shall give the Administrative Agent written notice concurrent with the notice due to the Lessor pursuant to Section 5.1(b) of the Lease.  Such notice shall specify the amount of the Lease Balance, and all other amounts owing in respect of Rent, including Supplemental Rent, accruing through the Purchase Date.

(c)           The Lessee shall give the Administrative Agent notice concurrently with the payment of any portion of Residual Value Guaranty Amount (and all other amounts due and owing in respect to Rent (including Supplemental Rent) pursuant to the Section 7.1(c) of the Lease.  Any such notice shall contain both the amount and the computation of such Residual Value Guaranty Amount.

(d)           If the Lessee shall exercise its Remarketing Option under Section 7.1 of the Lease, the Lessee shall give the Administrative Agent notice concurrent with the notice due to the Lessor pursuant to Section 7.1 of the Lease.  In addition, Lessee shall give the

Administrative Agent two (2) Business Days’ notice prior to the Sale Date, setting forth the amount to be paid to the Administrative Agent pursuant to Section 7.1(c) of the Lease.

(e)           Not less than two (2) Business Days prior to any prepayment of any Note or Investor Amount giving rise to the payment of a Make-Whole Amount, the Lessee (on behalf of the Lessor, in the case of the Notes) shall deliver to each affected holder of one or more Notes or the Lessor with respect to its Investor Amounts, as applicable, a certificate of a Responsible Officer specifying the calculation of the Make-Whole Amount with respect to such Notes or Investor Amounts, as applicable, as of the specified prepayment date.  Notwithstanding the foregoing, no notice requirement set forth in this Article XI shall limit or reduce any other notice requirements set forth in the Operative Documents, including any notice required to be given by the Lessee in connection with the Purchase Option pursuant to the Lease.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1.  Survival of Agreements.  All representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents (including, without limitation, the indemnities set forth in Article IX), and the obligations of the parties under any and all thereof, shall survive the execution and delivery and the termination or expiration of the Lease and any of the other Operative Documents, the transfer of the Facility or any portion thereof as provided herein or in any of the other Operative Documents (and shall not be merged into any conveyance or transfer document), and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

SECTION 12.2.  Brokers.  The Lessee, the Guarantor, the Lessor, each Debt Participant, and the Administrative Agent each represents to the other that it has not retained or employed any broker, finder or financial advisor to act on their behalf in connection with the Overall Transaction, nor has it authorized any other broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which the Lessee, the Guarantor, the Lessor, any Debt Participant or the Administrative Agent might be subjected by virtue of their entering into the transactions contemplated by this Participation Agreement.  Any Person who is in breach of this representation shall indemnify and hold the other Persons harmless from and against any liability arising out of such breach of this representation.  The provisions of this Section 12.2 shall survive the expiration or termination of this Participation Agreement or any other Operative Document.

SECTION 12.3.  Notices.  Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be by letter, facsimile (with telephonic confirmation), bank wire or where expressly provided for in the Operative Documents, telephone (with written confirmation promptly thereafter), and shall be deemed to have been given, in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier (including an overnight courier) if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, addressed as provided on Schedule III and, in the case of notice by facsimile, telephone or bank wire, when transmitted during business hours on a Business Day and, if not transmitted during business hours on a Business Day, the first Business Day thereafter, addressed as provided on Schedule III, or to such other address as any of the parties hereto may designate by written notice.  Copies of all notices given by facsimile or bank wire shall be contemporaneously sent by overnight courier.  Notwithstanding any other provision of this Participation Agreement or the Operative Documents, if the Lessee or the Guarantor is required to deliver notice to one or more of the parties to the Operative Documents notice to all such parties shall be deemed to have been duly given by the Lessee or the Guarantor by delivering any such notice to the Administrative Agent, who shall in turn promptly deliver such notice to the appropriate party hereto.

SECTION 12.4.  Counterparts.  This Participation Agreement and each of the other Operative Documents may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.5.  Amendments.  No Operative Document (other than the Intercreditor Agreement, the provisions for which are contained therein) nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Administrative Agent (as directed by the Participants in accordance with the Intercreditor Agreement) and Lessee (to the extent any Obligor is a party to such Operative Document and so long as no Bankruptcy Default or Lease Event of Default shall have occurred and is continuing); provided, however, notwithstanding the above, no termination, amendment, supplement, waiver or modification adversely affecting the Lessee or the Guarantor shall, without the written consent of the Lessee be made to any Operative Document; and provided, further, that such termination, amendment, supplement, waiver or modification also shall require the written agreement or consent of each Participant if such termination, amendment, supplement, waiver or modification would modify any of the provisions of this Section 12.5.

SECTION 12.6.  Headings, etc.  The table of contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

SECTION 12.7.  Third Party Beneficiaries.  Except as expressly provided herein, none of the provisions of this Participation Agreement or the other Operative Documents are intended for the benefit of any Person, including the parties to the Existing Operative Documents, except the parties hereto and their permitted successors and assigns.

SECTION 12.8.  Applicable Law.  THIS PARTICIPATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW ALL OTHER CONFLICTS OF LAWS PRINCIPLES AND CHOICE OF LAW RULES OF NEW YORK.

SECTION 12.9.  Severability.  Any provision of this Participation Agreement or any of the Operative Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.10.  Limitation of Liability.  No Debt Participant, Administrative Agent or the Lessor, the Lessee or the Guarantor shall have any obligation to any other Debt Participant, the Administrative Agent or the Lessor or other party hereto with respect to transactions contemplated by the Operative Documents, except those obligations of such Person expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Person and no stockholder, employee, officer, director, beneficial owner, member, manager or incorporator thereof shall be liable for performance by any other party hereto of such other party’s obligations under the Operative Documents except as otherwise so set forth.  Each party hereto and its affiliates hereby waives and releases any claims, rights or causes of action it may have against any other party hereto arising in respect of the Overall Transaction for punitive or consequential damages.

SECTION 12.11.  Further Assurances.  The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents and the transactions contemplated hereby and thereby (including to the extent permitted under the Operative Documents, the preparation, execution and filing of any and all UCC financing statements, fixture filings and other filings or registrations which the parties hereto may from time to time request to be filed or effected); provided, however, that the Lessee shall not be required to pay expenses pursuant to this Section 12.11 to the extent arising from a breach or alleged breach by the Lessor or a Participant of any representation, warranty or agreement unless such breach or alleged breach arose in whole or in part from an act or omission of the Lessee or the Guarantor.  The Lessee, at its own expense and without need of any prior request from any other party, shall take such actions as may be necessary (including any action specified in the preceding sentence), or (if a Participant shall so request) as so requested, in order to maintain and protect the Lessor’s interest in the Facility provided for hereunder or under any other Operative Document.

The Lessor shall from time to time execute and deliver all instruments of further assurance and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Assignments of Lease.

At any time and from time to time, upon the reasonable written request of the Lessor and at the sole expense of the Lessee, each of the Lessee and the Guarantor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lessor or the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of the Mortgages and of the rights and powers granted by the Mortgages.

Without limiting the foregoing, the Lessee agrees that it will, at its own cost and expense, cause financing statements (including precautionary financing statements and continuation statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will all such other actions or cause such other actions to be taken, as may be necessary or as may be reasonably requested by the Lessor or the Administrative Agent in accordance with this Participation Agreement or the other Operative Documents in order to establish, continue, perfect and protect the title of the Lessor to the Facility and the rights of the Lessor and the Debt Participants under the Lease and the other Operative Documents.  To the extent permitted by Applicable Laws, the Lessee hereby authorizes any such financing statement and fixture filings to be filed without the necessity of the signature of the Lessee.

SECTION 12.12.  Reproduction of Documents.  This Participation Agreement and all other Operative Documents, all documents constituting Schedules or Exhibits hereto or thereto, and all documents relating hereto or thereto received by any Participant or party hereto, including:  (a) consents, waivers and alterations that may hereafter be executed; (b) documents received by such Participant or party in connection with the receipt and/or acquisition of the Facility; and (c) financial statements, certificates, and other information previously or hereafter furnished to such Participant or party may be reproduced by such Participant or party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  Each party agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 12.13.  Submission to Jurisdiction.  Each party to this Participation Agreement irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule III or at such other address of which the other Persons shall have been notified pursuant to Section 12.3; and

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 12.14.  Jury Trial.  EACH PARTY TO THIS PARTICIPATION AGREEMENT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 12.15.  Appointment of Administrative Agent.

(a)           Each Participant hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Operative Documents and hereby authorizes the Administrative Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by the Administrative Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto.  The Administrative Agent may execute any of its duties hereunder and under the other Operative Documents by or through agents or employees.  The relationship between the Administrative Agent and each Participant is that of agent and principal only, and nothing herein shall be deemed to constitute the Administrative Agent a trustee for any Participant or impose on the Administrative Agent any obligations other than those for which express provision is made herein or in the other Operative Documents.

(b)           Except as required by the specific terms of the Operative Documents, the Administrative Agent shall not have any duty to exercise any right, power, remedy or privilege granted or assigned to it thereby, or to take any affirmative action or exercise any discretion hereunder or thereunder, unless directed to do so by the Majority Participants (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding upon the Participants), and shall not, without the prior approval of the Majority Participants and except as otherwise provided in Section 12.5, consent to any departure by the Lessee, the Guarantor, the Lessor or the Participants from the terms of the Lease or any Operative Document, waive any default on the part of any such party under any such agreement or instrument or amend, modify, supplement, waive or terminate, or agree to any surrender of, any such agreement or instrument; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Participation Agreement, the other Operative Documents or any Applicable Laws.

(c)           Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable to any Participant, the Lessee, the Guarantor or the Lessor, as the case may be, for any action taken or omitted to be taken by it or them hereunder, under the other Operative Documents, or in connection herewith or therewith, except for its or their own gross negligence, willful misconduct or mishandling of funds, nor shall the Administrative Agent be responsible to any Participant for the validity, effectiveness, value, sufficiency or enforceability against the Lessee, the Guarantor, the Lessor, the Participants, the Administrative Agent, this Participation Agreement, the other Operative Documents or any other document furnished pursuant hereto or thereto or in connection herewith or therewith.  Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Lessee, the Guarantor or the Lessor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Participant and shall not be responsible to any Participant for any statements, warranties or representations made in or in connection with this Participation Agreement, the other Operative Documents or any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Participation Agreement or the other Operative Documents on the part of any party hereto or thereto or to inspect the property (including the books and records) of the Lessee, the Guarantor or the Lessor; (iv) shall not be responsible to any Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Participation Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing to the extent authorized herein or therein believed by it to be genuine and signed or sent by the proper party or parties.

(d)           Each Participant hereby severally agrees, in the ratio that the sum of such Participant’s Participant Balance (or prior to the Advance Date, Commitment) bears to the aggregate Lease Balance, to indemnify and hold harmless the Administrative Agent, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, reasonable fees and expenses of attorneys, accountants and experts) incurred or suffered by the Administrative Agent in its capacity as the Administrative Agent hereunder and under the Operative Documents as a result of any action taken or omitted to be taken by the Administrative Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Administrative Agent in such capacity; provided that no Participant shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses resulting from or attributable to gross negligence or willful misconduct on the part of the Administrative Agent.  Without limiting the generality of the foregoing, each Participant hereby agrees, in the ratio aforesaid, to reimburse the Administrative Agent promptly following its demand for any reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Administrative Agent under the Operative Documents and not promptly reimbursed to the Administrative Agent by the Lessee, the Guarantor, the Lessor or the other Participants.  Each Participant’s obligations under this paragraph shall survive the termination of the Operative Documents and the discharge of the Lessee’s, the Guarantor’s, the Lessor’s and each other Participant’s obligations thereunder.  This indemnity shall survive the removal or resignation of the Administrative Agent.  In no event shall the Administrative Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) under the Operative Documents, even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e)           The Participants agree that, with respect to their respective obligation to fund under the Operative Documents, the Investor Contribution, the Credit Notes or the Lessor Loans, any Participant acting as Administrative Agent shall have the same rights and powers hereunder as any other Participant and may exercise the same as though it were not performing the duties specified herein; and the terms “Participants” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent, and the Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Lessee, the Guarantor, the Lessor, each Participant or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Lessee, the Guarantor, the Lessor, each Participant or any of their respective Affiliates for services in connection with the Operative Documents and otherwise without having to account for the same to any Participant.

(f)            Each Participant hereby acknowledges that it has, independent of and without reliance upon the Administrative Agent or any materials provided by the Administrative Agent or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Operative Documents to which it is a party.  The Administrative Agent shall in no event be liable to any Participant on account of any materials prepared or provided by it.

SECTION 12.16.  Resignation by the Administrative Agent.

(a)           The Administrative Agent may resign as such at any time upon at least thirty (30) days’ prior written notice to the Lessee, the Lessor, the other Agents and the Participants.

(b)           In the event of such resignation, the Majority Participants shall as promptly as practicable appoint a successor agent to replace the Administrative Agent, subject to the prior written consent of the Lessee (provided that such consent shall not (x) be required during the continuance of a Lease Event of Default or any other Event of Default caused by a Lease Event of Default and (y) in any event, be unreasonably withheld).  If no successor Administrative Agent shall have been so appointed by the Majority Participants, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may petition a court of competent jurisdiction to appoint a successor Administrative Agent.  Any successor Administrative Agent shall (1) be a commercial bank organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $200,000,000 and (2) have commercial paper ratings of A-1 from S&P and P-1 from Moody’s.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  Notwithstanding the resignation of any Administrative Agent hereunder, the provisions of Section 12.15 shall continue to inure to the benefit of the Administrative Agent in respect of any action taken or omitted to be taken by the Administrative Agent in its capacity as such while it was such under the Operative Documents.

SECTION 12.17.  Role of Arranger.  Each party hereto acknowledges hereby that it is aware of the fact that Wachovia Capital Markets, LLC has acted as an “arranger” with respect to the Overall Transaction.  The parties hereto acknowledge and agree that Arranger and its Affiliates have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction.  The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger.  The parties hereto further agree that Section 3.1, Section 12.2 and this Section 12.17 are for the express benefit of Arranger, and Arranger shall be entitled to rely thereon as if it were a party hereto.

SECTION 12.18.  Binding Effect.  This Participation Agreement shall be binding upon and inure to the benefit of the Lessee, the Guarantor and each other party hereto and their respective successors and assigns.

SECTION 12.19.  Limited Liability.  Anything to the contrary contained in any Operative Document notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or under any other Operative Document, including the payment of principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in any of the Operative Documents, except as otherwise expressly set forth in this Section 12.19.  The Debt Participants and the Administrative Agent agree that, in the event any remedies under any Operative Document are pursued, neither the Debt Participants nor the Administrative Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Lessor’s Interests (excluding Excluded Amounts) and the Lessee (with respect to the Lessee’s obligations under the Operative Documents).  Notwithstanding the provisions of this Section, nothing in any Operative Document shall:  (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes, arising under any Operative Document or secured by any Operative Document, but the same shall continue until paid or discharged, provided that in no event shall this clause (i) be deemed to change the non-recourse nature of the Notes as set forth and provided in the Operative Documents; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of), active waste knowingly committed by any Exculpated Person with respect to the Facility, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve the Lessor from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over), (A) except for Excluded Amounts, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Documents) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Administrative Agent or (B) except for Excluded Amounts, any rent or other income or funds received by the Lessor from the Lessee that is not turned over to the Administrative Agent; (iv) affect or in any way limit the Administrative Agent’s rights and remedies under any Operative Document with respect to the Rents and rights and powers of the Administrative Agent under the Operative Documents or to obtain a judgment against the Lessees’ interest in the Facility pursuant to the terms of the Operative Documents or the Administrative Agent’s rights and powers to obtain a judgment against the Lessor; or (v) relieve any Exculpated Person from liability and responsibility (A) with respect to such Person’s obligations concerning Lessor Liens, (B) with respect to Lessor’s obligation to fund its Investor Contribution pursuant to the terms and conditions set forth in this Participation Agreement or (C) (but only to the extent of the damages arising by reason of and only to the extent such liability or responsibility is attributable to) any representation or warranty of any Exculpated Person contained in Section 5.2 that was false or inaccurate in any material way when made or the breach by any Exculpated Person of its obligations set forth in Section 6.2(b), (d), (h) or (i), Section 6.3 or Section 6.4.

SECTION 12.20.  Consent to Certain Actions.  The Lessor shall transfer the Facility in accordance with Article 15 of the Lease and each of the Lessor and, if applicable, the Administrative Agent shall execute such documents and instruments necessary to effect such transfer.  Upon satisfaction in full of the Lessee’s obligations under the Operative Documents, the Administrative Agent shall release the Mortgages and the Mortgaged Property, and, together with the Lessor, execute such instruments and agreements as are necessary to effectuate such release.  The Lessor and the Administrative Agent shall enter into nondisturbance agreements.

SECTION 12.21.  Estoppel Certificates.  Each party hereto agrees that at any time and from time to time at the expense of the Lessee, it will promptly, but in no event later than ten (10) Business Days after request by any other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee or third party designated by such other party, a certificate stating, to the best of its knowledge (a) that the Operative Documents are unmodified and in force and effect (or if there have been modifications, that the Operative Documents are in force and effect as modified and identifying the modification agreements); (b) if requested, the amounts of outstanding:  Interest, Yield, Notes and Investor Amounts; (c) the date to which Base Rent has been paid; (d) if requested of the Lessor, whether or not there is any existing default by the Lessee in the payment of Base Rent or any other sum of money due under the Operative Documents, and whether or not, to the knowledge of the Lessor or the Administrative Agent, there is any other existing Event of Default on the part of the Lessee or the Guarantor under the Operative Documents and, if so, specifying the nature and extent thereof; (e) if requested of the Lessee, whether or not, to the knowledge of the Lessee, there is any existing default on the part of the Lessor under the Operative Documents and, if so, specifying the nature and extent thereof; and (f) whether or not, to the knowledge of the signer after the due inquiry and investigation, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under the Operative Documents existing in favor of the party executing such certificate.

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereto duly authorized as of the day and year first above written.

ROSS DISTRIBUTION, INC., as Lessee

/s/J. Call
John G. Call
Senior Vice President and
Chief Financial Officer

ROSS STORES, INC., as Guarantor

/s/J. Call
John G. Call
Senior Vice President and
Chief Financial Officer

1

WACHOVIA DEVELOPMENT CORPORATION, as Lessor

/s/Evandor S. Jones, Jr.
Evander S. Jones, Jr.
Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lessor Lender

/s/Lynwood D. Brewer
Lynwood Brewer
Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

/s/Evandor S. Jones, Jr.
Evander S. Jones, Jr.
Vice President

2

Credit Note Purchasers:

AMERICAN FIDELITY ASSURANCE COMPANY, as a Credit Note Purchaser

By: ADVANTUS CAPITAL MANAGEMENT, INC.

/s/Lynne M. Mills
Lynne M. Mills
Vice President

FIRST PENN-PACIFIC LIFE INSURANCE COMPANY, as a Credit Note Purchaser

By:	Delaware Investment Advisers, a series of
Delaware Management Business Trust,
Attorney-In-Fact

/s/Bradley S. Ritter
Bradley S. Ritter
Vice President

GE EDISON LIFE INSURANCE COMPANY, as a Credit Note Purchaser,

By: GE Asset Management Incorporated, its Investment advisor

/s/Morian C. Mooers
Morian C. Mooers
Vice President – Private Investments

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY, as a Credit Note Purchaser,

By: GE Asset Management Incorporated, its Investment advisor

/s/Morian C. Mooers
Morian C. Mooers
Vice President – Private Investments

3

GE REINSURANCE CORPORATION, as a Credit Note Purchaser,

By: GE Asset Management Incorporated, its Investment advisor

/s/Morian C. Mooers
Morian C. Mooers
Vice President – Private Investments

GREAT WESTERN INSURANCE COMPANY, as a Credit Note Purchaser,

By: ADVANTUS CAPITAL MANAGEMENT, INC.

/s/Lynne M. Mills
Lynne M. Mills
Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK, as a Credit Note Purchaser

By:	Delaware Investment Advisers, a series of
Delaware Management Business Trust,
Attorney-In-Fact

/s/Bradley S. Ritter
Bradley S. Ritter
Vice President

MINNESOTA LIFE INSURANCE COMPANY, as a Credit Note Purchaser,

By: ADVANTUS CAPITAL MANAGEMENT, INC.

/s/Lynne M. Mills
Lynne M. Mills

4

Vice President

MLT LIFE INSURANCE COMPANY, as a Credit Note Purchaser,

By: ADVANTUS CAPITAL MANAGEMENT, INC.

/s/Lynne M. Mills
Lynne M. Mills
Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as a Credit Note Purchaser

By:	Delaware Investment Advisers, a series of
Delaware Management Business Trust,
Attorney-In-Fact

/s/Bradley S. Ritter
Bradley S. Ritter
Vice President

5

SCHEDULE I
to Participation Agreement

CREDIT NOTE PURCHASERS/PURCHASE COMMITMENTS

Credit Note Purchaser	Commitment	Commitment Percentage

General Electric Capital Assurance Company	$9,800,000.00	14.000%
GE Edison Life Insurance Company	$4,900,000.00	7.000%
GE Reinsurance Corporation	$9,800,000.00	14.000%
The Lincoln National Life Insurance Company – Segment 19	$3,000,000.00	4.286%
The Lincoln National Life Insurance Company – Segment 74	$3,000,000.00	4.286%
The Lincoln National Life Insurance Company – Segment 66	$3,000,000.00	4.286%
The Lincoln National Life Insurance Company – Segment 71	$2,000,000.00	2.857%
The Lincoln National Life Insurance Company – Segment 73	$1,000,000.00	1.429%
Lincoln Life & Annuity Company of New York – Segment 63	$2,000,000.00	2.857%
Lincoln Life & Annuity Company of New York – Segment 66	$1,000,000.00	1.429%
First Penn-Pacific Life Insurance Company	$4,700,000.00	6.714%
Minnesota Life Insurance Company	$6,883,335.00	9.833%
American Fidelity Assurance Company	$1,966,666.00	2.810%
MTL Insurance Company	$1,966,666.00	2.810%
Great Western Insurance Company	$983,333.00	1.405%

Total Commitment	$56,000,000.00	80%

Schedule I-1

SCHEDULE II
to Participation Agreement

Part A

LESSOR LENDERS/LESSOR LOAN COMMITMENTS

Lessor Lender	Commitment	Commitment Percentage

Wachovia Bank, National Association	$10,500,000.00	15%

Part B

Lessor	Investor Contribution Commitment	Commitment Percentage

Wachovia Development Corporation	$3,500,000.00	5%

Schedule I-1

SCHEDULE III
to Participation Agreement

ADDRESSES FOR PAYMENT AND OTHER COMMUNICATIONS

LESSEE AND GUARANTOR:

Guarantor:

Ross Stores, Inc.

8311 Central Avenue

Newark, CA 94560

Attention:	John G. Call
Telephone:	510-505-4315
Facsimile:	510-505-4388

Lessee:

Ross Distribution, Inc.

8311 Central Avenue

Newark, CA 94560

Attention:	John G. Call
Telephone:	510-505-4315
Facsimile:	510-505-4388

Account Information:

Bank:  Wells Fargo Bank

ABA#:  121-000-248

Account Name: Ross Stores, Inc.

Account Number:  4103109716

LESSOR:

Wachovia Development Corporation

c/o Wachovia Bank, National Association

301 S. College Street, TW-16

Charlotte, NC 28288-0174

Attention:	Gabrielle Braverman
Telephone:	704-383-1967
Facsimile:	704-383-8108

Schedule II-1

Account Information:

Wachovia Bank, National Association

New York, NY

ABA: 031201467

Acct #: 5030000010450

Account Name: Ross Stores

ADMINISTRATIVE AGENT:

Wachovia Bank, National Association

c/o Wachovia Bank, National Association

301 S. College Street, TW-16

Charlotte, NC 28288-0174

Attention:	Gabrielle Braverman
Telephone:	704-383-1967
Facsimile:	704-383-8108

Account Information:

Wachovia Bank, National Association

New York, NY

ABA: 031201467

Acct #: 5030000010450

Account Name: Ross Stores

LESSOR LENDER:

Wachovia Bank, National Association

c/o Wachovia Bank, National Association

301 S. College Street, TW-16

Charlotte, NC 28288-0174

Attention:	Gabrielle Braverman
Telephone:	704-383-1967
Facsimile:	704-383-8108

CREDIT NOTE PURCHASERS:

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

Address for Payment:

c/o GE Asset Management

Account:  General Electric Capital Assurance Company

601 Union Street, Suite 2200

Seattle, Washington  98101

Schedule II-2

Attention:  Private Placements

Phone Number:  (206) 516-4515

Fax Number:  (206) 516-4578

Account Information:

Deutsche Bank

14 Wall Street

New York, New York  10005

SWIFT Code:  BKTR US 33

ABA #021001033

Account Number 99-911-145

FCC:  #097833

Ref:  security description, coupon, maturity, PPN #, identify principal or interest Notices

All notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should also be addressed as above with additional copies addressed to the following:

GE Asset Management

Account:  General Electric Capital Assurance Company

3003 Summer Street

Stamford, Connecticut  06904

Attention:  Investment Accounting (Private Placement Event)

Phone Number:  (203) 356-2734

Fax Number:  (203) 356-3023

Jennifer.Ficko@corporate.ge.com (preferred method)

All notices with respect to payment date changes and floating interest rate changes should also be addressed as above with additional copies addressed to the following:

GE Asset Management

Account:  General Electric Capital Assurance Company

3003 Summer Street

Stamford, Connecticut  06904

Attention:  Trade Operations – Data Integrity

Phone Number:  (203) 921-2126

Fax Number:  (203) 326-4288

allison.lima@corporate.ge.com

All other notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) and other general information to be addressed as first provided above.  If available, an electronic copy is additionally requested.  Please send to the following e-mail address:  GEAM.privateplacements@corporate.ge.com

Taxpayer I.D. Number:  91-6027719

GE REINSURANCE CORPORATION

Address for Payment:

c/o GE Asset Management Incorporated

Schedule II-3

Account:  GE Reinsurance General Fund (GREGF)

Two Union Square, 601 Union Street

Seattle, Washington  98101

Attention:  Investment Department, Private Placements

Phone Number:  (206) 516-4515

Fax Number:  (206) 516-4578

Account Information:

Deutsche Bank Trust Company

16 Wall Street

New York, New York  10005

SWIFT Code:  BKTR US 33

ABA #021-001-033

Account Number 99-911-196

FCC:  GE Reinsurance General Fund (GREGF) #098908

Ref:  security description, coupon, maturity, PPN #, identify principal or interest Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Taxpayer I.D. Number:  36-2667627

GE EDISON LIFE INSURANCE COMPANY

Address for Payment:

c/o GE Asset Management

Account:  GE Edison Life Insurance Company (VIP Account)

601 Union Street, Suite 2200

Seattle, Washington  98101

Attention:  Private Placements

Phone Number:  (206) 516-4515

Fax Number:  (206) 516-4578

Account Information:

The Bank of New York, Brussels

ABA #021-000-018

A/C #8900285451

FFC: GE Capital Edison / 4824068400

Ref:  security description, coupon, maturity, PPN #, identify principal or interest Notices

All notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should also be addressed as above with additional copies addressed to the following:

GE Asset Management

Schedule II-4

Account:  GE Edison Life Insurance Company (VIP Account)

3003 Summer Street

Stamford, Connecticut  06904

Attention:  Investment Accounting (Private Placement Event)

Phone Number:  (203) 356-2734

Fax Number:  (203) 356-3023

Jennifer.Ficko@corporate.ge.com (preferred method)

All notices with respect to payment date changes and floating interest rate changes should also be addressed as above with additional copies addressed to the following:

GE Asset Management

Account:  GE Edison Life Insurance Company (VIP Account)

3003 Summer Street

Stamford, Connecticut  06904

Attention:  Trade Operations – Data Integrity

Phone Number:  (203) 921-2126

Fax Number:  (203) 326-4288

allison.lima@corporate.ge.com

All other notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) and other general information to be addressed as first provided above.  If available, an electronic copy is additionally requested.  Please send to the following e-mail address:  GEAM.privateplacements@corporate.ge.com

Taxpayer I.D. Number:  None (Foreign Company)

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Address for Payment:

c/o Delaware Investment Advisers

2005 Market Street, 40th Floor

Philadelphia, Pennsylvania  19103

Attention:  Investments/Private Placements

Telefacsimile:  (215) 255-1296 Private Placements

Account Information:

The Bank of New York

New York, New York

ABA #021 0000 18

BNF Account:  IOC566

Attention:  Private Placement P&I Dept.

Ref:  PPN                 /Description of Payment/P-$/I-$)

For the account of:  The Lincoln National Life Insurance Company Custodial Account Numbers Listed Below

Schedule II-5

Principal Amount of Notes	Account Name	Bank Custody Number

$3,000,000	The Lincoln National Life Insurance Company—Segment 19	215718
$3,000,000	The Lincoln National Life Insurance Company—Segment 74	215768
$3,000,000	The Lincoln National Life Insurance Company—Segment 66	215733
$2,000,000	The Lincoln National Life Insurance Company—Segment 71	215734
$1,000,000	The Lincoln National Life Insurance Company—Segment 73	215769

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

Delaware Investment Advisers

2005 Market Street, 40th Floor

Philadelphia, Pennsylvania  19103

Attention:  Fixed Income/Private Placements

Telefacsimile:  (215) 255-1296 — Private Placements

and

Lincoln National Corporation

1300 South Clinton Street, Mail Stop 6H-17

Fort Wayne, Indiana  46802

Attention:  K. Estep — Investment Accounting

Telefacsimile:  (260) 455-2622 — Investment Accounting

With duplicate notices with respect to payments to:

The Bank of New York

P. O. Box 19266

Newark, New Jersey  07195

Attention:  Private Placement P&I Department

Reference:  Account Name and PPN Number

Taxpayer I.D. Number:  35-0472300

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Address for Payment:

c/o Delaware Investment Advisers

2005 Market Street, 40th Floor

Philadelphia, Pennsylvania  19103

Attention:  Investments/Private Placements

Telefacsimile:  (215) 255-1296 Private Placements

Schedule II-6

Account Information:

Deutsche Bank

New York, New York

ABA #021001033

Private Placement Processing

A/C #99-911-145

For further credit to A/C:  Lincoln Life & Annuity Co of New York

For the account(s) listed below:

Principal Amount of Notes	Account Name	Bank Custody Number

$2,000,000	Lincoln Life & Annuity Company of New York—Segment 63	92989
$1,000,000	Lincoln Life & Annuity Company of New York—Segment 66	98440

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

Delaware Investment Advisers

2005 Market Street, 40th Floor

Philadelphia, Pennsylvania  19103

Attention:  Fixed Income/Private Placements

Telefacsimile:  (215) 255-1296 — Private Placements

and

Lincoln National Corporation

1300 South Clinton Street, Mail Stop 6H-17

Fort Wayne, Indiana  46802

Attention:  K. Estep — Investment Accounting

Telefacsimile:  (260) 455-2622 — Investment Accounting

With duplicate notices with respect to payments to:

Deutsche Bank Trust Company Americas

P. O. Box 998

Bowling Green Station

New York, New York  10004

Attention:  Private Placement Unit

Telefacsimile:  (615) 835-2493 Attn Will Saad – Private Placements

Reference:  Account Name and PPN/CUSIP #

Taxpayer I.D. Number:  16-1505436

Schedule II-7

FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

Address for Payment:

c/o Delaware Investment Advisers

2005 Market Street, 40th Floor

Philadelphia, Pennsylvania  19103

Attention:  Investments/Private Placements

Telefacsimile:  (215) 255-1296 Private Placements

Account Information:

JPMorgan Chase Bank

New York, New York

ABA #021 00 0021

CHASE NYC/CTR/BNF

A/C 900-9-000200

For Further credit:  First Penn-Pacific Life Insurance Company

Bank Custody #: G-05996

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

Delaware Investment Advisers

2005 Market Street, 40th Floor

Philadelphia, Pennsylvania  19103

Attention:  Fixed Income/Private Placements

Telefacsimile:  (215) 255-1296 — Private Placements

and

Lincoln National Corporation

1300 South Clinton Street, Mail Stop 6H-17

Fort Wayne, Indiana  46802

Attention:  K. Estep — Investment Accounting

Telefacsimile:  (260) 455-2622 — Investment Accounting

With duplicate notices with respect to payments to:

JPMorgan Chase Bank

Attention:  Private Placement Servicing Unit

14201 Dallas Parkway, 13th Floor

Dallas, Texas  75254

Telefacsimile:  (469) 477-1904 - Private Placements

Reference:  Account Name and PPN/CUSIP #

Taxpayer I.D. Number for First Penn-Pacific:  23-2044248

Schedule II-8

MINNESOTA LIFE INSURANCE COMPANY

Address for Payment:

400 Robert Street North

St. Paul, Minnesota  55101

Attention:  Advantus Capital Management, Inc.

Telefacsimile:  (651) 223-5959

Account Information:

Deutsche Bank Trust Company Americas

ABA #021-001-033

DDA #50-189518  FBO Minnesota Life Insurance Company

Ref:  Issuer, Rate, Maturity, CUSIP/PPN, P&I Breakdown

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Taxpayer I.D. Number:  41-0417830

AMERICAN FIDELITY ASSURANCE COMPANY

Address for Payment:

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota  55101

Attention:  Client Administrator

Account Information:

Bank One Columbus

ABA #044000037

Account Number:  980401787

For further credit to:  Account Number 7000382500

Account Name:  American Fidelity Assurance Company

Attention:  Custody / Jai Ford (877) 244-1083

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Strafe & Co.

Taxpayer I.D. Number:  73-0714500

MTL INSURANCE COMPANY

Address for Payment:

c/o Advantus Capital Management, Inc.

Schedule II-9

400 Robert Street North

St. Paul, Minnesota  55101

Attention:  Client Administrator

Account Information:

The Northern Chgo/Trust

ABA #071-000-152

for credit to:  Account Number 5186041000

for further credit to:  MTL Insurance Company

Account Number 26-00621

Attention:  Income Collections

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Taxpayer I.D. Number:  36-1516780

GREAT WESTERN INSURANCE COMPANY

Address for Payment:

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota  55101

Attention:  Kay Rasmussen A9-4538

Account Information:

Deutsche Bank Trust Company Americas

ABA #026-001-033

For credit to:  Merrill Lynch Pierce Fenner & Smith, Inc.

Account #00810935

Reference Account Number:  70G-13700

Reference Name:  Great Western Insurance Company

Contact:  Traci Sabellico (201) 557-3212

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Taxpayer I.D. Number: 87-0395954

Schedule II-10

SCHEDULE IV
to Participation Agreement

FILINGS AND RECORDINGS

Part A – Lessee Financing Statements:

(1)	Debtor:	Ross Distribution, Inc.	Organizational ID: 2367189
	Assignor:	Wachovia Development Corporation, as Lessor
	Secured Party:	Wachovia Bank, National Association, as Administrative Agent

(2)	Debtor:	Ross Distribution, Inc., as Lessee
	Secured Party:	Wachovia Bank, National Association, as Administrative Agent

To be filed in the following states and offices:

1. California Secretary of State

Part B – Lessor Financing Statements:

(1)	Debtor:	Wachovia Development Corporation, as Lessor, Organizational ID: NC 0227005/ Federal Employer Identification Number: 56-1610288

	Secured Party:	Wachovia Bank, National Association, as Administrative Agent

To be filed in the following states and offices:

North Carolina Secretary of State

Part C – Memorandum of Lease and Deed of Trust

Lessee/Trustor: Ross Distributions, Inc.
Lessor/Beneficiary: Wachovia Development Corporation (or Administrative Agent on its behalf)

Part D – Mortgages, Assignments of Lease and Fixture Filings

All to be filed in the Riverside County, California Records:

North Carolina Secretary of State

(1)	First Lien Mortgage:

Trustor: Wachovia Development Corporation and Ross Distribution, Inc.
Beneficiary: Wachovia Bank, National Association, as Administrative Agent (on behalf of Lessor Lenders)

(2) Second Lien Mortgage:

Trustor: Wachovia Development Corporation and Ross Distribution, Inc.
Beneficiary: Wachovia Bank, National Association, as Administrative Agent (on behalf of Debt Participants

(3) First Lien Assignment of Lease:

Assignor: Wachovia Development Corporation
Assignee: Wachovia Bank, National Association, as Administrative Agent (on behalf of Lessor Lenders)

(4) Second Lien Assignment of Lease:

Assignor: Wachovia Development Corporation
Assignee: Wachovia Bank, National Association, as Administrative Agent (on behalf of Debt Participants)

(5) Fixture Filings (unless covered by Mortgages): Riverside County, California Records

Part E – Deed

(1) Grant Deed from the current owner of fee title to the Facility to Wachovia Development Corporation

APPENDIX A
to Participation Agreement

DEFINITIONS AND INTERPRETATION